UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ACME PACKET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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100 Crosby Drive

Bedford, MA 01730-1438

March 1, 2013

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Acme Packet, Inc., a Delaware corporation (“Acme Packet”), which will be held on March 28, 2013, at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, located at One Federal Street, Boston, Massachusetts 02110.

At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt a merger agreement pursuant to which Acme Packet would be acquired by OC Acquisition LLC, a wholly owned subsidiary of Oracle Corporation, and other related proposals. We entered into this merger agreement on February 4, 2013. If the merger is completed, you will be entitled to receive $29.25 in cash, without interest and less any applicable withholding taxes, for each share of Acme Packet common stock that you own.

After careful consideration, our board of directors unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Acme Packet and our stockholders. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is important, regardless of the number of shares of Acme Packet common stock you own. We cannot consummate the merger unless the merger agreement is adopted by the affirmative vote of a majority of the outstanding shares of Acme Packet common stock entitled to vote at the special meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to approve and adopt the merger agreement and the merger.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about Acme Packet from documents we have filed with the Securities and Exchange Commission.

Thank you for your ongoing support of Acme Packet and your consideration of this matter.

Very truly yours,

Andrew D. Ory
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated March 1, 2013 and is first being mailed to stockholders on or about March 1, 2013.

100 Crosby Drive

Bedford, MA 01730-1438

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 28, 2013

To Acme Packet Stockholders:

A special meeting of stockholders of Acme Packet, Inc., a Delaware corporation (“Acme Packet”), will be held on March 28, 2013 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, located at One Federal Street, Boston, Massachusetts 02110, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2013, among Acme Packet, OC Acquisition LLC (“Parent”), a Delaware limited liability company and wholly owned subsidiary of Oracle Corporation (“Oracle”), Andes Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent, and Oracle, solely with respect to certain obligations set forth therein, as it may be amended from time to time, pursuant to which Acme Packet will be acquired by Parent and become a wholly owned subsidiary of Parent, with Oracle as its ultimate parent entity;

2. To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to Acme Packet’s named executive officers in connection with the completion of the merger;

3. To consider and vote on a proposal to approve one or more adjournments or postponements of the special meeting, if necessary, to solicit additional proxies if Acme Packet has not obtained sufficient affirmative stockholder votes to adopt the merger agreement; and

4. To consider, vote on and transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has fixed the close of business on February 22, 2013, as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the meeting. Each stockholder is entitled to one vote for each share of Acme Packet common stock held on the record date.

Under Delaware law, Acme Packet stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the merger agreement and comply with the other Delaware law procedures explained in the section entitled “Appraisal Rights’’ beginning on page 72 of the accompanying proxy statement.

THE ACME PACKET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER, “FOR” THE COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

By Order of the Board of Directors,

Peter J. Minihane
Chief Financial Officer and Treasurer

Bedford, MA

March 1, 2013

YOUR VOTE IS IMPORTANT

Because many stockholders cannot personally attend the special meeting, it is necessary that a large number be represented by proxy. Please submit your proxy via the Internet by following the instructions on your proxy card or voter information form or by telephone (1-800-652-8683), or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting. If you abstain from voting, it will have the same effect as a vote against the proposal to approve and adopt the merger agreement and the merger, the compensation proposal and the proposal to adjourn the special meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to approve and adopt the merger agreement and the merger and it will have no effect on the compensation proposal or the proposal to adjourn the special meeting. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to approve and adopt the merger agreement and the merger, “FOR” the compensation proposal and “FOR” the proposal to adjourn the special meeting.

ADDITIONAL INFORMATION

For additional questions about the merger, assistance in submitting proxies or voting shares of Acme Packet common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Telephone: 855-742-8272

Email: APKT@allianceadvisorsllc.com

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

In accordance with applicable security procedures, all persons attending the special meeting of stockholders will be required to present picture identification.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SPECIAL MEETING TO BE HELD ON MARCH 28, 2013.

This proxy statement is available to stockholders at www.envisionreports.com/APKT, as well as on our website at www.acmepacket.com under the heading “Investor Relations”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements represent Acme Packet’s expectations or beliefs concerning future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

•	the possibility that all of the closing conditions to the consummation of the merger will not be satisfied and the merger will not be completed;

•	the possibility that our stockholders will not provide sufficient votes to approve and adopt the merger agreement and the merger under applicable law and the merger agreement;

•	an unsolicited offer of another company to acquire Acme Packet;

•	the inability to obtain regulatory approvals required for the merger or the imposition of regulatory conditions on Oracle or Parent;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of the litigation that has been brought by certain purported stockholders seeking to enjoin the consummation of the merger;

•	the impact of the announcement of the merger on Acme Packet’s operating results and relationships with its employees, partners and customers;

•

the impact of the pending merger on Acme Packet’s strategic plans and operations and Acme Packet’s ability to respond effectively to competitive pressures, industry developments and future opportunities; and

•

other risks detailed in Acme Packet’s filings with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. See “Where You Can Find More Information” on page 79 of this proxy statement.

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made in this proxy statement remain accurate as of any future date. Moreover, except as required by law, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

SUMMARY TERM SHEET

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

In this proxy statement, the terms “we,” “us,” “our”, “our company,” and “Acme Packet” refer to Acme Packet, Inc., the term “Oracle” refers to Oracle Corporation, the term “Parent” refers to OC Acquisition LLC, the term “Merger Subsidiary” refers to Andes Acquisition Corporation, and the term “merger agreement” refers to the Agreement and Plan of Merger, dated as of February 4, 2013, among Acme Packet, Parent, Merger Subsidiary and Oracle (with respect to certain obligations set forth in the merger agreement), as it may be amended from time to time.

The Companies (Page 26)

Acme Packet, Inc. is the leader in session delivery network solutions, enabling the trusted, first-class delivery of next-generation voice, video, data and unified communications services and applications across IP networks. Acme Packet’s Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products primarily in the USA, selling them directly, and through over 335 reseller partners worldwide. More than 1,925 customers in 109 countries have deployed over 21,000 Acme Packet systems, including 89 of the top 100 service providers and 51 of the Fortune 100.

Acme Packet, Inc.

100 Crosby Drive

Bedford, MA 01730-1438

(781) 328-4400

www.acmepacket.com

Oracle Corporation is the world’s largest provider of enterprise software and a leading provider of computer hardware products and services. Oracle’s software, hardware systems, and services businesses develop, manufacture, market, host and support database and middleware software, applications software and hardware systems, with the latter consisting primarily of computer server and storage products. Oracle’s businesses provide products and services that are built upon industry standards, are engineered to work together or independently within existing customer information technology (IT) environments and run securely on a wide range of customer IT environments, including cloud computing environments. Oracle’s secure, reliable and scalable product offerings are designed to improve business efficiencies at a low total cost of ownership. Oracle seeks to be an industry leader in each of the product offering categories in which it competes and to expand into new and emerging markets.

Oracle Corporation

500 Oracle Parkway

Redwood City, California 94065

(650) 506-7000

www.oracle.com

OC Acquisition LLC is a Delaware limited liability company and a wholly owned subsidiary of Oracle. Parent is a holding company that owns the shares of certain entities recently acquired by Oracle.

OC Acquisition LLC

500 Oracle Parkway

Redwood City, California 94065

(650) 506-7000

Andes Acquisition Corporation is a Delaware corporation and a wholly owned subsidiary of Parent, and was formed solely for the purpose of facilitating Oracle’s acquisition of Acme Packet. Merger Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Subsidiary will merge with and into Acme Packet and will cease to exist.

Andes Acquisition Corporation

500 Oracle Parkway

Redwood City, California 94065

(650) 506-7000

The Special Meeting (Page 19)

Date, Time and Place. The special meeting will be held on March 28, 2013, starting at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, located at One Federal Street, Boston, Massachusetts 02110.

Purpose. At the special meeting, you will be asked to consider and vote upon (1) a proposal to approve and adopt the merger agreement and the merger, (2) a non-binding, advisory proposal to approve the compensation that may become payable to Acme Packet’s named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal, (3) a proposal to approve one or more adjournments or postponements of the special meeting, if necessary, to solicit additional proxies if Acme Packet has not obtained sufficient affirmative stockholder votes to approve and adopt the merger agreement and the merger and (4) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting. We are currently not aware of any other business to come before the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of Acme Packet common stock at the close of business on February 22, 2013, the record date for the special meeting. You will have one vote for each share of Acme Packet common stock that you owned on the record date. As of the record date, there were 69,109,372 shares of Acme Packet common stock issued and outstanding and entitled to vote. A majority of Acme Packet common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum for the purpose of the special meeting. In the event that a quorum is not present at the special meeting, the meeting may be postponed or adjourned pursuant to the terms of the merger agreement.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you intend to submit your proxy by telephone or via the Internet, you must do so no later than the date and time indicated on the applicable proxy card(s). Even if you plan to attend the special meeting, if you hold shares of Acme Packet common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you give your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to approve and adopt the merger agreement and the merger, “FOR” the compensation proposal and “FOR” the adjournment proposal.

If your shares of Acme Packet common stock are held in “street name,” you should instruct your brokerage firm, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker or nominee. If your shares of Acme Packet common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person at the special meeting. If you fail to provide your nominee with instructions on how to vote your shares of Acme Packet common stock, your nominee will not be able to vote such shares at the special meeting.

Vote Required. The approval and adoption of the merger agreement and merger require the affirmative vote of a majority of the outstanding shares of Acme Packet common stock entitled to vote at the special meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to approve and adopt the merger agreement and the merger.

The vote to approve the compensation proposal is advisory and therefore will not be binding on Acme Packet, nor will it overrule any prior decision or require Acme Packet’s board of directors (or any committee thereof) to take any action. However, Acme Packet’s board of directors values the opinions of Acme Packet stockholders, and to the extent that there is any significant vote against the compensation proposal as disclosed in this proxy statement, Acme Packet’s board of directors will consider stockholders’ concerns and will evaluate whether any actions are appropriate to address those concerns in the future. Acme Packet’s board of directors will consider the affirmative vote of a majority of the shares of Acme Packet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. If you abstain from voting, it will have the same effect as a vote against the compensation proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

The approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if Acme Packet has not obtained sufficient affirmative stockholder votes to approve and adopt the merger agreement and the merger, requires the affirmative vote of a majority of the votes properly cast for and against such matter. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

In connection with the execution of the merger agreement, the directors and certain of the executive officers of Acme Packet and certain of their affiliates entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. As of February 22, 2013, the record date for the special meeting, they collectively beneficially owned approximately 16% of the Acme Packet common stock entitled to vote at the special meeting.

A list of Acme Packet stockholders entitled to vote at the special meeting will be available for inspection at the special meeting and at 100 Crosby Drive, Bedford, MA 01730-1438, during ordinary business hours, for ten days prior to the special meeting.

Revocability of Proxy. Any holder of record of Acme Packet common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to Acme Packet’s corporate secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy relating to the same shares of Acme Packet common stock and bearing a date later than the date of your earlier proxy; or

•	submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Acme Packet, Inc.

100 Crosby Drive

Bedford, MA 01730-1438

Attn: Corporate Secretary

If you are a “street name” holder of Acme Packet common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Merger (Page 27)

The Agreement and Plan of Merger, dated as of February 4, 2013, which we refer to as the merger agreement, among Acme Packet, Parent, Merger Subsidiary, and Oracle, solely with respect to certain obligations set forth in the merger agreement, provides that Merger Subsidiary will merge with and into Acme Packet. Acme Packet will be the surviving corporation (which we refer to as the surviving corporation) in the merger and will continue as a wholly owned subsidiary of Parent with Oracle as its ultimate parent entity.

If the merger is completed, at the effective time of the merger, each outstanding share of Acme Packet common stock (other than shares held in treasury or held by Oracle or any subsidiary of Acme Packet or Oracle or shares as to which dissenters’ rights have been perfected) will be automatically converted into the right to receive $29.25 in cash per share, without interest and less applicable withholding taxes. We refer to this amount in this proxy statement as the merger consideration.

The merger consideration of $29.25 per share to be received by Acme Packet stockholders represents:

•	a 22% premium to the closing price of our common stock on February 1, 2013 (the trading day preceding the public announcement of the merger); and

•	a 27% premium to the average closing price of our common stock during the 30 trading days prior to the public announcement of the merger.

The closing sale price of a share of Acme Packet common stock on the NASDAQ Global Select Market on February 22, 2013, the record date for the special meeting, was $29.21. You are encouraged to obtain current market quotations for Acme Packet common stock in connection with voting your shares.

Upon completion of the merger, shares of Acme Packet common stock will no longer be listed on any stock exchange or quotation system. You will not own any shares of the surviving corporation. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

Recommendation of the Acme Packet Board of Directors (Page 32)

The Acme Packet board of directors unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of, Acme Packet and its stockholders, (2) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and (3) recommends that Acme Packet stockholders vote in favor of the adoption and approval of the merger agreement and the approval of the merger. Accordingly, the Acme Packet board of directors unanimously recommends that holders of Acme Packet common stock vote “FOR” the proposal to approve and adopt the merger agreement and the merger at the special meeting.

For the factors considered by our board of directors in reaching its decision to approve the merger agreement and the merger, see “The Merger—Reasons for the Merger and Recommendation of the Acme Packet Board of Directors” beginning on page 32 of this proxy statement.

The Acme Packet board of directors also unanimously recommends that holders of Acme Packet common stock vote “FOR” the compensation proposal and “FOR” the adjournment proposal.

Opinion of Acme Packet’s Financial Advisor (Page 34 and Annex B)

We retained Qatalyst Partners LP, which we refer to as Qatalyst Partners, to act as our financial advisor in connection with the merger. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of our business and affairs and the industry in which we operate. At the meeting of our board of directors on February 3, 2013, Qatalyst Partners rendered its oral opinion, subsequently confirmed in writing, that as of February 3, 2013 and based upon and subject to the considerations, limitations and other matters set forth therein, the consideration to be received by the holders of Acme Packet’s common stock (other than Oracle or any affiliate of Oracle) pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Qatalyst Partners, dated February 3, 2013, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to our board of directors and addressed only, as of the date of the opinion, the fairness from a financial point of view, of the consideration to be received by the holders of Acme Packet’s common stock (other than Oracle or any affiliate of Oracle) in the merger. It does not address any other aspect of the merger and does not constitute a recommendation as to how any of our stockholders should vote with respect to the merger or any other matter. For a further discussion of Qatalyst Partners’ opinion, see “The Merger—Opinion of Acme Packet’s Financial Advisor” beginning on page 34 of the proxy statement.

Conditions to the Merger (Page 62)

The obligations of Oracle, Parent and Merger Subsidiary, on the one hand, and Acme Packet, on the other hand, to consummate the merger are subject to the satisfaction at or prior to the closing of the merger of the following conditions:

•	approval and adoption of the merger agreement and the merger by an affirmative vote of the holders of a majority of the outstanding shares of Acme Packet common stock;

•

no governmental authority with jurisdiction over any party will have issued any order, injunction, judgment, decree or ruling or taken any other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger; and

•	no law or regulation will have been adopted that makes the consummation of the merger illegal or otherwise prohibited.

The obligations of Parent and Merger Subsidiary to consummate the merger are subject to the satisfaction of other conditions, including the following:

•

the representations and warranties of Acme Packet made in the merger agreement relating to corporate existence and power, corporate authorization, non-contravention of Acme Packet’s certificate of incorporation or bylaws, capitalization matters, finders’ fees, the opinion of Acme Packet’s financial advisor, the inapplicability of state takeover statutes to the merger and the absence of a “poison pill” stockholder rights plan, to the extent not qualified as to materiality or material adverse effect, will be true in all material respects, and to the extent so qualified will be true in all respects, when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true, to the extent not qualified as to materiality or material adverse effect, in all material respects, and to the extent so qualified, in all respects, in each case as of such specified date);

•

the other representations and warranties of Acme Packet made in the merger agreement, disregarding materiality or material adverse effect qualifications, will be true when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true as of such specified date), provided that such representations and warranties will be deemed to be true unless the individual or aggregate impact of the failure to be so true would have or would reasonably be expected to have a material adverse effect on Acme Packet;

•	Acme Packet will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

•

there will not be instituted, pending or overtly threatened any suit, claim, action or proceeding initiated by any governmental authority, (1) challenging or seeking to make illegal, delay materially or otherwise restrain or prohibit the consummation of the merger or seeking to obtain material damages, (2) seeking to restrain or prohibit Parent’s (or that of its affiliates) ownership or operation of all or any material portion of the business, assets or products of Acme Packet and its subsidiaries, taken as a whole, or of Parent and its affiliates, taken as a whole, or to compel Parent or any of its affiliates to dispose of, license or hold separate all or any material portion of the business, assets or products of Acme Packet and its subsidiaries, taken as a whole, or of Parent and its affiliates, taken as a whole, (3) seeking to impose or confirm material limitations on the ability of Parent or any of its affiliates effectively to acquire, hold or exercise full rights of ownership of Acme Packet common stock or any shares of common stock of the surviving corporation, including the right to vote such shares on all matters properly presented to Acme Packet stockholders, or (4) seeking to require divestiture by Parent, Merger Subsidiary or any of Parent’s other affiliates of any equity interests;

•

there will not be in effect any order, injunction, judgment, decree or ruling that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (1) through (4) of the preceding bullet point;

•

the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated under the act (which we refer to as the HSR Act) or any applicable foreign competition law will have expired or been terminated and any affirmative approval of a governmental authority required under any applicable foreign competition law will have been obtained;

•

except as expressly permitted or contemplated by the merger agreement, as required by applicable law or agreed to in writing by Parent, Acme Packet, in all respects, will not have taken or permitted any of its subsidiaries to take certain actions with respect to employees and employee compensation; and

•

there will not have been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acme Packet.

The obligation of Acme Packet to consummate the merger is subject to the satisfaction of the following additional conditions:

•

the representations and warranties of Parent and Merger Subsidiary made in the merger agreement will be true and correct in all material respects (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all material respects as of such specified date);

•	Parent and Merger Subsidiary will have performed in all material respects their respective obligations under the merger agreement; and

•	the waiting period applicable to the merger under the HSR Act will have expired or been terminated.

Non-Solicitation; Competing Acquisition Proposals (Page 55)

Under the merger agreement, Acme Packet, its subsidiaries and their respective representatives are not permitted to, among other things:

•

solicit, initiate or knowingly take any action to facilitate or encourage the submission of any acquisition proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to any acquisition proposal;

•

conduct or engage in any discussions or negotiations with, disclose any non-public information relating to or afford access to the business, properties, assets, books or records of Acme Packet or any of its subsidiaries, or otherwise cooperate in any way, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make or has made any acquisition proposal;

•	amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Acme Packet or any of its subsidiaries; or

•

enter into any agreement or agreement in principle relating to any acquisition proposal or requiring Acme Packet to abandon, terminate or fail to consummate the merger or breach its obligations under the merger agreement.

Notwithstanding the restrictions described above, prior to the approval and adoption of the merger agreement and the merger by Acme Packet stockholders, the Acme Packet board of directors may (1) engage in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide unsolicited acquisition proposal in writing on or after February 4, 2013, that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that the Acme Packet board of directors believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a superior proposal and (2) thereafter furnish to such third party non-public information relating to Acme Packet or any of its subsidiaries pursuant to a confidentiality agreement meeting certain requirements as set forth in the merger agreement, but in each case under the preceding clauses (1) and (2), only if the Acme Packet board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be a breach of its fiduciary duties to Acme Packet stockholders under applicable law.

Termination of the Merger Agreement (Page 64)

Acme Packet and Parent may terminate the merger agreement by mutual written consent at any time before the consummation of the merger, notwithstanding any approval of the merger agreement by Acme Packet stockholders. In addition, either Parent or Acme Packet may terminate the merger agreement at any time before the consummation of the merger if:

•

the merger has not been consummated on or before August 4, 2013 (which we refer to as the end date); however, if (1) the conditions to the consummation of the merger by Parent and Merger Subsidiary that are specific to Parent and Merger Subsidiary have been satisfied, other than the expiration or termination of the applicable waiting period under the HSR Act and any applicable foreign competition law and the obtainment of any affirmative approval of any governmental authority required under any applicable foreign competition law, then Parent will be entitled to extend the end date by up to two three-month periods, and (2) the conditions to the consummation of the merger by Acme Packet that are specific to Acme Packet have been satisfied, other than the expiration or termination of the applicable waiting period under the HSR Act, then Acme Packet will be entitled to extend the end date by one three-month period, but in no event may the end date be extended by Parent or Acme Packet to a date that is later than February 4, 2014; provided that such right to terminate the merger agreement will not be available to any party whose material breach of any provision of the merger agreement results in the failure of the merger to be consummated by the end date;

•

any governmental authority of competent jurisdiction has issued an order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or other action becomes final and non-appealable;

•	any law or regulation has been adopted that makes consummation of the merger illegal or otherwise prohibited; or

•

the special meeting has been held and the approval and adoption of the merger agreement and the merger by Acme Packet stockholders has not been obtained at the special meeting or at any adjournment or postponement of that meeting.

Parent may also terminate the merger agreement if:

•	an adverse recommendation change (as defined in the section entitled “The Merger Agreement—Acme Packet Board Recommendation”) has occurred;

•

Acme Packet has entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or other contract (other than a confidentiality agreement) relating to an acquisition proposal;

•	Acme Packet or any of its representatives has willfully and materially breached any of its obligations under the non-solicitation provisions in the merger agreement;

•

the Acme Packet board of directors or any committee of the board (1) has failed to reject any acquisition proposal within 10 business days of the making public of such proposal (including, for these purposes, by taking no position with respect to the acceptance by the stockholders of Acme Packet of a tender offer or exchange offer) or (2) has failed to publicly reconfirm the board recommendation within 10 business days after receipt of a written request from Parent that it do so if such request is made following the making by any person or entity of an acquisition proposal; or

•

Acme Packet has materially breached any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Acme Packet set forth in the merger agreement was inaccurate when made or has become inaccurate, in either case such that the conditions to the merger relating to the accuracy of Acme Packet’s representations and warranties and performance of covenants or agreements would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate, and such breaches or inaccuracies are either not cured or curable by Acme Packet through the exercise of commercially reasonable efforts prior to the end date and within 30 days, or Acme Packet ceases to exercise commercially reasonably efforts to cure such breaches or inaccuracies.

Acme Packet may also terminate the merger agreement if:

•

prior to the adoption of the merger agreement by Acme Packet stockholders, the Acme Packet board of directors has authorized Acme Packet, in compliance with the terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal with a third party, if Acme Packet pays any termination fee due as described in the section entitled “The Merger Agreement—Termination Fees and Expenses” and substantially concurrently enters into such binding definitive agreement; or

•

Parent or Merger Subsidiary has materially breached any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Parent or Merger Subsidiary set forth in the merger agreement has become inaccurate in any material respect, in either case such that the conditions to the merger relating to the accuracy of Parent’s or Merger Subsidiary’s representations and warranties and performance of covenants or agreements would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate, and such breaches or inaccuracies are either not cured or curable by Parent or Merger Subsidiary through the exercise of commercially reasonable efforts prior to the end date and within 30 days or Parent or Merger Subsidiary ceases to exercise commercially reasonable efforts to cure such breaches or inaccuracies.

Termination Fees and Expenses (Page 66)

Acme Packet has agreed to pay Parent $66.0 million upon the termination of the merger agreement under certain circumstances (which we refer to as the termination fee). Additionally, upon termination of the merger agreement under certain circumstances, Acme Packet has agreed to pay up to $5.0 million of the documented reasonable out-of-pocket fees and expenses actually incurred by Parent and its affiliates on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement. Any such payment of expenses will be credited against any obligation of Acme Packet to pay Parent the termination fee.

Except as expressly set forth in the merger agreement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs and expenses. However, subject to certain exceptions, Parent will pay all filing fees payable pursuant to the HSR Act or any applicable foreign competition law.

The Voting Agreements (Page 68)

In connection with the execution of the merger agreement, the directors and certain executive officers of Acme Packet and certain of their affiliates, each in his, her or its capacity as a stockholder, entered into a voting agreement with Parent (which we refer to collectively as the voting agreements) pursuant to which each agreed, among other things, to vote his, her or its shares of Acme Packet common stock:

•	in favor of the approval and adoption of the merger agreement, the merger and all agreements and actions related to the merger agreement and any actions related thereto;

•	against any acquisition proposal by a third party;

•	against any reorganization, recapitalization, liquidation or winding up of Acme Packet or any other extraordinary transaction involving Acme Packet, other than the merger; and

•	against any corporate action that would frustrate the purposes of, or prevent or delay the consummation of, the merger or the transactions contemplated by the merger agreement.

If the merger agreement terminates in accordance with its terms, these voting agreements will also terminate.

As of February 22, 2013, the record date for the special meeting, the directors and executive officers of Acme Packet and their affiliates that entered into the voting agreements collectively beneficially owned approximately 16% of the Acme Packet common stock entitled to vote at the special meeting.

Regulatory Matters (Page 72)

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by Acme Packet and Parent, and the applicable waiting period has expired or been terminated. In addition, the expiration or termination of the applicable waiting period under the HSR Act is a condition to each of Parent’s and Acme Packet’s obligation to consummate the merger.

Parent and Acme Packet each filed their notification and report forms with the Antitrust Division and the FTC under the HSR Act on February 8, 2013, and, in accordance with the merger agreement, each requested “early termination” of the waiting period. On February 15, 2013, Parent and Acme Packet received verbal notice from the FTC of early termination of the HSR Act waiting period. The parties have made similar filings with the equivalent German and Austrian authorities. The initial review period for both these jurisdictions expires on March 21, 2013.

Material U.S. Federal Income Tax Considerations with Respect to the Merger (Page 69)

The receipt of cash in exchange for shares of Acme Packet common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, stockholders will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the shares of Acme Packet common stock surrendered. Acme Packet stockholders who are U.S. holders generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. Acme Packet stockholders who are non-U.S. holders generally will not be subject to U.S. income tax on any gain recognized in connection with the merger unless the stockholder has certain connections to the United States. Acme Packet stockholders should consult their own tax advisors to determine the tax consequences to them of the merger based on their particular circumstances.

Appraisal Rights (Page 72)

Under Delaware law, if the merger is completed, Acme Packet stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in this proxy statement. Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL, is attached as Annex C to this proxy statement. Please read it carefully.

Interests of Acme Packet’s Directors and Executive Officers in the Merger (Page 41)

Acme Packet’s directors and executive officers have economic interests in the merger that are different from, or in addition to, those of Acme Packet stockholders generally. These interests include:

•	single- and double-trigger vesting acceleration of certain equity awards held by our directors and executive officers; and

•	indemnification of our directors and executive officers by the surviving corporation following the merger.

The Acme Packet board of directors was aware of and considered these interests, among other matters, in reaching its decision to approve and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Acme Packet Equity-Based Awards (Page 58)

Cashed Out Equity Awards. The vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the merger agreement) of each outstanding Acme Packet equity award that is held by an employee immediately prior to the effective time of the merger, other than the vested portion of any stock option that is held by an employee and the exercise or purchase price of which is equal to or greater than the merger consideration, and the vested and unvested portion of each Acme Packet equity award held by a person who is not an employee of Acme Packet or any of its subsidiaries immediately prior to the effective time of the merger, will not be assumed by Oracle, but will be cancelled immediately prior to the effective time of the merger and, in exchange, each former holder of any such cancelled Acme Packet equity award will have the right to receive an amount, if any, in cash equal to the product of (1) the aggregate number of shares of Acme Packet common stock subject to such cancelled equity award immediately prior to the effective time of the merger and (2) $29.25 less any per share exercise or purchase price of such cancelled equity award immediately prior to such cancellation.

No consideration will be payable with respect to the vested portion of each outstanding stock option held by a person who is not an employee of Acme Packet or any of its subsidiaries immediately prior to the effective time and the exercise or purchase price of which is equal to or greater than $29.25 per share. In addition, no consideration will be payable with respect to the unvested portion of each outstanding stock option held by a person who is not an employee of Acme Packet or any of its subsidiaries immediately prior to the effective time.

Assumed Equity Awards. The unvested portion of each stock option and restricted stock unit, and the vested portion of each stock option the exercise price of which is equal to or greater than the merger consideration, in each case that is outstanding immediately prior to the effective time and that is held by an employee of Acme Packet or any of its subsidiaries as of immediately prior to the effective time of the merger will be assumed by Oracle and converted automatically into an option or restricted stock unit denominated in shares of Oracle common stock and subject to terms and conditions substantially identical to those in effect at the effective time of the merger, except that (1) the number of shares of Oracle common stock subject to such assumed equity award will be determined by multiplying the number of shares of Acme Packet common stock subject to such assumed equity award by a fraction (which we refer to as the option exchange ratio), the numerator of which is $29.25 and the denominator of which is the average closing price of Oracle common stock on NASDAQ over the five trading days immediately preceding (but not including) the date on which the effective time of the merger occurs (rounded down to the nearest whole share) and (2) the exercise price per share of each such assumed equity award will equal (A) the per share exercise or purchase price of such assumed equity award immediately prior to the effective time of the merger divided by (B) the option exchange ratio (rounded upward to the nearest whole cent). At the effective time of the merger, each Acme Packet stock plan pursuant to which any assumed equity award has been granted also will be assumed by Oracle.

Employee Stock Purchase Plan. As required by the merger agreement, Acme Packet will, as of March 15, 2013, terminate all purchase periods under the 2011 Employee Stock Purchase Plan, or ESPP, provide that no further purchase periods shall commence under the ESPP and terminate the ESPP. Additionally, each outstanding right under the ESPP, as of such date, will be exercised for the purchase of shares of Acme Packet common stock in accordance with the terms of the ESPP.

Consummation of the Merger

We currently expect the merger to be completed in the first half of 2013. However, we cannot predict the exact timing of the consummation of the merger or whether the merger will be consummated. In order to consummate the merger, Acme Packet stockholders must adopt the merger agreement at the special meeting and the other closing conditions under the merger agreement, including receipt of certain regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

QUESTIONS AND ANSWERS ABOUT THE MERGER

AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the merger agreement, the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Acme Packet common stock. For important additional information, please refer to the more detailed discussions contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	How will the merger be completed?

A:	Acme Packet, Parent, Merger Subsidiary, a wholly owned subsidiary of Parent, and Oracle, the ultimate parent entity of Parent and Merger Subsidiary, have entered into a merger agreement. Subject to the terms and conditions of the merger agreement, Parent will acquire Acme Packet through the merger of Merger Subsidiary with and into Acme Packet. Acme Packet will be the surviving corporation in the merger and will continue as a wholly owned subsidiary of Parent, with Oracle as its ultimate parent entity.

Q:	What will happen to my Acme Packet common stock as a result of the merger?

A:	If the merger is completed, each share of Acme Packet common stock that you hold at the effective time of the merger will be converted into the right to receive $29.25 in cash per share, without interest. This does not apply to shares of Acme Packet common stock held by any Acme Packet stockholders who have properly perfected their appraisal rights under Delaware law as more fully described below. The closing sale price of a share of Acme Packet common stock on the NASDAQ Global Select Market on February 22, 2013, the record date for the special meeting, was $29.21. You are encouraged to obtain current market quotations for Acme Packet common stock in connection with voting your shares.

Q:	What will happen to Acme Packet generally as a result of the merger?

A:	If the merger is completed, Acme Packet will cease to be an independent public company and will be wholly owned by Parent, with Oracle as its ultimate parent entity. As a result, you will no longer have any ownership interest in Acme Packet. Upon completion of the merger, shares of Acme Packet common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Select Market. In addition, following the completion of the merger, the registration of Acme Packet common stock and our reporting obligations under the Exchange Act will be terminated.

Q:	How does the merger consideration compare to the market price of Acme Packet common stock?

A:	The merger consideration of $29.25 per share to be received by Acme Packet stockholders represents:

•	a 22% premium to the closing price of our common stock on February 1, 2013 (the trading day preceding the public announcement of the merger); and

•	a 27% premium to the average closing price of our common stock during the 30 trading days prior to the public announcement of the merger.

The closing sale price of a share of Acme Packet common stock on the NASDAQ Global Select Market on February 22, 2013, the record date for the special meeting, was $29.21. You are encouraged to obtain current market quotations for Acme Packet common stock in connection with voting your shares.

Q:	When do you expect the merger to be completed?

A:

We currently expect the merger to be completed in the first half of 2013. However, the merger is subject to various closing conditions, including Acme Packet stockholder approval, certain regulatory approvals and other customary closing conditions. It is possible that the failure to timely meet these closing conditions or other factors outside of our control could delay the completion of the merger. We cannot assure you that we will complete the merger on this schedule or at all.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you were a stockholder of Acme Packet as of February 22, 2013, the record date for the special meeting. To complete the merger, Acme Packet stockholders holding a majority of the outstanding shares of Acme Packet common stock must vote to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. Acme Packet will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement. You should read the section entitled “The Special Meeting” beginning on page 19 of this proxy statement.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of Acme Packet stockholders will be held on March 28, 2013, starting at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, located at One Federal Street, Boston, Massachusetts 02110.

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote on (1) a proposal to approve and adopt the merger agreement and the merger, (2) a non-binding, advisory proposal to approve the compensation that may become payable to Acme Packet’s named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal, and (3) a proposal to approve one or more adjournments or postponements of the special meeting, if necessary, to solicit additional proxies if Acme Packet has not obtained sufficient affirmative stockholder votes to adopt the merger agreement.

Q:	How does the Acme Packet board of directors recommend that I vote on the proposals?

A:	The Acme Packet board of directors unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Acme Packet and our stockholders and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. You should read the section entitled “The Merger—Reasons for the Merger and Recommendation of our Board of Directors” beginning on page 32 of this proxy statement. The Acme Packet board of directors also unanimously recommends that you vote “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:	Who is entitled to attend and vote at the special meeting?

A:	The record date for the special meeting is February 22, 2013. If you own shares of Acme Packet common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were approximately 69,109,372 shares of Acme Packet common stock issued and outstanding held collectively by approximately 46 stockholders of record.

Q:	How many votes are required to adopt the merger agreement?

A:	Under applicable law, we must receive the affirmative approval of the holders of a majority of the outstanding shares of Acme Packet common stock entitled to vote at the special meeting in order to complete the merger. In connection with the execution of the merger agreement, the directors and certain executive officers of Acme Packet and certain of their affiliates entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. As of February 22, 2013, the record date for the special meeting, they collectively beneficially owned approximately 16% of the Acme Packet common stock entitled to vote at the special meeting. If the merger agreement is terminated in accordance with its terms, these voting agreements will also terminate.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Acme Packet common stock entitled to vote at the special meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of Acme Packet common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by using the telephone voting instructions printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope; or

•	in person by appearing and casting your vote at the special meeting.

If you are voting by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of Acme Packet common stock are present in person or represented at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the compensation proposal and “FOR” the proposal to adjourn the special meeting. With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by Acme Packet will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:	If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of Acme Packet common stock, you have the right to change or revoke your proxy at any time before the vote is taken at the special meeting:

•	by delivering to Acme Packet’s corporate secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy relating to the same shares of Acme Packet common stock and bearing a date later than the date of your earlier proxy; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Acme Packet, Inc.

100 Crosby Drive

Bedford, MA 01730-1438

Attn: Corporate Secretary

If you are a “street name” holder of Acme Packet common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:

The receipt of cash in exchange for shares of Acme Packet common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of Acme Packet common stock. If you are a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Considerations with Respect to the Merger”), you generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless you have certain connections to the United States. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisor to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see “Material U.S. Federal Income Tax Considerations with Respect to the Merger” beginning on page 69 of this proxy statement.

Q:	Am I entitled to appraisal rights?

A:	If the merger is completed, Acme Packet stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Acme Packet common stock, as determined by the Delaware Court of Chancery, but only if they properly perfect appraisal rights under Delaware law, as described in the section entitled “Appraisal Rights” beginning on page 72 of this proxy statement. A copy of the full text of Section 262 of the DGCL is included as Annex C to this proxy statement. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Acme Packet common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES NOW.

Q:	What happens if I sell my shares of Acme Packet common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Acme Packet common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” beginning on page 72 and Annex C to this proxy statement.

Q:	What happens if the merger is not completed for any reason?

A:	If the merger is not completed for any reason, Acme Packet stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain a stand-alone public company, and Acme Packet common stock will continue to be listed and traded on the NASDAQ Global Select Market. Under specified circumstances, we may be required to pay to Parent a termination fee or expenses associated with the transaction, as described below under “The Merger Agreement—Termination Fees and Expenses” beginning on page 66 of this proxy statement.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Acme Packet will pay all costs related to the solicitation of proxies. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the special meeting and will pay Alliance Advisors, LLC a fee of $8,000, plus certain out-of-pocket expenses, for their services. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Acme Packet common stock that the brokers and fiduciaries hold of record, and, upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, our directors, officers and employees may solicit proxies in person or by telephone, electronic mail, facsimile or other means of communication, but no additional compensation will be paid to them. You should be aware that certain members of our board of directors and our officers have interests in the merger that are different from, or in addition to, yours. See “The Merger Agreement—Interests of Acme Packet’s Directors and Executive Officers in the Merger” beginning on page 41 of this proxy statement.

Q:	Who can answer further questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of Acme Packet common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Fl.

Bloomfield, NJ 07003

Telephone: 855-742-8272

Email: APKT@allianceadvisorsllc.com

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to Acme Packet stockholders as part of the solicitation of proxies by the Acme Packet board of directors for use at the special meeting to be held on March 28, 2013, starting at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, located at One Federal Street, Boston, Massachusetts 02110, or at any adjournment or postponement of the special meeting. The purpose of the special meeting is for Acme Packet stockholders to consider and vote on the following:

1.	a proposal to approve and adopt the merger agreement and the merger;

2.	a non-binding, advisory proposal to approve the compensation that may become payable to Acme Packet’s named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal;

3.	a proposal to approve one or more adjournments or postponements of the special meeting, if necessary, to solicit additional proxies if Acme Packet has not obtained sufficient affirmative stockholder votes to adopt the merger agreement; and

4.	such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Acme Packet stockholders must adopt the merger agreement in order for the merger to occur. A copy of the merger agreement is attached to this proxy statement as Annex  A. You are urged to read the merger agreement carefully in its entirety.

Record Date and Quorum

Our board of directors has fixed the close of business on February 22, 2013 as the record date for the special meeting, and only holders of record of Acme Packet common stock at the close of business on the record date are entitled to vote at the special meeting. As of the record date, there were 69,109,372 shares of Acme Packet common stock issued, outstanding and entitled to vote. Each share of Acme Packet common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Acme Packet common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. Shares of Acme Packet common stock held by stockholders present in person or represented at the special meeting but not voted, including shares of Acme Packet common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum fails to attend the special meeting, the chairman of the meeting may adjourn the special meeting. See “—Postponement and Adjournments” below.

Vote Required for Approval

You may vote “FOR” or “AGAINST”, or you may “ABSTAIN” from voting on, each proposal to be considered and voted on at the special meeting.

Consummation of the merger requires the approval and adoption of the merger agreement and the merger by the affirmative vote of the holders of a majority of the outstanding shares of Acme Packet common stock entitled to vote at the special meeting. Therefore, if you ABSTAIN or fail to vote on the proposal to approve and adopt the merger agreement and the merger, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote AGAINST the approval and adoption of the merger agreement and the merger.

The vote to approve the compensation proposal is advisory and therefore will not be binding on Acme Packet, nor will it overrule any prior decision or require Acme Packet’s board of directors (or any committee thereof) to take any action. However, Acme Packet’s board of directors values the opinions of Acme Packet stockholders, and to the extent that there is any significant vote against the compensation proposal as disclosed in this proxy statement, Acme Packet’s board of directors will consider stockholders’ concerns and will evaluate whether any actions are appropriate to address those concerns in the future. Acme Packet’s board of directors will consider the affirmative vote of a majority of the shares of Acme Packet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. Therefore, if you ABSTAIN from voting on the compensation proposal, it will have the same effect as a vote AGAINST the compensation proposal. If you fail to vote on the compensation proposal, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

The approval of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if Acme Packet has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, requires the affirmative vote of a majority of the shares of Acme Packet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Therefore, if you ABSTAIN from voting, it will have the same effect as a vote AGAINST the proposal to adjourn the special meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

In connection with the execution of the merger agreement, the directors and certain executive officers of Acme Packet and certain of their affiliates entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. As of February 22, 2013, the record date for the special meeting, they collectively beneficially owned approximately 16% of the Acme Packet common stock entitled to vote at the special meeting.

Voting and Proxies

Holders of record of Acme Packet common stock may vote their shares by attending the special meeting and voting their shares of Acme Packet common stock in person. Alternatively, you may vote your shares in one of the following three ways, whether or not you plan to attend the special meeting:

•	by using the Internet voting instructions printed on your proxy card;

•	by using the telephone voting instructions printed on your proxy card; or

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage prepaid envelope.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy via the Internet, by telephone or by mail, even if you plan to attend the special meeting, to ensure that your shares of Acme Packet common stock are represented at the special meeting.

All shares of Acme Packet common stock represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to approve and adopt the merger agreement and the merger, “FOR” the compensation proposal and “FOR” the approval of the proposal to adjourn the special meeting. With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by Acme Packet will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

If your shares of Acme Packet common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank, trust or other nominee, as the case may be. Brokers who hold shares of Acme Packet common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because we believe all proposals for the special meeting are non-routine and non-discretionary, brokers are not allowed to exercise their voting discretion with respect to their approval. If your broker or other nominee holds your shares of Acme Packet common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker or other nominee with this proxy statement.

Revocation of Proxies

Proxies received by Acme Packet at any time before the vote is taken at the special meeting, which have not been changed or revoked before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of Acme Packet common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting by any of the following actions:

•	delivering to Acme Packet’s corporate secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of Acme Packet common stock and bearing a date later than the date of your earlier proxy; or

•	submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Acme Packet, Inc.

100 Crosby Drive

Bedford, MA 01730-1438

Attn: Corporate Secretary

If you are a “street name” holder of Acme Packet common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Postponement and Adjournments

Although it is not currently expected, the special meeting may be postponed or adjourned for the purpose of, among other things, soliciting additional proxies. Under the terms of the merger agreement, Acme Packet may postpone or adjourn the special meeting as follows:

•	we may adjourn or postpone the special meeting to the extent we reasonably determine that such adjournment or postponement is required by applicable law;

•	if we are unable to obtain a quorum of our stockholders at the special meeting, we may adjourn the special meeting for up to five business days if necessary to obtain a quorum; or

•

if we receive an acquisition proposal (as described in “The Merger Agreement—Non-Solicitation; Competing Acquisition Proposals” below) or the price or material terms of a previously received acquisition proposal are modified or amended, in any such case during the five business days immediately prior to the special meeting, we may delay the special meeting until the seventh business day after the date the special meeting would otherwise originally have been held.

Acme Packet may adjourn the special meeting without notice if announced at the meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting and no new record date is fixed for the adjourned meeting. Any signed proxies received by Acme Packet prior to the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment of the special meeting, if necessary or appropriate. Any postponement or adjournment of the special meeting as permitted by the merger agreement will allow Acme Packet stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as postponed or adjourned.

If, at the special meeting, the number of shares of Acme Packet common stock present in person or by proxy and voting in favor of the proposal to adopt the merger agreement is not sufficient to approve that proposal, Acme Packet may move to adjourn the special meeting in order to enable the Acme Packet board of directors to solicit additional proxies for the adoption of the merger agreement. In that event, Acme Packet will ask its stockholders to vote only upon the adjournment proposal, and not the merger agreement proposal. The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Acme Packet retains full authority to the extent set forth in its bylaws and Delaware law (subject to the terms of the merger agreement) to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Acme Packet stockholders.

Solicitation of Proxies

Acme Packet will pay all costs related to the solicitation of proxies. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies for the special meeting. Acme Packet will pay Alliance Advisors, LLC a fee of $8,000, plus certain out-of-pocket expenses, for its services. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Acme Packet common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Our directors, officers and employees may also solicit proxies in person or by telephone, electronic mail, facsimile or other means of communication. No additional compensation will be paid to such directors, officers and employees for their efforts. However, you should be aware that certain members of our board of directors and our officers have interests in the merger that are different from, or in addition to, yours. For more information, see “Interests of Acme Packet’s Directors and Executive Officers in the Merger” beginning on page 41 of this proxy statement.

Stockholder List

A list of Acme Packet stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices located at 100 Crosby Drive, Bedford, MA, 01730-1438 at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Fl.

Bloomfield, NJ 07003

Telephone: 855-742-8272

Email: APKT@allianceadvisorsllc.com

PROPOSALS SUBMITTED TO ACME PACKET STOCKHOLDERS

The Merger Agreement Proposal

(Item 1 on the Proxy Card)

Acme Packet is asking its stockholders to approve and adopt the merger agreement that Acme Packet has entered into with Oracle, Parent and Merger Subsidiary and the merger contemplated by the merger agreement.

For a summary and detailed information regarding this proposal, see the information about the merger agreement and the merger throughout this proxy statement, including the information set forth in the sections entitled “The Merger” beginning on page 27 of this proxy statement and “The Merger Agreement” beginning on page 47 of this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement carefully in its entirety.

Under applicable law, we cannot complete the merger without the affirmative vote of a majority of the outstanding shares of Acme Packet common stock entitled to vote at the special meeting voting in favor of the proposal to approve and adopt the merger agreement and the merger. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The Acme Packet board of directors unanimously (i) determined that the merger and the merger agreement are advisable and in the best interests of Acme Packet and its stockholders, (ii) approved the merger agreement and (iii) recommends that Acme Packet stockholders approve and adopt the merger agreement and the merger. Accordingly, the Acme Packet board of directors unanimously recommends that holders of Acme Packet common stock vote “FOR” the proposal to approve and adopt the merger agreement and the merger. See “The Merger—Reasons for the Merger and Recommendation of our Board of Directors” beginning on page 32 of this proxy statement.

The Compensation Proposal

(Item 2 on the Proxy Card)

As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, Acme Packet is providing its stockholders an opportunity to cast a non-binding, advisory vote to approve the compensation that may become payable to its named executive officers in connection with the completion of the merger, which we refer to as the compensation proposal.

Acme Packet believes that the information regarding the compensation proposal is reasonable and demonstrates that Acme Packet’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Acme Packet stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Acme Packet’s named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve and adopt the merger agreement and the merger.

The vote to approve the compensation proposal is advisory and therefore will not be binding on Acme Packet, nor will it overrule any prior decision or require Acme Packet’s board of directors (or any committee thereof) to take any action. However, Acme Packet’s board of directors values the opinions of Acme Packet stockholders, and to the extent that there is any significant vote against the compensation proposal as disclosed in this proxy statement, Acme Packet’s board of directors will consider stockholders’ concerns and will evaluate whether any actions are appropriate to address those concerns in the future. Acme Packet’s board of directors will consider the affirmative vote of a majority of the shares of Acme Packet common stock present in person or represented by proxy at the special meeting and entitled to vote thereon as advisory approval of the compensation proposal. If you abstain from voting, it will have the same effect as a vote against the compensation proposal. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

The Acme Packet board of directors unanimously recommends that holders of Acme Packet common stock vote “FOR” the compensation proposal.

More information regarding the compensation that may become payable to Acme Packet’s named executive officers in connection with the completion of the merger is set forth in the section captioned “The Merger—Interests of Acme Packet’s Directors and Executive Officers in the Merger,” beginning on page 41 of this proxy statement.

The Adjournment Proposal

(Item 3 on the Proxy Card)

Acme Packet is asking its stockholders to approve a proposal for one or more adjournments or postponements of the special meeting, if necessary, to solicit additional proxies if Acme Packet has not obtained sufficient affirmative stockholder votes to adopt the merger agreement. If Acme Packet stockholders approve the adjournment proposal, Acme Packet could adjourn or postpone the special meeting, and any adjourned session of the special meeting, to solicit additional proxies.

If, at the special meeting, the number of shares of Acme Packet common stock present in person or by proxy and voting in favor of the proposal to adopt the merger agreement is not sufficient to approve that proposal, Acme Packet may move to adjourn the special meeting in order to enable the Acme Packet board of directors to solicit additional proxies for the adoption of the merger agreement. In that event, Acme Packet will ask its stockholders to vote only upon the adjournment proposal, and not the merger agreement proposal. The approval of the adjournment proposal requires the affirmative vote of a majority of the votes properly cast for and against the adjournment proposal at the special meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Acme Packet retains full authority to the extent set forth in its bylaws and Delaware law (subject to the terms of the merger agreement) to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Acme Packet stockholders.

The Acme Packet board of directors unanimously recommends that holders of Acme Packet common stock vote “FOR” the adjournment proposal.

THE COMPANIES

Acme Packet, Inc. is the leader in session delivery network solutions, enabling the trusted, first-class delivery of next-generation voice, video, data and unified communications services and applications across IP networks. Acme Packet’s Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products primarily in the USA, selling them directly, and through over 335 reseller partners worldwide. More than 1,925 customers in 109 countries have deployed over 21,000 Acme Packet systems, including 89 of the top 100 service providers and 51 of the Fortune 100.

Acme Packet, Inc.

100 Crosby Drive

Bedford, MA 01730-1438

(781) 328-4400

www.acmepacket.com

Oracle Corporation is the world’s largest provider of enterprise software and a leading provider of computer hardware products and services. Oracle’s software, hardware systems, and services businesses develop, manufacture, market, host and support database and middleware software, applications software and hardware systems, with the latter consisting primarily of computer server and storage products. Oracle’s businesses provide products and services that are built upon industry standards, are engineered to work together or independently within existing customer information technology (IT) environments and run securely on a wide range of customer IT environments, including cloud computing environments. Oracle’s secure, reliable and scalable product offerings are designed to improve business efficiencies at a low total cost of ownership. Oracle seeks to be an industry leader in each of the product offering categories in which it competes and to expand into new and emerging markets.

Oracle Corporation

500 Oracle Parkway

Redwood City, California 94065

(650) 506-7000

www.oracle.com

OC Acquisition LLC is a Delaware limited liability company and a wholly owned subsidiary of Oracle. Parent is a holding company that owns the shares of certain entities recently acquired by Oracle.

OC Acquisition LLC

500 Oracle Parkway

Redwood City, California 94065

(650) 506-7000

Andes Acquisition Corporation is a Delaware corporation and a wholly owned subsidiary of Parent, and was formed solely for the purpose of facilitating Oracle’s acquisition of Acme Packet. Merger Subsidiary has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Subsidiary will merge with and into Acme Packet and will cease to exist.

Andes Acquisition Corporation

500 Oracle Parkway

Redwood City, California 94065

(650) 506-7000

THE MERGER

Background of the Merger

Our board of directors and management periodically review and revise our long-term strategy and objectives in light of developments in the markets in which we operate. During the history of the company, we have considered a range of strategic alternatives with a view to increasing stockholder value. Throughout that time, we also have worked very closely with and alongside a number of large communications and network equipment vendors and have had numerous informal discussions with these companies about forging strategic relationships in a variety of ways, including, but not limited to, joint development and joint go-to-market strategies. However, no strategic relationships were ever seriously proposed or pursued by any of those companies, and only non-strategic product and distribution relationships were arranged with some of those companies.

In the first quarter of 2012, we met with a number of large communications and network equipment vendors to formally discuss potential strategic relationships and options for collaboration between our respective companies. On December 8, 2011, prior to those meetings beginning in January 2012, we engaged Qatalyst Partners as our exclusive financial advisor to assess our strategic alternatives, including a sale transaction in the event any of these meetings should lead to the discussion of a potential sale transaction. After discussions with our management, and based on their demonstrated interest in similar markets, a similar value and their perceived capacity to consummate a strategic transaction with us, representatives of Qatalyst Partners contacted seven parties to gauge their interest in a strategic relationship with Acme Packet. Members of our senior management team met with representatives of Company A on January 4, 2012, Company B on January 5, 2012, Company C and Oracle separately on January 6, 2012, Company D on January 9, 2012 and again on February 16, 2012 and Company E separately on February 16, 2012, March 6, 2012 and again on March 28, 2012 via teleconference. Subsequent to these meetings, Companies A-E indicated to representatives of Qatalyst Partners that they had no interest in a strategic relationship with, or an acquisition of, Acme Packet. After its January 6, 2012 meeting, Oracle also indicated to representatives of Qatalyst Partners that it had no interest at that time in pursuing a strategic transaction with the Company. Also in early 2012, representatives of Qatalyst Partners contacted Company F for a meeting, but Company F indicated that it was not interested in a strategic relationship and declined a meeting with Acme Packet.

On August 31, 2012, after approximately six months without any further discussion with any of the contacted parties, or any other company, with respect to a strategic relationship with, or an acquisition of, Acme Packet, a representative of Oracle called our chief executive officer. Our chief technology officer returned the call and the representative of Oracle conveyed Oracle’s interest in a potential strategic transaction with Acme Packet. During the first week of September 2012, representatives of Qatalyst Partners contacted Oracle to gauge Oracle’s level of interest in a possible strategic transaction and an in-person meeting with our management was scheduled for later in the month.

Following the scheduling of this meeting with Oracle, and after consultation with certain of our independent board members, our management instructed representatives of Qatalyst Partners to contact, and representatives of Qatalyst Partners did contact, each of Company A, Company B, Company D, Company E and Company F again in mid-September 2012, to inquire as to their interest in a strategic transaction with Acme Packet given that an unsolicited and serious potential partner had contacted Acme Packet directly. Companies A, D, E and F stated that they had no interest in a strategic transaction with Acme Packet. Company B initially stated it would be interested in an update meeting but said that it could not move quickly and was not motivated to do so based on its doubt about the strategic fit of Acme Packet with its lines of business. Based on the prior interaction with Company C and Company C’s stated corporate strategy and product focus, our management and representatives of Qatalyst Partners concluded that there no realistic basis to pursue a strategic transaction with Company C. Therefore, representatives of Qatalyst Partners did not contact Company C again at that time.

On September 24, 2012, our chief executive officer informed our board of directors that the company was planning on signing a non-disclosure agreement with Oracle and meeting with Oracle to discuss the potential for a strategic transaction. After discussion, the board directed management to pursue the meeting. We entered into a confidentiality agreement with Oracle on September 27, 2012.

On September 27, 2012, members of our management team and representatives of Qatalyst Partners met with representatives of Oracle. Following the meeting, our chief executive officer updated our board members on the discussions with Oracle.

Throughout October 2012, Oracle requested additional information about our business that we provided through representatives of Qatalyst Partners.

In addition, members of our management team held follow up due diligence calls with Oracle on November 19, 2012, November 26, 2012 and November 28, 2012, and subsequently provided additional technical and financial due diligence information to Oracle. Following the public announcement of another acquisition being pursued by Oracle, a representative of Qatalyst Partners contacted Oracle on December 21, 2012, at which time Oracle informed a representative of Qatalyst Partners that Oracle was still interested in a strategic transaction with Acme Packet. Oracle requested additional financial information on December 27, 2012 which was subsequently discussed with Oracle on a call with our chief executive officer, chief financial officer and a representative of Qatalyst Partners on December 31, 2012.

On January 4, 2013, a representative of Qatalyst Partners spoke with a representative of Oracle during which conversation the parties discussed the potential timing of providing an indicative price and subsequent process and timing of announcing a transaction.

On January 7, 2013, our chief executive officer and our chief financial officer verbally communicated to Oracle additional financial information. Later on January 7, 2013, a representative of Oracle verbally communicated to a representative of Qatalyst Partners a non-binding proposal to acquire Acme Packet for $28.00 per share in cash with the objective of entering into a definitive agreement coinciding with our fourth quarter 2012 earnings call scheduled for February 4, 2013. Oracle’s proposal was subject to the approval of Oracle’s board of directors and any transaction would be subject to the completion of satisfactory due diligence, negotiation of a definitive merger agreement, voting agreements to be entered into by our directors and officers and their affiliates, and approval of Acme Packet’s board of directors. In connection with the proposal, Oracle requested that we enter into an agreement providing for an exclusive negotiation period.

On January 8, 2013, our board of directors met in person to consider Oracle’s initial non-binding proposal. In attendance at that meeting were all of the directors and, by invitation of the board, members of our management team, representatives of our outside counsel, Bingham McCutchen LLP, and representatives of Qatalyst Partners, who joined the meeting by teleconference. Our chief executive officer and representatives of Qatalyst Partners reviewed with the board their recent discussions with Oracle, and representatives of Qatalyst Partners presented an overview of discussions with potential acquirors of Acme Packet since the end of 2011, including conversations between representatives of Qatalyst Partners and those companies and the low likelihood that each prospective acquiror might engage in discussions if contacted again. Representatives of Qatalyst Partners then reviewed with the board Oracle’s proposal and various financial statistics and valuation metrics relevant to evaluating a potential strategic transaction with Oracle. A lengthy discussion followed among our board, members of management and representatives of Qatalyst Partners, including discussions regarding the value of the company on a standalone basis, the value of the business in an acquisition context as a general matter and the financial and strategic value of the company to Oracle. Our board also discussed the business risks, including the increased competition from large communications and network equipment vendors that had traditionally resold our products, the effect that the changing mix of our business to more direct relationships with end user customers would have on our ability to grow revenue predictably, and the substantial additional investment that would be needed to broaden our product and services portfolio to provide a more comprehensive systems integration, service, support and complete communications solutions offerings to effectively compete in the changing marketplace for products like ours, that the company was facing and would continue to face as a standalone company, and the impact of such risks to potential future stockholder value.

The board and representatives of Qatalyst Partners then engaged in a detailed discussion concerning whether and at what point it might be advisable to approach again and further explore a potential strategic transaction with third parties other than Oracle, including additional potential acquirors not previously contacted including private equity firms. The board and representatives of Qatalyst Partners then discussed the fact that the company’s cash flow and earnings were unlikely to support the level of debt financing that would be necessary for a private equity firm to consummate a deal in the range indicated by the Oracle offer. In addition, given the repeatedly expressed lack of interest exhibited by other potential acquirors in pursuing a strategic transaction with Acme Packet, and the unlikely strategic interest of the additional potential acquirors identified, together with potential disruptions to our business of a protracted process, the risk of leaks that might arise from making contact with other uninterested or likely uninterested parties, including competitors, in the industry, and the potential impact on our business and any potential strategic transaction with Oracle, including the loss of customers, partners and employees, the board concluded that approaching other potential acquirors at this time would not be prudent or in the best interests of our stockholders. After the representatives of Qatalyst Partners were excused from the meeting, representatives of Bingham McCutchen reviewed the board’s fiduciary duties under Delaware law in the context of a proposed sale. After further discussion of the proposed transaction, the risks and opportunities of pursuing a standalone strategy, the current stock price, preliminary 2012 operating results, the forecasted future performance and competitive challenges faced by the company, our board determined that it was in the best interests of the stockholders of Acme Packet that management continue discussions with Oracle with respect to an acquisition and unanimously authorized management to continue discussions with Oracle and to seek a cash price per share in excess of the $28.00 per share offered.

Also on January 8, 2013, Oracle provided a draft of its initial $28.00 per share proposal in writing that included the exclusivity arrangement that Oracle required in order to pursue negotiations toward a transaction and entry into a definitive agreement.

Later on January 8, 2013, representatives of Qatalyst Partners contacted a representative of Oracle to inform such representative that our board of directors perceived the proposed price of $28.00 per share as low and delivered a counteroffer of $34.00 per share. On January 9, 2013, Oracle contacted representatives of Qatalyst Partners to discuss the proposed counteroffer. Also on January 9, 2013, Oracle provided preliminary due diligence request lists to representatives of Qatalyst Partners in the event that the parties decided to further explore a possible strategic transaction.

Oracle contacted a representative of Qatalyst Partners on the morning of January 10, 2013 to reiterate Oracle’s interest in a potential strategic acquisition of Acme Packet, but that it would not be interested in pursuing a transaction at the $34.00 per share price. Oracle then countered with a price of $29.00 per share and stated that Oracle did not anticipate making any material improvements to the per share price of its offer. Following that call, representatives of Qatalyst Partners contacted our chief executive officer to discuss the Oracle counteroffer of $29.00 cash per share.

Later in the day on January 10, 2013, our board of directors held a telephonic meeting to further discuss our strategic alternatives and Oracle’s latest proposal. In attendance at that meeting were all of the directors and, by invitation of the board, members of our management team and representatives of Qatalyst Partners and Bingham McCutchen. Our chief executive officer reported Oracle’s response to our counteroffer of $34.00 per share. After discussion, representatives of Qatalyst Partners joined the call and further discussion of Acme Packet’s strategic alternatives and the Oracle counteroffer ensued. After further discussion, the board unanimously resolved to authorize management to continue discussions with Oracle and seek a price per share in excess of the $29.00 in cash offered. Our general counsel and representatives of Bingham McCutchen and Qatalyst Partners then discussed and answered questions regarding the draft written proposal from Oracle.

Following the meeting of our board of directors on January 10, 2013, a representative of Qatalyst Partners contacted Oracle to relay the board’s feedback on the current Oracle offer and delivered a counteroffer of $31.00 per share. On January 11, 2013, a representative of Oracle contacted our chief executive officer, and subsequently representatives of Qatalyst Partners, to discuss the proposed counteroffer and informed our chief executive officer that Oracle’s best and final price at which Oracle would continue to pursue a transaction was $29.25 per share. Oracle then provided an updated proposal.

Later on January 11, 2013 and after discussion of the Oracle counteroffer with representatives of Qatalyst Partners, our chief executive officer contacted a member of Oracle’s senior management team to discuss the counteroffer and seek a higher per share price. The representative of Oracle reiterated Oracle’s commitment to the transaction and confirmed that the $29.25 per share cash offer was Oracle’s best and final offer. The Oracle representative also communicated that if the parties could not agree to move forward on an exclusive basis on the current non-binding proposal of $29.25 per share, Oracle would move on to pursue other strategic initiatives.

On January 12, 2013, our board of directors held a telephonic meeting to further discuss our strategic alternatives and Oracle’s $29.25 per share cash proposal. In attendance at that meeting were all of the directors and, by invitation of the board, members of our management team and representatives of Qatalyst Partners and Bingham McCutchen. At this meeting, our chief executive officer reported Oracle’s feedback around the $29.25 per share proposal. Our board then discussed the business and financial prospects of our company and the perceived risks associated with continuing operations on a standalone basis and the impact of such risks on future stockholder value. Representatives of Qatalyst Partners then updated and reviewed previously discussed financial metrics utilizing a $29.25 per share price. At the request of the board, representatives of Qatalyst Partners then recounted its recent discussions in September 2012 with Companies A, B, D, E and F and consistent with previous presentations, reported that each of them had expressed no interest in, or an inability to consummate, a transaction with Acme Packet at that time. Our board then discussed the risk to the present Oracle transaction and the business of the company if the company were to contact additional potential acquirors that had expressed no interest or ability to complete a transaction. The board also discussed the expectation that in any definitive agreement with Oracle, the board would be permitted to consider unsolicited offers at a higher price. The board determined not to contact additional parties at that time. The board then authorized management to continue discussions with respect to a potential transaction based on the per share cash price of $29.25 and to negotiate and enter into an exclusivity agreement with Oracle on the terms discussed with management.

On January 12, 2013 and January 13, 2013, the parties negotiated the terms of the written proposal which included a period of exclusive negotiation to expire no later than February 4, 2013. Oracle’s written proposal based on a per share cash price of $29.25 was executed and delivered by Oracle, and was subsequently executed by us on January 14, 2013.

Between January 14, 2013 and February 3, 2013, representatives of Oracle and its counsel, Weil, Gotshal & Manges, LLP and representatives of Acme Packet’s management team, Bingham McCutchen and Qatalyst Partners negotiated the terms of the definitive merger agreement, including our ability to respond to unsolicited inquiries following the announcement of the transaction, and our right to terminate the merger agreement to accept a superior proposal, and the voting agreements, and Oracle conducted business and legal due diligence on Acme Packet.

On January 25, 2013, our board of directors held a telephonic meeting to discuss the proposed terms of the transaction and the status of discussions with Oracle. In attendance at that meeting were all of the directors and, by invitation of the board, members of Acme Packet’s management team and representatives of Qatalyst Partners and Bingham McCutchen. As part of these discussions, the board directed representatives of Qatalyst Partners and Bingham McCutchen that certain changes to the merger agreement, including our ability to respond to unsolicited inquiries following the announcement of the transaction and right to terminate the merger agreement to accept a superior proposal, would be required in order to move forward with Oracle. On January 28, 2013 and January 29, 2013, the Acme Packet board and its committees held their regularly scheduled meetings. At the board meeting on January 29, 2013, members of management updated the board on, and discussed with the board, general business matters and the progress of due diligence and the negotiation of the definitive merger agreement, including the provisions of the agreement related to our ability to respond to unsolicited offers received after the announcement of the transaction and related provisions, including break-up fee, termination rights and non-solicitation mechanics.

On February 1, 2013, our board of directors held an in-person board meeting to further discuss the proposed terms of the transaction and the status of discussions with Oracle. In attendance in person at that meeting, in addition to our board were, by invitation of the board, members of Acme Packet’s management team and representatives of Qatalyst Partners and Bingham McCutchen. Members of management and Bingham McCutchen summarized the due diligence process and agreement negotiation process and status for the board. Representatives of Qatalyst Partners reviewed with the board in detail its preliminary analysis of the consideration offered in the proposed transaction from a financial point of view. The board asked numerous questions of management, representatives of Qatalyst Partners and Bingham McCutchen, and discussed the advantages and risks of the proposed transaction as described in the section entitled “—Reasons for the Merger and Recommendation of our Board of Directors”. Following the departure of the representatives of Qatalyst Partners, the board discussed the relative merits, challenges and opportunities of the proposed transaction and there was consensus among the board that management should continue moving towards completion of a transaction with Oracle on the proposed terms.

On February 3, 2013, our board of directors met by teleconference to discuss the final terms of the transaction and the proposed definitive merger agreement and related documents. In attendance at that meeting were all of the directors and, by invitation of the board, members of Acme Packet’s management team and representatives of Qatalyst Partners and Bingham McCutchen. A representative of Bingham McCutchen provided an update on the terms of the proposed merger agreement and form of voting agreement, copies of which were provided to the directors prior to the meeting. Representatives of Qatalyst Partners reviewed with the board its updated and final analysis of the consideration offered in the proposed transaction from a financial point of view. Representatives of Qatalyst Partners then delivered to our board its oral opinion, subsequently confirmed in writing, that as of February 3, 2013, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of our common stock (other than shares held by Oracle or any affiliate of Oracle) pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the opinion of Qatalyst Partners, dated as of February 3, 2013, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by representatives of Qatalyst Partners in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety in this proxy statement (see also the section entitled “—Opinion of Acme Packet’s Financial Advisor”). Following these presentations and after discussion, the board unanimously approved the merger agreement. The board also deemed it advisable, and in the best interests of Acme Packet and our stockholders, to consummate the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, and to recommend that our stockholders adopt and approve the merger agreement and the merger. Finally, management and representatives of Qatalyst Partners and Bingham McCutchen advised the board regarding the timing for execution of a definitive agreement and public announcement of the transaction and a projected closing timetable.

On the morning of February 4, 2013, before the U.S. stock markets opened, the merger agreement was executed, all signatories to the voting agreements delivered signature pages thereto and Acme Packet and Oracle jointly announced the execution of the merger agreement.

Reasons for the Merger and Recommendation of our Board of Directors

Reasons for the Merger

During the course of its deliberations on the merger, our board of directors held numerous meetings and consulted with our senior management, financial advisor and legal counsel, and reviewed, evaluated and considered numerous factors and a significant amount of information and data, including the following:

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information concerning our business, financial performance, both past and projected, and our financial condition, results of operations, both past and prospective, business and strategic objectives, as well as the risks of accomplishing those objectives;

•	our business and financial prospects if we were to remain an independent company, and the growth and scale required to continue to effectively compete in our industry;

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the increased competition from large communications and network equipment vendors, the effect that the changing mix of our business to more direct relationships with end user customers would have on our ability to grow revenue, and the substantial additional investment that would be needed to broaden our product and services portfolio to provide a more comprehensive systems integration, service, support and complete communications solutions offerings to effectively compete in the changing marketplace for products like ours and the effect that all of these factors would have on long-term future potential stockholder value;

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the effect that the changing mix of our business to more direct relationships with end user customers would have on our ability to recognize, or the timing of recognizing revenue and the effect that would have on long-term future potential stockholder value;

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management’s January 2013 account reviews with the company’s sales organization which provided additional evidence of the company’s changing role in our industry and the need for substantial additional investment in a broader product and service offering than previously anticipated and the effect that would have on long-term future potential stockholder value;

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the possible alternatives to the merger, including the option of continuing to operate our business independently, the timing and likelihood of accomplishing the business plans and strategic objectives of those alternatives, and potential benefits and risks of those alternatives;

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the results of our discussions and long-standing interactions with certain third parties that would reasonably be expected to have interest in acquiring Acme Packet relating to a possible strategic transaction with us, and our ability under the terms of the merger agreement to negotiate with third parties concerning certain unsolicited competing acquisition proposals if we receive such a proposal during the pendency of the merger;

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the terms of the merger agreement that would reasonably be expected to have an impact on the likelihood we will receive an unsolicited competing acquisition proposal during the pendency of the merger, including the termination fee that would be payable;

•	the other terms of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination rights of the parties; and

•	the availability of rights to statutory appraisal for any stockholders who believe that the Company’s value exceeds $29.25 per share.

In reaching its decision to approve the merger agreement and the merger, and to recommend that our stockholders approve and adopt the merger agreement and the merger, our board of directors determined that the following were positive reasons to support the merger agreement and the merger:

•	the value of the consideration to be received by our stockholders in the merger pursuant to the merger agreement;

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the fact that the merger consideration of $29.25 per share to be received by our stockholders in the merger represents a 22% premium to the closing price of our common stock on February 1, 2013,the trading day preceding the public announcement of the merger, and a 27% premium to the average closing price of our common stock during the 30 trading days prior to the public announcement of the merger;

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the financial presentation and oral opinion of Qatalyst Partners to our board of directors, subsequently confirmed in writing, that as of February 3, 2013, and based upon and subject to the considerations, limitations and other matters set forth in the opinion, the consideration to be received by the holders of shares of our common stock (other than shares held by Oracle or any affiliate of Oracle) pursuant to the merger agreement was fair, from a financial point of view, to such holders (the full text of the written opinion of Qatalyst Partners, dated as of February 3, 2013, is attached Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety). See also “ – Opinion of Acme Packet’s Financial Advisor” below;

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the belief of our board of directors that the merger consideration of $29.25 cash per share to be received by our stockholders in the merger provides greater certainty of value, and less risk, to our stockholders relative to the potential trading price of our common stock over a longer period of time after accounting for the long-term risks to our business resulting from operational execution risk and evolving industry dynamics referenced above;

•	the form of merger consideration, consisting solely of cash, which provides certainty of value to our stockholders;

•	the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of Oracle;

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the process through which Acme Packet, with the assistance of its financial advisor, engaged in or sought to engage in discussions with other companies believed to be the most likely candidates to pursue a business combination with, or an acquisition of, Acme Packet;

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the belief of our board of directors that, after extensive negotiations with Oracle and its representatives, we had obtained the highest price per share that Oracle was willing to pay and the highest price obtainable on the date of signing of the merger agreement;

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the fact that the merger agreement provides our board of directors with flexibility to furnish information to and conduct negotiations with third parties in certain circumstances and, upon payment to Oracle of a termination fee of $66.0 million, which our board of directors believes is reasonable under the circumstances, to terminate the merger agreement to accept a superior proposal;

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the other terms and conditions of the merger agreement, including, among other things: the size of the termination fee and the circumstances when that fee may be payable; the limited number and nature of the conditions to Oracle’s obligation to complete the merger, including the absence of a financing condition and the adequacy of Oracle’s capital resources to pay the merger consideration; and the definition of “material adverse effect” and the exceptions to what constitutes a material adverse effect for purposes of the merger agreement; and

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the fact that the voting agreements with our directors and certain of our executive officers and certain of their affiliates terminate in the event that we terminate the merger agreement, which permits those persons to support a transaction involving a superior proposal.

In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

•	the fact that our stockholders will not participate in any future growth potential or benefit from any future increase in the value of our company;

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the possibility that the merger will not be consummated and the potential negative effect of the public announcement of the merger on our sales, operating results and stock price, our ability to retain key management, sales and marketing, technical and other personnel, and our relationships with customers, vendors and other commercial partners;

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the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business in the ordinary course and preventing us from taking certain specified actions, subject to specific limitations, all of which may delay or prevent us from undertaking business opportunities pending completion of the merger;

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the risk of diverting management’s focus and resources from other strategic opportunities and from operational matters while working to implement the merger, and the possibility of other management and employee disruption associated with the merger, including the possible loss of key management, sales and marketing, technical or other personnel;

•	the conditions to Oracle’s obligation to complete the merger and the right of Oracle to terminate the merger agreement under certain circumstances;

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the possibility that we may be obligated to pay Oracle a termination fee of $66.0 million or reimburse Oracle for its expenses up to $5.0 million if the merger agreement is terminated under certain circumstances;

•	the fact that the merger consideration consists of cash and will therefore be taxable to our stockholders who are subject to taxation for U.S. federal income tax purposes; and

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the interests that certain of our directors and executive officers may have with respect to the merger, in addition to their interests as stockholders of Acme Packet generally, as described in the section entitled “—Interests of Acme Packet’s Directors and Executive Officers in the Merger”.

The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management, legal counsel and financial advisor.

Board of Directors Recommendation

After careful consideration, our board of directors has unanimously approved the merger agreement and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Acme Packet stockholders. Accordingly, our board of directors unanimously recommends that our stockholders approve the proposal to approve and adopt the merger agreement and the merger and that you vote “FOR” the proposal to approve and adopt the merger agreement and the merger at the special meeting.

Opinion of Acme Packet’s Financial Advisor

We retained Qatalyst Partners LP, which we refer to as Qatalyst Partners, to act as financial advisor to our board of directors in connection with a potential transaction such as the merger and to evaluate whether the consideration to be received by the holders of our common stock (other than Oracle or any affiliate of Oracle) pursuant to the merger agreement was fair, from a financial point of view, to such holders. We selected Qatalyst Partners to act as our financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the business and affairs of Acme Packet and the industry in which it operates. Qatalyst Partners has not had a material relationship with, and has not been paid any fees from Oracle in the prior four year period. Qatalyst Partners has provided its written consent to the reproduction of the Qatalyst Partners’ opinion in this proxy statement. At the meeting of our board of directors on February 3, 2013, Qatalyst Partners rendered its oral opinion, that, as of such date and based upon and subject to the considerations, limitations and other matters set forth therein, the $29.25 per share cash consideration to be received by the holders of our common stock (other than Oracle or any affiliate of Oracle) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated February 3, 2013, to our board of directors following the board meeting.

The full text of Qatalyst Partners’ written opinion, dated February 3, 2013, to our board of directors is attached hereto as Annex B and is incorporated by reference herein. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the board and addressed only, as of the date of the opinion, the fairness from a financial point of view, of the $29.25 per share cash consideration to be received by the holders of our common stock (other than Oracle or any affiliate of Oracle) pursuant to the merger agreement, and it does not address any other aspect of the merger. It does not constitute a recommendation as to how any stockholder should vote with respect to the merger or any other matter and does not in any manner address the price at which Acme Packet common stock will trade at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Qatalyst Partners reviewed a draft, dated as of February 3, 2013, of the merger agreement, which we refer to as the draft agreement, certain related documents and certain publicly available financial statements and other business and financial information of Acme Packet in January 2013. Qatalyst Partners also reviewed certain forward-looking information prepared by management of Acme Packet, including financial projections and operating data of Acme Packet, which we refer to as the company projections, described below in the section entitled “Certain Prospective Financial Information.” Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of Acme Packet with senior executives of Acme Packet. Qatalyst Partners also reviewed the historical market prices and trading activity for Acme Packet common stock and compared the financial performance of Acme Packet and the prices and trading activity of Acme Packet common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by Acme Packet. With respect to the company projections, Qatalyst Partners was advised by the management of Acme Packet, and assumed, that the company projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Acme Packet of the future financial performance of Acme Packet and other matters covered thereby. Qatalyst Partners assumed that the merger will be consummated in accordance with the terms set forth in the draft agreement, without any modification or delay. Qatalyst Partners also assumed that the final executed merger agreement would not differ in any material respect from the draft agreement reviewed by Qatalyst Partners. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the proposed merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Acme Packet or the contemplated benefits expected to be derived in the proposed merger. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Acme Packet, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of Acme Packet as to the existing and future technology and products of Acme Packet and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by the Qatalyst Partners’ opinion committee in accordance with its customary practice.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of Acme Packet to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to Acme Packet. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the $29.25 per share cash consideration to be received by the holders of our common stock (other than Oracle or any affiliate of Oracle) pursuant to the merger agreement, and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation, if any, to any of Acme Packet’s officers, directors or employees, or any class of such persons, relative to such consideration.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated February 3, 2013. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both the consensus of third-party research analysts’ projections, which we refer to as the analyst projections, and the company projections. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Illustrative Discounted Cash Flow Analysis

Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a potential, present value of Acme Packet by adding the net present value of the estimated future unlevered free cash flows, based on the projections provided by company management, to the net present value of a corresponding terminal value of Acme Packet. Qatalyst Partners’ analysis included the unlevered free cash flows of Acme Packet for calendar year 2013 through calendar year 2016 and calculated the terminal value at the end of 2016 by applying a range of multiples of 17.0x to 25.0x to Acme Packet’s calendar year 2017 estimated net operating profit after tax. These values were discounted to present values using an estimated weighted average cost of capital ranging from 13.0% to 15.0%. Qatalyst Partners then applied a dilution factor of 18% to reflect the dilution to current stockholders due to the effect of future equity compensation grants projected by Acme Packet’s management. Based on the calculations set forth above, this analysis implied a range of values for Acme Packet common stock of approximately $24.46 to $34.31 per share.

Selected Companies Analysis

Qatalyst Partners compared selected financial information and public market multiples for Acme Packet with publicly available information and public market multiples for selected companies. The companies used in this comparison were those companies listed below and were selected because they are public high growth communications vendors.

Company	CY13E Revenue Multiple	CY13E P/E Multiple

Aruba Networks, Inc.	4.0	25.9

BroadSoft, Inc.	4.8	20.3

F5 Networks, Inc.	4.5	20.2

Riverbed Technology, Inc.	3.1	16.5

Based upon research analyst estimates for calendar year 2013, and using the closing prices as of February 1, 2013 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully diluted enterprise value divided by the estimated consensus revenue for calendar year 2013, which we refer to as the CY13E Revenue Multiple, for each of the selected companies. The mean CY13E Revenue Multiples among the selected companies analyzed was 4.1x. The CY2013E Revenue Multiple for Acme Packet based on the analyst projections was 4.4x.

Based on an analysis of the CY13E Revenue Multiple for the selected companies, Qatalyst Partners selected representative ranges of 3.5x to 4.5x for the company projections and 3.0x to 4.0x for the analyst projections and applied these ranges to Acme Packet’s estimated calendar year 2013 revenue based on the company projections and the analyst projections, respectively. Based on Acme Packet’s fully-diluted shares (assuming treasury stock method), including common stock, RSUs, and stock options as provided by management of Acme Packet on February 1, 2013, this analysis implied a range of values for Acme Packet common stock of approximately $21.59 to $26.07 per share based on the company projections and approximately $18.12 to $22.19 per share based on the analyst projections.

Based upon research analyst estimates for calendar year 2013, and using the closing prices as of February 1, 2013 for shares of the selected companies, Qatalyst Partners calculated, among other things, the closing stock price divided by the estimated consensus earnings per share for calendar year 2013, which we refer to as the CY13E P/E Multiple, for each of the selected companies. The mean CY13E P/E Multiple among the selected companies analyzed was 20.8x. The CY13E P/E Multiple for Acme Packet based on the analyst projections was 47.3x.

Based on an analysis of the CY13E P/E Multiple for the selected companies, Qatalyst Partners selected a representative range of 20.0x to 35.0x for the company projections and 20.0x to 25.0x for the analyst projections and applied this range to Acme Packet’s estimated calendar year 2013 earnings per weighted average diluted share based on the company projections and the analyst projections, respectively. Based on the calculations set forth above, this analysis implied a range of values for Acme Packet common stock of approximately $13.76 to $24.08 per share based on the company projections and approximately $10.13 to $12.66 per share based on the analyst projections.

No company included in the selected companies analysis is identical to Acme Packet. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Acme Packet, such as the impact of competition on the business of Acme Packet and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of Acme Packet or the industry or in the financial markets in general. Mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.

Miscellaneous

In connection with the review of the merger by our board of directors, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of

Acme Packet. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Acme Packet. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the $29.25 per share cash consideration to be received by the holders of Acme Packet common stock (other than Oracle or any affiliate of Oracle) pursuant to the merger agreement, and in connection with the delivery of its opinion to the board. These analyses do not purport to be appraisals or to reflect the price at which Acme Packet common stock might actually trade.

Qatalyst Partners’ opinion and its presentation to our board of directors was one of many factors considered by our board in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the consideration to be received by Acme Packet stockholders pursuant to the merger or of whether our board of directors would have been willing to agree to a different consideration. The consideration was determined through arm’s-length negotiations between Acme Packet and Oracle and was approved by our board of directors. Qatalyst Partners provided advice to Acme Packet during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to Acme Packet or that any specific consideration constituted the only appropriate consideration for the merger.

Qatalyst Partners provides investment banking services and products to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Acme Packet, Oracle or certain of their respective affiliates. During the two year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and Acme Packet or Oracle pursuant to which compensation was received by Qatalyst Partners or its affiliates. However, Qatalyst Partners or its affiliates may in the future provide investment banking and other financial services to Acme Packet and Oracle or any of their respective affiliates for which it would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided Acme Packet with financial advisory services in connection with the proposed merger for which it will be paid approximately $31.5 million, $100,000 of which was payable upon execution of such engagement letter and $5 million of which was payable upon delivery of its opinion, and the remaining portion of which will be paid upon, and subject to, consummation of a merger. Acme Packet has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. Acme Packet has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under the federal securities law, and expenses related to or arising out of Qatalyst Partners’ engagement.

Certain Prospective Financial Information

Management Financial Projections. Our senior management does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year or make public projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the exploration of strategic alternatives as described in this proxy statement, management prepared a set of financial projections for the remainder of 2012 and calendar years 2013 through 2017, and these projections were provided to our board of directors and Qatalyst Partners in January 2013. To give our stockholders access to certain nonpublic information that was available to our board of directors at the time of the evaluation of the merger, we have included these projections below.

These financial projections were developed from historical financial statements and a series of assumptions and estimates related to future trends and did not give effect to any changes or expenses as a result of the merger or any other effects of the merger. The projections included below were prepared solely for internal use and were not prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles, or GAAP. The inclusion of this information should not be regarded as an indication that our board of directors, Qatalyst Partners, any of their respective affiliates, or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results. Our independent registered certified public accounting firm, Ernst & Young LLP, has neither examined nor compiled this prospective financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect to this information. None of us, Qatalyst Partners, Oracle, any of our or their respective affiliates or any other person assumes any responsibility for the validity, reasonableness, accuracy or completeness of the projections included below. None of us, Qatalyst Partners, Oracle or any of our or their respective affiliates intends to, and each of them disclaims any obligations to, update, revise or correct the projections if they are or become inaccurate (even in the short term).

Our future financial results may materially differ from those expressed in the projections due to factors that are beyond our ability to control or predict. We cannot assure you that any of these projections will be realized or that our future financial results will not materially vary from the plans and projections. The projections do not take into account any circumstances or events occurring after the date they were prepared and have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

Furthermore, while presented with numerical specificity, the projections necessarily are based on numerous assumptions, many of which are beyond our control and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, which assumptions may not prove to have been, or may no longer be, accurate. The projections do not take into account any circumstances or events occurring after the date they were prepared, including the February 4, 2013 announcement of the merger or subsequent integration planning activities. For instance, there can be no assurance that the announcement of the merger will not cause our customers to delay or cancel purchases of our products and services pending the consummation of the merger or the clarification of Oracle’s intentions with respect to the conduct of our business following the merger. Any such delay or cancellation of customer sales would likely adversely affect our ability to achieve the results reflected in the financial projections. In addition, the financial projections do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate or continuing in that context.

The projections were prepared in January 2013 in the context of the business, economic, regulatory, market and financial conditions that existed at that time, and have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared. The financial projections provided below are an update to projections provided to Qatalyst Partners and Oracle in November 2012 in that we decreased our forecasted annual revenue growth rate for 2013 from 25% to 20%, based on individual management interviews with each of our regional sales directors and other members of our sales team, as well as through further refinement of our forecast. As a result, the forecasted revenue for fiscal years 2014 through 2017 also decreased, although the forecasted annual growth rate for each of the years remained consistent. The decrease in the 2013 annual revenue growth rate also affected our forecasted gross margin and operating expenses for each of the years presented, as we forecast these financial measures based on historical trends and internal targets, as a percentage of revenue. The projections are not necessarily indicative of future performance, which may be significantly more favorable or less favorable than as set forth below. The projections cover multiple years, and such information by its nature becomes less reliable with each successive year. They should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

For the foregoing and other reasons, readers of this proxy statement are cautioned that the inclusion of financial projections in this proxy statement should not be regarded as a representation or guarantee that the targets will be achieved and that they should not rely on the projections. The projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in such projections, including, but not limited to, our performance, the marketplace for our products and services, industry performance, general business and economic conditions, customer requirements, competition, our ability to successfully manage costs in the future, adverse changes in applicable laws, regulations or rules and other risks and uncertainties described in documents we have filed with the SEC. See also the section entitled “Special Note Regarding Forward-Looking Statements” beginning on page 1 of this proxy statement.

The inclusion of the projections below should not be deemed an admission or representation by us, Qatalyst Partners, Oracle or any of our or their respective affiliates with respect to such projections or that the projections included are viewed by us, Qatalyst Partners, Oracle or any of our or their respective affiliates as material information regarding Acme Packet, and in fact we view the projections included below as non-material because of the inherent risks and uncertainties associated with such long range projections. The projections included below are not being included herein to influence your decision whether to vote in favor of the proposal to adopt the merger agreement, but because such financial projections, or portions of these projections, were provided to our board of directors, or calculated based on information provided to our board of directors and our financial advisor, Qatalyst Partners. The information from the projections included below should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Acme Packet contained in our public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in our financial projections, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

	FY 2012E	FY 2013E	FY 2014E	FY 2015E	FY 2016E	FY 2017E
	(dollars in thousands, except per share data)
Total Revenue	$274,438	$328,482	$410,603	$513,253	$615,904	$708,289
Non-GAAP (1) Gross Profit	226,250	271,119	340,075	426,319	511,583	588,320
Non-GAAP (1) Gross Margin	82.4%	82.5%	82.8%	83.1%	83.1%	83.1%
Non-GAAP (1) Operating Income	50,965	71,821	118,263	174,545	209,454	240,872
Non-GAAP (1) Operating Margin	18.6%	21.9%	28.8%	34.0%	34.0%	34.0%
Non-GAAP (1) Net Income per share applicable to common stockholders:
Diluted	$0.47	$0.69	$1.13	$1.60	$1.85	$2.04
Unlevered Free Cash Flow	28,959	32,205	56,056	87,567	110,447	139,063
Net Operating Income After Tax						$156,567

(1)	Non-GAAP projections exclude the effect of stock-based compensation expense and related payroll taxes, amortization of acquired intangible assets and other non-recurring charges.

Below is a reconciliation of our projected non-GAAP financial measures to GAAP for the twelve months ended December 31, 2012. We have not prepared a reconciliation of our non-GAAP Financial measures for any future periods because no such reconciliation is available without unreasonable efforts.

	GAAP	Stock- based compensation expense and related payroll taxes	Merger-related Costs	Amortization of acquired intangible assets	Non-GAAP
	(dollars in thousands, except per share data)
Gross profit	$219,588	$4,330	$—	$2,332	$226,250
Gross margin	80.0%	1.6%	—%	0.8%	82.4%
Operating (loss) income	(6,123)	53,133	643	3,312	50,965
Operating margin	(2.2)%	19.4%	0.2%	1.2%	18.6%
Net (loss) income per share:
Diluted	$(0.08)	$0.50	$0.01	$0.03	$0.47

Acme Packet uses financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe that they are useful to investors, as a supplement to GAAP measures in evaluating Acme Packet’s ongoing operational performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

As noted above, the plans and projections reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control.

Interests of Acme Packet’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement and the merger, you should be aware that Acme Packet’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of Acme Packet stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of and considered these interests, among other matters, in reaching its decision to approve, and declare advisable, the merger agreement and the merger. The material interests are summarized below.

Employment Agreements with Named Executive Officers. Acme Packet does not have formal employment agreements with its named executive officers. The initial compensation for each of our named executive officers was set forth in an offer letter that we executed with each of them at the time their employment commenced with Acme Packet. Each offer letter provides that the named executive officers’ employment with Acme Packet is on an at will basis. Other than as described below, Acme Packet does not have a formal policy or any agreements providing severance or any post termination benefits to our named executive officers.

Equity-Based Awards. At the effective time of the merger, the unvested portion of each stock option and restricted stock unit, and the vested portion of each stock option, the exercise price of which is equal to or greater than the merger consideration, in each case that is outstanding immediately prior to the effective time and that is held by an employee of Acme Packet or any of its subsidiaries as of immediately prior to the effective time of the merger will be assumed by Oracle and converted automatically into an option or restricted stock unit denominated in shares of Oracle common stock and subject to terms and conditions substantially identical to those in effect at the effective time of the merger, except that (1) the number of shares of Oracle common stock subject to such assumed equity award will be determined by multiplying the number of shares of Acme Packet common stock subject to such assumed equity award by a fraction (which we refer to as the option exchange ratio), the numerator of which is $29.25 and the denominator of which is the average closing price of Oracle common stock on NASDAQ over the five trading days immediately preceding (but not including) the date on which the effective time of the merger occurs (rounded down to the nearest whole share) and (2) the exercise price per share of each such assumed equity award will equal (A) the per share exercise or purchase price of such assumed equity award immediately prior to the effective time of the merger divided by (B) the option exchange ratio (rounded upward to the nearest whole cent). At the effective time of the merger, each Acme Packet stock plan pursuant to which any assumed equity award has been granted also will be assumed by Oracle.

Notwithstanding the foregoing, the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the merger agreement) of each outstanding Acme Packet equity award that is held by an employee immediately prior to the effective time of the merger, other than the vested portion of any stock option that is held by an employee and the exercise or purchase price of which is equal to or greater than the merger consideration, and the vested and unvested portion of each Acme Packet equity award held by a person who is not an employee of Acme Packet or any of its subsidiaries immediately prior to the effective time of the merger, will not be assumed by Oracle, but will be cancelled immediately prior to the effective time of the merger and, in exchange, each former holder of any such cancelled Acme Packet equity award will have the right to receive an amount, if any, in cash equal to the product of (1) the aggregate number of shares of Acme Packet common stock subject to such cancelled equity award immediately prior to the effective time of the merger and (2) $29.25 less any per share exercise or purchase price of such cancelled equity award immediately prior to such cancellation.

The following table referred to herein as the “—Vested Options Table” sets forth information regarding Acme Packet stock options held by our executive officers and directors that are vested or are scheduled to be vested by March 28, 2013 (the assumed date the merger is completed for purposes of this table).

Name	Number of Shares	Weighted Average Exercise Price	Aggregate Vested Option Payment (1)
Executive Officers
Andrew D. Ory	278,250	$7.77	$5,977,733
Patrick J. Melampy	11,687	$8.39	$243,759
Peter J. Minihane	180,250	$7.71	$3,882,390
Dino Di Palma	106,909	$9.78	$2,081,578
Marianne Budnik	—	$—	$—
James (Seamus) Hourihan	260,750	$4.39	$6,482,158
Steven Aulds	—	$—	$—
Erin Medeiros	199,959	$5.34	$4,781,262
Matthew J. Cushing	—	$—	$—
John F. Shields	78,750	$7.76	$1,692,388
Robert Ory	—	$—	$—
Non-Employee Directors
Gary J. Bowen	15,625	$26.74	$39,156
David B. Elsbree	46,875	$19.65	$450,156
Robert C. Hower	21,875	$26.73	$55,156
J. Russell Muirhead	9,375	$26.78	$23,156

(1)	To estimate the value of vested stock options, we multiplied the aggregate number of shares of Acme Packet common stock issuable upon exercise of the stock option by $29.25 per share less the weighted average exercise price (rounded to the nearest whole cent).

Severance and Change in Control Provisions in Option Agreements and Restricted Stock Unit Awards

Andrew D. Ory. On each of February 4, 2010, February 3, 2011 and February 6, 2012, Mr. Ory, a director and our President and Chief Executive Officer, entered into non-qualified stock option agreements, whereby if there is a change in control and within 365 days of the change of control, Mr. Ory (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

Patrick J. MeLampy. On each of February 4, 2010, February 3, 2011 and February 6, 2012, Mr. MeLampy, a director and our Chief Technology Officer, entered into non-qualified stock option agreements, whereby if there is a change in control and within 365 days of the change of control, Mr. MeLampy (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

Peter J. Minihane. On each of February 4, 2010, February 3, 2011 and February 6, 2012, Mr. Minihane, our Chief Financial Officer and Treasurer, entered into non-qualified stock option agreements, whereby if there is a change in control and within 365 days of the change of control, Mr. Minihane (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

Dino Di Palma. On each of February 4, 2010, February 3, 2011 and February 6, 2012, Mr. Di Palma, our Chief Operating Officer, entered into non-qualified stock option agreements, whereby if there is a change in control and within 365 days of the change of control, Mr. Di Palma (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

James (Seamus) Hourihan. On each of February 4, 2010, February 3, 2011 and February 6, 2012, Mr. Hourihan, our Senior Vice President of Corporate Strategy, entered into non-qualified stock option agreements, whereby if there is a change in control and within 365 days of the change of control, Mr. Hourihan (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

On October 25, 2011, a restricted stock unit award was issued to Mr. Hourihan. If, before the restrictions have been terminated or lapsed, there is a change in control, and within 365 days of the change of control, Mr. Hourihan (A) terminates his employment following (i) any material adverse change in authority, duty or responsibility, or (ii) a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (B) is terminated by Acme Packet for any reason or no reason (other than for cause), then the risk of forfeiture with respect to 100% of the restricted stock units then subject to a risk of forfeiture will lapse.

Marianne Budnik. On September 6, 2011, Ms. Budnik, our Chief Marketing Officer, entered into a non-qualified stock option agreement whereby, if there is a change in control, and within 365 days of the change of control, Ms. Budnik (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates her employment following a relocation of his principal place of business that increases her commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

On September 6, 2011, Ms. Budnik was also issued a restricted stock unit award. If, before the restrictions have been terminated or lapsed, there is a change in control, and within 365 days of the change of control Ms. Budnik (A) terminates her employment following (i) any material adverse change in authority, duty or responsibility, or (ii) relocation of her principal place of business that increases her commute prior to such relocation by more than 50 miles, or (B) is terminated by Acme Packet for any reason or no reason (other than for cause), then the risk of forfeiture with respect to 100% of the restricted stock units then subject to a risk of forfeiture will lapse.

On February 6, 2012, Ms. Budnik entered into a non-qualified stock option agreement, whereby if there is a change in control, and within 365 days of the change of control, Ms. Budnik (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates her employment following a relocation of her principal place of business that increases her commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

Steven D. Aulds. On January 9, 2012, Mr. Aulds, our Senior Vice President of Engineering, entered into a non-qualified stock option agreement whereby, if there is a change in control, and within 365 days of the change of control Mr. Aulds (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

On January 9, 2012, Mr. Aulds was also issued a restricted stock unit award. If, before the restrictions have been terminated or lapsed, there is a change in control, and within 365 days of the change of control Mr. Aulds (A) terminates his employment following (i) any material adverse change in authority, duty or responsibility, or (ii) terminates her employment following a relocation of her principal place of business that increases his commute prior to such relocation by more than 50 miles, or (B) is terminated by Acme Packet for any reason or no reason (other than for cause), then the risk of forfeiture with respect to 100% of the restricted stock units then subject to a risk of forfeiture will lapse.

Matthew J. Cushing. On September 4, 2012, Mr. Cushing, our Senior Vice President and General Counsel, was issued a restricted stock unit award. If, before the restrictions have been terminated or lapsed, there is a change in control, and within 365 days of the change of control Mr. Cushing (A) terminates his employment following (i) any adverse change in authority, duty or responsibility, or (ii) a relocation of her principal place of business that increases his commute prior to such relocation by more than 50 miles, or (B) is terminated by Acme Packet for any reason or no reason (other than for cause), then the risk of forfeiture with respect to 100% of the restricted stock units then subject to a risk of forfeiture will lapse.

On September 4, 2012, Mr. Cushing entered into a non-qualified stock option agreement whereby, if there is a change in control, and within 365 days of the change of control Mr. Cushing (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

Erin Medeiros. On each of February 4, 2010, February 3, 2011 and February 6, 2012, Ms. Medeiros, our Senior Vice President, Professional Services, entered into non-qualified stock option agreements, whereby if there is a change in control and within 365 days of the change of control, Ms. Medeiros (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates her employment following a relocation of her principal place of business that increases her commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

John F. Shields. On each of February 4, 2010, February 3, 2011 and February 6, 2012, Mr. Shields, our Vice President, Manufacturing Operations, entered into non-qualified stock option agreements, whereby if there is a change in control and within 365 days of the change of control, Mr. Shields (i) experiences any material adverse change in authority, duty or responsibility, (ii) voluntarily terminates his employment following a relocation of his principal place of business that increases his commute prior to such relocation by more than 50 miles, or (iii) is terminated by Acme Packet for any reason or no reason (other than for cause), then 100% of the then unvested stock options will vest.

Non-Employee Directors. In addition, all stock options granted to Acme Packet non-employee directors under its 2006 Director Option Plan will vest in full upon a change in control, provided that the directors remain in service immediately prior to the effective time of the merger.

The following table sets forth estimated information regarding accelerated vesting of (i) Acme Packet stock options and restricted stock unit awards held by our executive officers upon a qualifying termination of employment following completion of the merger and (ii) Acme Packet stock options and restricted stock awards payable to non-employee directors upon the closing of the merger, in each case, on March 28, 2013 (the assumed date the merger is completed for purposes of this table).

	Accelerated Options			Accelerated RSUs
Name	Number of Shares	Weighted Average Exercise Price	Aggregate Accelerated Option Payment (1)	Number of Shares	Aggregate Accelerated RSU Payment (1)	Total
Executive Officers
Andrew D. Ory	32,750	$13.04	$530,878	—	$—	$530,878
Patrick J. Melampy	21,750	$13.04	$352,568	—	$—	$352,568
Peter J. Minihane	21,750	$13.04	$352,568	—	$—	$352,568
Dino Di Palma	21,750	$13.04	$352,568	—	$—	$352,568
Marianne Budnik	—	$—	$—	12,500	$365,625	$365,625
James (Seamus) Hourihan	15,250	$13.04	$247,203	10,500	$307,125	$554,328
Steven Aulds	—	$—	$—	15,000	$438,750	$438,750
Erin Medeiros	15,250	$13.04	$247,203	—	$—	$247,203
Matthew J. Cushing	60,000	$18.84	$624,600	10,000	$292,500	$917,100
John Shields	8,750	$13.04	$141,838	—	$—	$141,838
Robert Ory	—	$—	$—	—	$—	$—
Non-Employee Directors
Gary J. Bowen	3,125	$26.78	$7,719	—	$—	$7,719
David B. Elsbree	3,125	$26.78	$7,719	—	$—	$7,719
Robert C. Hower	3,125	$26.78	$7,719	—	$—	$7,719
J. Russell Muirhead	3,125	$26.78	$7,719	—	$—	$7,719

(1)	To estimate the value of payments for accelerated vesting of Acme Packet stock options and restricted stock unit awards, we multiplied the aggregate number of shares of Acme Packet common stock issuable upon exercise of the stock options or vesting of the restricted stock unit awards by $29.25 per share less the weighted average exercise price (if any), rounded to the nearest whole cent. Amounts payable pursuant to the accelerated vesting of stock options and restricted stock unit awards are in addition to the value of vested stock options shown above in the “—Vested Options Table.”

The following table sets forth estimated dollar amounts payable to Acme Packet’s named executive officers under the compensation arrangements described above upon a qualifying termination of employment following completion of the merger on March 28, 2013 (the assumed date the merger is completed for purposes of this table).

Named Executive Officer	Cash	Equity (1)	Pension/ NQDC	Perquisites/ Benefits	Tax Reimbursement	Other	Total
Andrew D. Ory	$—	$530,878	$—	$—	$—	$—	$530,878
Patrick J. MeLampy	$—	$352,568	$—	$—	$—	$—	$352,568
Peter J. Minihane	$—	$352,568	$—	$—	$—	$—	$352,568
Dino Di Palma	$—	$352,568	$—	$—	$—	$—	$352,568
James (Seamus) Hourihan	$—	$554,328	$—	$—	$—	$—	$554,328

(1)	Represents total value of accelerated vesting of Acme Packet non-qualified stock options and restricted stock unit awards pursuant to each executive officer’s non-qualified stock option agreement or award, as applicable, as described above upon a qualifying termination of employment following completion of the merger, plus the value of vested stock options shown in the “—Vested Options Table” above.

Director and Officer Indemnification and Insurance. For a period of six years after the effective time of the merger, Parent is required to, or to cause the surviving corporation to, maintain officers’ and directors’ liability insurance (which we refer to as D&O insurance) with respect to acts or omissions occurring before the effective time of the merger covering each person currently covered by Acme Packet’s D&O insurance policy on terms with respect to coverage and amount no less favorable than Acme Packet’s D&O insurance in effect on the date of the merger agreement. In satisfying the foregoing obligation, neither Parent nor the surviving corporation will be required to pay annual premiums for insurance in excess of 250% of the amount per year Acme Packet paid for the 12–month period ending October 13, 2013 (which we refer to as the current premium). If the premiums for such insurance would at any time exceed 250% of the current premium, the surviving corporation will maintain, in its judgment, the maximum coverage available at an annual premium equal to 250% of the current premium. In lieu of the foregoing, Acme Packet may obtain prepaid policies prior to the effective time of the merger for, unless otherwise agreed to by Parent, an aggregate amount not in excess of 250% of the current premium, which policies provide the covered persons with D&O insurance coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the effective time of the merger, including in respect of the transactions contemplated by the merger agreement. If prepaid policies have been obtained prior to the effective time of the merger, the surviving corporation will maintain such policies in full force and effect for their full term and continue to honor the obligations thereunder.

From and after the effective time of the merger through the sixth anniversary of the effective time, the surviving corporation will, and Parent will cause the surviving corporation and its subsidiaries to fulfill and honor in all respects the obligations of Acme Packet and its subsidiaries (i) pursuant to indemnification agreements between Acme Packet or any of its subsidiaries and any person who is now, or has been at any time prior to the date of the merger agreement, or becomes prior to the effective time of the merger, a director or officer of Acme Packet or any of its subsidiaries (which we refer to as the indemnified parties), and (ii) any indemnification provision and any exculpation provision set forth in Acme Packet’s certificate of incorporation or bylaws as in effect on the date of the merger agreement.

The obligations of Parent and the surviving corporation as described in the two immediately preceding paragraphs will not be terminated, amended, or modified in any manner so as to adversely affect any indemnified party without the consent of such indemnified party.

If Parent, the surviving corporation or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person or entity, then the merger agreement requires that proper provision be made so that the successors and assigns of Parent or the surviving corporation will assume all of the indemnification obligations described above.

Financing of the Merger

The merger is not conditioned on Parent’s ability to obtain financing.

Delisting and Deregistration of Acme Packet Common Stock

If the merger is completed, Acme Packet common stock will be removed from listing on the NASDAQ Global Select Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Subsidiary will be merged with and into Acme Packet. As a result of the merger, the separate corporate existence of Merger Subsidiary will cease and Acme Packet will continue as the surviving corporation and become a wholly owned subsidiary of Parent, with Oracle as its ultimate parent entity. As the surviving corporation, Acme Packet will possess the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Acme Packet and Merger Subsidiary, all as provided under Delaware law.

The closing of the merger will occur as soon as practicable but in any event within two business days after all of the conditions set forth in the merger agreement and described under “—Conditions to the Merger” are satisfied or waived, to the extent permitted under the merger agreement, or at such other time as agreed to in writing by the parties unless the merger agreement has been terminated pursuant to its terms.

The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties and specified in the certificate of merger. The merger is expected to be completed in the first half of 2013. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at an earlier or later time, as agreed by the parties, or at all.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, by virtue of the merger, each share of Acme Packet common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive $29.25 in cash, without interest and less any applicable withholding taxes, other than:

•

shares of Acme Packet common stock owned by Acme Packet as treasury stock or by any of Oracle, Parent or Merger Subsidiary immediately prior to the effective time of the merger, which will be canceled, and no payment will be made with respect thereto;

•

shares of Acme Packet common stock held by any subsidiary of either Acme Packet or Oracle (other than Parent or Merger Subsidiary) immediately prior to the effective time of the merger, which will be converted into such number of shares of common stock, par value $0.01 per share, of the surviving corporation such that each such subsidiary of Acme Packet or Oracle owns the same percentage of the surviving corporation immediately following the effective time of the merger as such subsidiary of Acme Packet or Oracle, as applicable, owned in Acme Packet immediately prior to the effective time of the merger; and

•	shares of Acme Packet common stock held by a stockholder who has properly exercised appraisal rights in accordance with Delaware law.

The price to be paid for each share of Acme Packet common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of Acme Packet, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, that occurs prior to the effective time of the merger.

Each share of common stock of Merger Subsidiary outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock, of the surviving corporation with the same rights, powers and privileges as the shares so converted and, together with the shares of Acme Packet common stock held by any subsidiary of Oracle (other than Parent or Merger Subsidiary) or by any subsidiary of Acme Packet immediately prior to the effective time which will be converted into common stock of the surviving corporation as described in the second bullet point above, will thereafter constitute the only outstanding shares of capital stock of the surviving corporation.

Payment Procedures

Prior to the effective time of the merger, Parent will appoint an exchange agent for the purpose of exchanging for the merger consideration the certificates and uncertificated shares of Acme Packet common stock. As of the effective time of the merger, Parent will deposit with the exchange agent the merger consideration to be paid in respect of the certificates and uncertificated shares of Acme Packet common stock.

Each holder of shares of Acme Packet common stock that are converted into the right to receive the merger consideration will be entitled to receive the merger consideration upon (1) surrender to the exchange agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the exchange agent, or (2) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares. Until so surrendered or transferred, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate or uncertificated share.

If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, such payment is subject to the conditions that (1) either such certificate will be properly endorsed or will otherwise be in proper form for transfer or such uncertificated share will be properly transferred and (2) the person requesting such payment will pay to the exchange agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

After the effective time of the merger, there will be no further registration of transfers of shares of Acme Packet common stock on the stock transfer books of the surviving corporation. If, after the effective time of the merger, certificates or uncertificated shares of Acme Packet common stock are presented to the surviving corporation, they will be canceled and exchanged for the merger consideration.

Any portion of the payment fund deposited with the exchange agent that remains unclaimed by the holders of shares of Acme Packet common stock six months after the effective time of the merger will be returned to Parent, upon demand, and any such holder who has not exchanged shares of Acme Packet common stock for the merger consideration prior to that time will thereafter look only to Parent for payment of the merger consideration. Parent will not be liable to any holder of shares of Acme Packet common stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Acme Packet common stock two years after the effective time of the merger (or such earlier date, immediately prior to such time when the amounts would escheat to or become property of any governmental authority) will become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any person.

Acme Packet Representations and Warranties

The merger agreement contains representations and warranties made by Acme Packet to Parent and Merger Subsidiary and representations and warranties made by Parent to Acme Packet. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement, including information contained in a confidential disclosure schedule provided by Acme Packet to Parent in connection with the signing of the merger agreement. The confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders. Moreover, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between Acme Packet and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Acme Packet or Parent. This description of the representations and warranties is included to provide Acme Packet stockholders with additional information regarding the terms of the merger agreement. It is not intended to provide any other factual information about Acme Packet or Parent.

In the merger agreement, Acme Packet has made representations and warranties to Parent and Merger Subsidiary with respect to, among other things:

•	the due incorporation, valid existence, good standing and power of Acme Packet;

•	its power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Acme Packet;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with, creation of liens, violations or defaults under Acme Packet’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•

its capitalization, including in particular the number of outstanding shares of Acme Packet common stock and preferred stock, and the number of shares of common stock issuable upon the exercise of stock options and other equity awards;

•	its subsidiaries and their due incorporation or organization, valid existence, good standing, power and authority;

•	its SEC filings since January 1, 2009, including financial statements contained in such filings, internal controls and compliance with the Sarbanes-Oxley Act of 2002;

•	the accuracy and compliance with applicable securities laws of the information supplied by Acme Packet contained in this proxy statement;

•

conduct of business and absence of certain changes, except as contemplated by the merger agreement, including that there has been no fact, event, change, development or set of circumstances, that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acme Packet;

•	the absence of undisclosed material liabilities;

•	the absence of certain litigation;

•	Acme Packet’s and its subsidiaries’ compliance with applicable legal requirements since January 1, 2008;

•	matters with respect to Acme Packet’s material contracts;

•	tax matters;

•	matters related to Acme Packet’s employee benefit plans;

•	labor and employment matters;

•	matters related to Acme Packet’s insurance policies;

•	compliance with environmental laws and regulations;

•	intellectual property and information technology;

•	title to properties and the absence of encumbrances;

•	related party transaction matters;

•	compliance with the U.S. Foreign Corrupt Practices Act and other anti-corruption laws;

•	relationships with, and other matters related to, major customers and suppliers of Acme Packet, and recalls of Acme Packet products;

•	the absence of undisclosed brokers’ fees and expenses;

•	receipt by the Acme Packet board of directors of a fairness opinion from Qatalyst Partners, subject to the considerations, limitations and other matters set forth therein; and

•	the inapplicability of state takeover statutes to the merger and the absence of a “poison pill” stockholder rights plan.

Many of the representations and warranties in the merger agreement made by Acme Packet are qualified by a “materiality” or “material adverse effect on Acme Packet” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on Acme Packet). For purposes of the merger agreement, a “material adverse effect on Acme Packet” means (1) a material adverse effect on the business, financial condition or results of operations of Acme Packet and its subsidiaries, taken as a whole, or (2) an effect that would prevent, materially delay or materially impair Acme Packet’s ability to consummate the merger.

For purposes of clause (1) above, the definition of “material adverse effect on Acme Packet” excludes any adverse effect resulting from or arising out of:

•

the announcement or pendency of the merger (including any loss of or adverse change in the relationship of Acme Packet and its subsidiaries with their respective employees, customers, partners, distributors, resellers, suppliers, licensees or licensors related to such announcement or pendency);

•

general economic or political conditions or changes in such conditions (including acts of terrorism or war) that do not disproportionately affect Acme Packet and its subsidiaries, taken as a whole, as compared to other companies participating in the same industry as Acme Packet;

•

general conditions or changes in such conditions in the industry in which Acme Packet and its subsidiaries operate that do not disproportionately affect Acme Packet and its subsidiaries, taken as a whole, as compared to other companies participating in the same industry as Acme Packet;

•	any changes (after the date of the merger agreement) in GAAP or applicable law;

•

any failure to take any action in compliance with the restrictions and prohibitions described under “—Conduct of Acme Packet’s Business During the Pendency of the Merger”, provided that Acme Packet sought, but did not receive, the prior written consent of Parent to take such action(s), or the taking of any specific action at the written direction of Parent or expressly required by the merger agreement;

•

any suit, claim, action, litigation, arbitration or proceeding made or brought by any Acme Packet stockholder (on its own behalf or on behalf of Acme Packet) arising out of or related to the merger agreement or any of the transactions contemplated by the merger agreement; or

•

any failure of Acme Packet to meet internal or analysts’ estimates or projections (although any cause of any such failure may be taken into consideration when determining whether a material adverse effect on Acme Packet has occurred).

In the merger agreement, Parent made customary representations and warranties to Acme Packet with respect to, among other things:

•

the due organization or incorporation (as the case may be), valid existence and good standing of Parent, Oracle and Merger Subsidiary, and the limited liability company or corporate power, as the case may be, of Parent, Oracle and Merger Subsidiary;

•

the power and authority of each of Parent, Oracle and Merger Subsidiary to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Parent, Oracle and Merger Subsidiary;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

•

the absence of conflicts with, violations or defaults under Parent’s, Oracle’s or Merger Subsidiary’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the accuracy and compliance with applicable securities laws of the information supplied by Parent contained in this proxy statement;

•	the absence of certain litigation; and

•	the sufficiency of funds to pay the merger consideration.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Conduct of Acme Packet’s Business During the Pendency of the Merger

Except for matters permitted or contemplated by the merger agreement, as required by applicable law or agreed to in writing by Parent, from the date of the merger agreement until the effective time of the merger, Acme Packet will, and will cause each of its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to:

•	preserve its intellectual property, business organization and material assets;

•	keep available the services of its directors, officers and employees;

•	maintain in effect all of its government authorizations; and

•	maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others that have business relationships with Acme Packet.

In addition, except as expressly permitted or contemplated by the merger agreement, as required by applicable law or agreed to in writing by Parent, Acme Packet will not, nor will it permit its subsidiaries to:

•	amend Acme Packet’s or any of its subsidiaries’ certificate of incorporation, bylaws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise);

•

declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of Acme Packet or any of its subsidiaries, other than dividends and distributions by a direct or indirect wholly owned subsidiary of Acme Packet to its parent (except distributions under our ESPP and for distributions resulting from the vesting or exercise of any Acme Packet equity award);

•	split, combine or reclassify any capital stock of Acme Packet or any of its subsidiaries;

•	except as described below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Acme Packet or any of its subsidiaries;

•

purchase, redeem or otherwise acquire any securities of Acme Packet or any of its subsidiaries, except in satisfaction by holders of Acme Packet equity awards of the applicable exercise price and/or withholding taxes;

•	take any action that would result in the amendment, modification or change of any term of any indebtedness of Acme Packet or any of its subsidiaries;

•	issue, deliver, sell, grant, pledge, transfer, subject to any lien or otherwise encumber or dispose of any securities of Acme Packet or any of its subsidiaries, other than:

•

the issuance of shares of Acme Packet common stock upon the exercise of Acme Packet stock options or pursuant to the terms of Acme Packet restricted stock units that are outstanding as of the date of the merger agreement, in each case in accordance with the applicable equity award’s terms as in effect on the date of the merger agreement; or

•	the issuance of shares of Acme Packet common stock pursuant to our ESPP;

•	amend any term of any securities of Acme Packet or any of its subsidiaries (whether by merger, consolidation or otherwise);

•

adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to Acme Packet or any of its subsidiaries;

•	make any capital expenditures or incur any obligations or liabilities in respect of such expenditures in excess of $1,000,000 in the aggregate in any fiscal quarter;

•

acquire any business, assets or capital stock of any person or entity or division of an entity, whether in whole or in part (whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise);

•	acquire any other material assets (other than assets acquired in the ordinary course of business consistent with past practice);

•

sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any of its intellectual property, material assets or material properties except (1) pursuant to existing contracts or commitments, (2) sales of used equipment in the ordinary course of business consistent with past practice or (3) permitted liens incurred in the ordinary course of business consistent with past practice;

•

hire or engage any employees, consultants or contractors, or induce or encourage any employees, consultants or contractors to resign from Acme Packet or any of its subsidiaries or promote, transfer or change the employment status, titles or terms of employment of any employees;

•	increase the salary or other compensation payable to any employees, consultants, contractors or advisors of Acme Packet or any of its subsidiaries;

•

modify any existing, salary, bonus, commission, severance, equity compensation or other equity arrangement or other compensatory arrangement with any employees, consultants, contractors or advisors of Acme Packet or any of its subsidiaries;

•

reprice any right to acquire securities of Acme Packet or any of its subsidiaries or amend, accelerate or waive any vesting terms related to any award of securities of Acme Packet or any of its subsidiaries;

•

declare, pay, commit to, approve or undertake any obligation for the payment of a bonus, commission or other additional salary, compensation or employee benefits to any employees, consultants, contractors or advisors of Acme Packet or any of its subsidiaries;

•	write down any of its material assets, including any intellectual property of Acme Packet;

•	make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or applicable law;

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repurchase, prepay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities or issue or sell options, warrants, calls or other rights to acquire any debt securities of Acme Packet or any of its subsidiaries, or enter into any “keep well” or other agreement to maintain any financial statement or similar condition of another person (other than (1) in connection with the financing of ordinary course trade payables consistent with past practice or (2) accounts payable in the ordinary course of business consistent with past practice);

•

make any loans, advances or capital contributions to, or investments in, any other person or entity other than (1) Acme Packet and its subsidiaries or (2) accounts receivable and extensions of credit in the ordinary course of business, and advances in respect of expenses to employees, in each case in the ordinary course of business consistent with past practice;

•

agree to any exclusivity, non-competition, most favored nation or similar provision or covenant restricting Acme Packet, any of its subsidiaries or their affiliates from competing in any line of business or with any person or entity or in any area or engaging in any activity or business, or pursuant to which any benefit or right would be required to be given or lost as a result thereof, or which would have any such effect on Parent or its affiliates after the effective time of the merger;

•

enter into any contract, or relinquish or terminate any contract or other right, in any individual case with an annual value in excess of $50,000 or with a value over the life of the contract in excess of $100,000 other than:

•

entering into agreements for the sale or licensing of a product of Acme Packet or maintenance or services with respect to such product, or renewing such agreements, in either case in the ordinary course of business consistent with past practice;

•	entering into agreements for the purchase of supplies or materials for Acme Packet products in the ordinary course of business consistent with past practice;

•

entering into non-exclusive distribution, marketing, reselling or consulting agreements in the ordinary course of business consistent with past practice that provide for distribution of a product or service of Acme Packet or any of its subsidiaries by a third party; or

•	entering into non-exclusive OEM agreements in the ordinary course of business consistent with past practice that are terminable by Acme Packet without penalty within twelve months;

•	make or change any tax election, change any annual tax accounting period or adopt or change any method of tax accounting;

•

amend any tax returns or file any claim for tax refunds, enter into any closing agreement or tax ruling, enter into any tax allocation agreement, sharing agreement or indemnity agreement (other than commercial or financing agreements, entered into in the ordinary course of business consistent with past practices), consent to any waiver or extension with respect to any tax proceeding, file any tax return (other than an amendment to a tax return) in a manner inconsistent with past practice, or settle any tax proceeding, or surrender any right to claim a tax refund (including any scheduled refund to the extent it is used to offset or otherwise reduce tax liability);

•

pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to), or institute any suit, claim, action or proceeding with respect to, any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $100,000 in any individual case, other than (1) as required by their terms as in effect on the date of the merger agreement, (2) claims, liabilities or obligations reserved against on the September 30, 2012 balance sheet of Acme Packet (for amounts not in excess of such reserves) or (3) claims, liabilities or obligations incurred since September 30, 2012 in the ordinary course of business consistent with past practice (however, in the case of each of (1), (2) and (3), the payment, discharge, settlement or satisfaction of such claim, liability or obligation may not include any material obligation (other than the payment of money) to be performed by Acme Packet or any of its subsidiaries following the consummation of the merger);

•	waive, relinquish, release, grant, transfer or assign any right with a value of more than $100,000 in any individual case except in the ordinary course of business consistent with past practice;

•

waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar contract to which Acme Packet or any of its subsidiaries is a party;

•	pay any fees and expenses incurred in connection with the transactions contemplated by the merger agreement in excess of $100,000;

•

engage in (1) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters; (2) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters; (3) any practice which would have the effect of postponing to subsequent fiscal quarters payments by Acme Packet or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter); or (4) any other promotional sales or discount activity, in each case in clauses (1) through (4) in a manner outside the ordinary course of business consistent with past practices; or

•	authorize, commit or agree to take any of the actions described above.

Acme Packet’s Stockholders Meeting

Pursuant to the terms of the merger agreement, Acme Packet agreed to, as promptly as reasonably practicable after the date of the merger agreement, establish a record date for, duly call and give notice of, convene and hold a meeting of its stockholders (which we refer to as the special meeting) for the purpose of obtaining the approval and adoption of the merger agreement and the merger by Acme Packet stockholders regardless of whether the Acme Packet board of directors determines that the merger agreement is no longer advisable or recommends that Acme Packet stockholders reject it or any other adverse recommendation change has occurred. If Acme Packet is unable to obtain a quorum of its stockholders at such time, Acme Packet may adjourn the date of the special meeting for no more than five business days and Acme Packet must use its commercially reasonable efforts to obtain such a quorum as soon as practicable during the five business day period. Acme Packet may adjourn or postpone the special meeting to the extent (and only to the extent) Acme Packet reasonably determines that such adjournment or postponement is required by applicable law. If Acme Packet receives an acquisition proposal, or the price or material terms of a previously received acquisition proposal are modified or amended, in any such case during the five business days immediately prior to the stockholders meeting, Acme Packet may delay the stockholders meeting until the seventh business day after the date the special meeting would otherwise have been originally held.

Unless the Acme Packet board of directors shall have effected an adverse recommendation change, the Acme Packet board of directors will make the board recommendation (as defined in the section entitled “—Acme Packet Board Recommendation”) and use its reasonable best efforts to obtain the approval and adoption of the merger agreement and the merger by an affirmative vote of the holders of a majority of the outstanding shares of Acme Packet common stock, and Acme Packet will otherwise comply with all laws applicable to the stockholders meeting. The foregoing obligations will not be affected by the commencement, public proposal, public disclosure or communication to Acme Packet or any other person of any acquisition proposal. In addition,

Acme Packet shall establish a record date for, call, give notice of, convene and hold the stockholders meeting whether or not an adverse recommendation change has occurred or any acquisition proposal or superior proposal shall have been publicly proposed or announced or otherwise submitted to Acme Packet. Acme Packet has agreed that it will not submit any acquisition proposal (whether or not a superior proposal) to a vote of the stockholders prior to the vote of Acme Packet stockholders with respect to the merger at the special meeting.

Non-Solicitation; Competing Acquisition Proposals

Acme Packet has agreed that neither Acme Packet nor any of its subsidiaries will, nor will Acme Packet or any of its subsidiaries authorize or permit any of its or their directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives (whom we refer to collectively as representatives) to, and Acme Packet will instruct, and cause each applicable subsidiary to instruct, each such representative not to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any acquisition proposal (as defined below) or the making of any inquiry, offer or proposal that would reasonably be expected to lead to any acquisition proposal or, subject to the third paragraph that immediately follows:

•

conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Acme Packet or any of its subsidiaries to, afford access to the business, properties, assets, books or records of Acme Packet or any of its subsidiaries to or otherwise cooperate in any way, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make or has made any acquisition proposal;

•	amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Acme Packet or any of its subsidiaries;

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Delaware law;

•

enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement relating to any acquisition proposal or enter into any agreement or agreement in principle requiring Acme Packet to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement; or

•	resolve, propose or agree to do any of the foregoing.

Acme Packet also agreed to, and agreed to cause its subsidiaries and its or their respective representatives to, cease immediately and cause to be terminated, and not authorize or knowingly permit any of its or their representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to February 4, 2013 with respect to any acquisition proposal and to use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Acme Packet or any of its subsidiaries that was furnished by or on behalf of Acme Packet and its subsidiaries to return or destroy (and confirm destruction of) all such information.

“Acquisition proposal” means any offer, proposal, inquiry or indication of interest from any third party relating to any transaction or series of related transactions involving (1) any acquisition or purchase by any person or entity, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of Acme Packet or any of its subsidiaries, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any person or entity beneficially owning 15% or more of any class of outstanding voting or equity securities of Acme Packet or any of its subsidiaries, (2) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Acme Packet or any of its subsidiaries, the business of which constitutes 15% or more of the consolidated net revenues, net income or assets of Acme Packet and its subsidiaries (for or as of, as applicable, the twelve month period ended on December 31, 2012), (3) any sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 15% or more of the consolidated assets of Acme Packet and its subsidiaries (measured by the lesser of book or fair market value thereof as of December 31, 2012) or (4) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Acme Packet or any of its subsidiaries, the business of which constitutes 15% or more of the consolidated net revenues, net income or assets of Acme Packet and its subsidiaries (for or as of, as applicable, the twelve month period ended on December 31, 2012).

Notwithstanding the restrictions described above, prior to the approval and adoption of the merger agreement and the merger by Acme Packet stockholders, the Acme Packet board of directors, directly or indirectly through any representative, may (1) engage in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide unsolicited acquisition proposal in writing on or after February 4, 2013, that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that the Acme Packet board of directors believes in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a superior proposal (as defined in “—Acme Packet Board Recommendation” ) and (2) thereafter furnish to such third party non-public information relating to Acme Packet or any of its subsidiaries pursuant to a confidentiality agreement meeting certain requirements as set forth in the merger agreement, but in each case under the preceding clauses (1) and (2), only if the Acme Packet board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be a breach of its fiduciary duties to Acme Packet stockholders under applicable law.

The merger agreement requires Acme Packet to give Parent at least 24 hours’ prior written notice before taking any action referred to in clauses (1) or (2) of the immediately preceding paragraph. Acme Packet is required to notify Parent promptly (and in no event later than 24 hours) after it obtains knowledge of the receipt by Acme Packet or any of its representatives of any acquisition proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal, or any request for non-public information relating to Acme Packet or any of its subsidiaries or for access to the business, properties, assets, books or records of Acme Packet or any of its subsidiaries by any third party, in each case in connection with any acquisition proposal or inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal. This notice is required to contain the identity of the third party and a description of the material terms and conditions of the acquisition proposal, indication, offer, proposal or request. Commencing upon the provision of any notice referred to above, Acme Packet must (A) on a reasonable and prompt basis, at a mutually agreeable time, advise Parent (or its counsel) of the status and material terms (including material amendments or proposed amendments as to price and other material terms) of any such acquisition proposal, request or inquiry, and (B) promptly upon receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all material documents and material written or electronic communications relating to any such acquisition proposal (including the financing for such proposal), inquiry or request exchanged between Acme Packet, its subsidiaries or any of their respective officers, directors, employees or representatives, on the one hand, and the person or entity making an acquisition proposal (or any of such person’s or entity’s affiliates, or their respective officers, directors, employees, or representatives), on the other hand. Acme Packet will promptly provide Parent with any non-public information concerning the business, present or future performance, financial condition or results of operations of Acme Packet (or any of its subsidiaries) provided to any third party that was not previously provided to Parent. Acme Packet will provide Parent with at least 48 hours’ prior notice (or such lesser period of prior notice provided to the members of the Acme Packet board of directors) of any meeting of the Acme Packet board of directors at which the Acme Packet board of directors is reasonably expected to consider any acquisition proposal.

Acme Packet Board Recommendation

Subject to the provisions described below, the Acme Packet board of directors will unanimously recommend that Acme Packet stockholders vote in favor of the adoption and approval of the merger agreement and approval of the merger at the special meeting (which we refer to as the board recommendation). The Acme Packet board of directors also agreed to include the board recommendation in this proxy statement. Subject to the provisions described below, the merger agreement provides that neither the Acme Packet board of directors nor any committee of the board will:

•	fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the board recommendation;

•	approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any acquisition proposal or superior proposal;

•	fail to recommend against acceptance of any tender offer or exchange offer for Acme Packet common stock within ten business days after the commencement of such offer;

•	make any public statement inconsistent with the board recommendation; or

•	resolve or agree to take any of the foregoing actions.

We refer to each of the foregoing actions as an adverse recommendation change.

Notwithstanding anything to the contrary contained in the merger agreement, at any time prior to the adoption of the merger agreement by Acme Packet stockholders, the Acme Packet board of directors, following receipt of and on account of a superior proposal, may make an adverse recommendation change or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, but only if, in either case, the Acme Packet board of directors determines in good faith, after consultation with outside legal counsel, that the failure to make an adverse recommendation change would be a breach of its fiduciary duties under applicable law. The Acme Packet board of directors, however, will not make an adverse recommendation change or terminate the merger agreement unless:

•

Acme Packet provides written notice to Parent at least five business days in advance of its intention to take such action or actions with respect to a superior proposal (which we refer to as the notice period);

•

Acme Packet attaches to such notice the most current version of the proposed agreement or a detailed summary of all material terms of the superior proposal and the identity of the third party making the superior proposal;

•

during the notice period, Acme Packet negotiates, and causes its financial and legal advisors to negotiate, with Parent in good faith to make such adjustments in the terms and conditions of the merger agreement so that the acquisition proposal is no longer a superior proposal, if Parent proposes to make such adjustments (it being understood and agreed that in the event that if, after the commencement of the notice period, there is any material revision to the terms of the superior proposal, including any revision in price, the notice period will be extended to ensure that at least three business days remain in the notice period subsequent to the time that Acme Packet notifies Parent of any such material revision); and

•

Parent does not make within the notice period a written offer capable of acceptance that is determined by the Acme Packet board of directors in good faith, after consulting with its outside legal counsel and its financial advisor of nationally recognized reputation, to be at least as favorable to Acme Packet stockholders as the superior proposal.

“Superior proposal” means any binding bona fide, unsolicited, written acquisition proposal that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, made by a third party, that, if consummated, would result in such third party (or, in the case of a direct merger between such third party or any subsidiary of such third party and Acme Packet, the stockholder of such third party) owning, directly or indirectly, all of the outstanding shares of Acme Packet common stock, or all or substantially all of the consolidated assets of Acme Packet and its subsidiaries, and which acquisition proposal the Acme Packet board of directors determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such acquisition proposal (including any termination or breakup fees, expense reimbursement provisions and conditions to consummation), and after taking into account all financial, legal, regulatory, and other aspects of such acquisition proposal (including the financing terms and the ability of such third party to finance such acquisition proposal), is more favorable and provides greater value to Acme Packet stockholders (other than Parent and its affiliates) than as provided in the merger agreement (including any changes to the terms of the merger agreement proposed by Parent in response to such superior proposal pursuant to and in accordance with the merger agreement).

Notwithstanding anything to the contrary in the merger agreement, the Acme Packet board of directors also may, in response to a material fact, event, change, development or set of circumstances (other than an acquisition proposal occurring or arising after February 4, 2013 and any fact, event, change, development or set of circumstances resulting from or arising out of the announcement, pendency or consummation of the merger) that was not known to the Acme Packet board of directors nor reasonably foreseeable by the Acme Packet board of directors as of or prior to February 4, 2013 (and not relating in any way to any acquisition proposal) (which we collectively refer to as an intervening event), make an adverse recommendation change if:

•

the Acme Packet board of directors determines in good faith, after consultation with outside legal counsel, that, in light of such intervening event, the failure of the Acme Packet board of directors to effect such an adverse recommendation change would be a breach of its fiduciary duties under applicable law;

•

at least five business days prior to such adverse recommendation change, Acme Packet provides Parent written notice advising Parent that the Acme Packet board of directors intends to take such action and specifying the facts underlying the determination that an intervening event has occurred, and the reasons for the adverse recommendation change, in reasonable detail; and

•

during the five business day period, if requested by Parent, Acme Packet negotiates in good faith with Parent to amend the merger agreement in such a manner that obviates the need for an adverse recommendation change as a result of the intervening event.

Notwithstanding the provisions described above, the merger agreement does not prohibit the Acme Packet board of directors from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an acquisition proposal; provided that such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act) will constitute an adverse recommendation change unless Acme Packet’s board of directors expressly publicly reaffirms the board recommendation in such communication or within two business days after requested to do so by Parent.

Acme Packet Equity-Based Awards

At the effective time of the merger, the unvested portion of each stock option and restricted stock unit, and the vested portion of each stock option the exercise price of which is equal to or greater than the merger consideration, in each case that is outstanding immediately prior to the effective time and that is held by an employee of Acme Packet or any of its subsidiaries as of immediately prior to the effective time of the merger will be assumed by Oracle and converted automatically into an option or restricted stock unit denominated in shares of Oracle common stock and subject to terms and conditions substantially identical to those in effect at the effective time of the merger, except that (1) the number of shares of Oracle common stock subject to such assumed equity award will be determined by multiplying the number of shares of Acme Packet common stock subject to such assumed equity award by a fraction (which we refer to as the option exchange ratio), the numerator of which is $29.25 and the denominator of which is the average closing price of Oracle common stock on NASDAQ over the five trading days immediately preceding (but not including) the date on which the effective time of the merger occurs (rounded down to the nearest whole share) and (2) the exercise price per share of each such assumed equity award will equal (A) the per share exercise or purchase price of such assumed equity award immediately prior to the effective time of the merger divided by (B) the option exchange ratio (rounded upwards to the nearest whole cent). At the effective time of the merger, each Acme Packet stock plan pursuant to which any assumed equity award has been granted also will be assumed by Oracle.

Notwithstanding the foregoing, the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the merger agreement) of each outstanding Acme Packet equity award that is held by an employee immediately prior to the effective time of the merger, other than the vested portion of any stock option that is held by an employee and the exercise or purchase price of which is equal to or greater than the merger consideration, and the vested and unvested portion of each Acme Packet equity award held by a person who is not an employee of Acme Packet or any of its subsidiaries immediately prior to the effective time of the merger, will not be assumed by Oracle, but will be cancelled immediately prior to the effective time of the merger and, in exchange, each former holder of any such cancelled Acme Packet equity award will have the right to receive an amount, if any, in cash equal to the product of (1) the aggregate number of shares of Acme Packet common stock subject to such cancelled equity award immediately prior to the effective time of the merger and (2) $29.25 less any per share exercise or purchase price of such cancelled equity award immediately prior to such cancellation.

Pursuant to the merger agreement, Parent has agreed to use commercially reasonable efforts to facilitate the assumption and conversion of the assumed stock options, and Oracle will file with the SEC a registration statement on Form S-8 with respect to the shares of Oracle common stock issuable upon exercise of the assumed equity awards promptly following the effective time of the merger (and in no event later than 20 business days after the effective time of the merger).

Acme Packet Employee Stock Purchase Plan

As required by the merger agreement, Acme Packet will, as of March 15, 2013, terminate all purchase periods under the 2011 Employee Stock Purchase Plan, or ESPP, provide that no further purchase periods shall commence under the ESPP and terminate the ESPP. Additionally, each outstanding right under the ESPP, as of such date, will be exercised for the purchase of shares of Acme Packet common stock in accordance with the terms of the ESPP.

Acme Packet Employee Compensation and Benefits

Employee Benefits and Service Credit. From and after the effective date of the merger, Parent has agreed (1) with respect to employees of Acme Packet or its subsidiaries who continue employment with the surviving corporation or any of its subsidiaries following the effective time of the merger (who we refer to as continuing employees), to use reasonable efforts to provide those employees with credit for prior service with Acme Packet to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit or other pension or retirement plan) and vesting under each compensation, vacation, fringe or welfare benefit plan of Parent, the surviving corporation or any of their subsidiaries or affiliates (other than equity compensation or sabbatical plans or arrangements) in which any continuing employee is or becomes eligible to participate, but only to the extent service was credited to such employee under a comparable Acme Packet employee plan immediately prior to the effective date of the merger and would not result in a duplication of benefits and (2) with respect to employee welfare benefit plans in which any continuing employee is or becomes eligible to participate, to use reasonable efforts to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements under applicable Parent benefit plans for such employees and their eligible dependents, subject to certain limitations, and to provide such employees and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that such continuing employee commences participation under such applicable Parent benefit plans, subject to certain limitations.

401(k) Plans. Unless Parent requests otherwise in writing at least 10 business days before the effective time of the merger, Acme Packet and its subsidiaries will terminate all plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective as of the day immediately prior to the effective time of the merger. As of the day immediately prior to the effective time of the merger, Acme Packet employees will not have the right to contribute to any such plan. Acme Packet will provide Parent with evidence that each such plan has been terminated.

Other Covenants and Agreements

Access to Information. From the date of the merger agreement until the effective time of the merger, subject to certain exceptions described in the merger agreement, Acme Packet has agreed to (1) give Parent and its representatives access to the offices, properties, books, records, agreements, governmental authorizations, documents, directors, officers and employees of Acme Packet and its subsidiaries during normal business hours, (2) furnish or make available to Parent and its representatives such financial, tax and operating data and other information as they may request and (3) instruct its representatives to cooperate with Parent and its representatives in Parent’s investigation.

State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover laws or regulations enacted under state, federal or foreign laws becomes or is deemed to be applicable to Acme Packet, Parent, Merger Subsidiary, the merger, the voting agreements or any other transaction contemplated by the merger agreement, then each of Acme Packet, Parent, Merger Subsidiary, and their respective boards of directors has agreed to grant such approvals and take such actions as are necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to render such laws or regulations inapplicable.

Voting of Shares. Parent will vote any shares of Acme Packet common stock beneficially owned by it or any of its subsidiaries in favor of adoption of the merger agreement at the special meeting, and will vote or cause to be voted the shares of Merger Subsidiary held by it or any of its subsidiaries, as the case may be, in favor of adoption of the merger agreement.

Public Announcements. Parent and Acme Packet have agreed that each will consult with the other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to the merger agreement or the transactions contemplated by the merger agreement. Neither will issue any such press release or make any such other public statement without the consent of the other party, which will not be unreasonably withheld, except (1) as such release or announcement may be required by applicable law or any listing agreement with or rule of any national securities exchange or association upon which the securities of Acme Packet or Parent, as applicable, are listed, or (2) as such release or announcement may be made with respect to an adverse recommendation change, in each such case the party making the release or announcement will consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party making the release or announcement will consider such comments in good faith.

Notification of Certain Events. Subject to applicable law and certain limitations, the merger agreement provides that the executive officers of Acme Packet, including its chief executive officer, will consult in good faith on a regular basis with Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with Acme Packet, the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent. In addition, the merger agreement provides that Acme Packet will promptly notify Parent of (1) any written notice or other written communication (or any other notice or communication to the extent that the General Counsel or any other officer of Acme Packet becomes aware of such notice or communication) alleging that consent from any entity or person is required in connection with the transactions contemplated by the merger agreement, (2) any notice or other communication received from any governmental authority in connection with the transactions contemplated by the merger agreement, (3) any suit, claim, action, litigation, arbitration or proceeding commenced or, to Acme Packet’s knowledge, threatened against, relating to, involving or otherwise affecting Acme Packet or any of its subsidiaries that, if pending on the date of the merger agreement, would have been required to have been disclosed pursuant to the merger agreement, or that relate to the consummation of the transactions contemplated by the merger agreement, (4) any notice or other communication from any major customer or major supplier that it is terminating its relationship with Acme Packet or any of its subsidiaries as a result of the transactions contemplated by the merger agreement and (5) any inaccuracy of any representation or warranty or breach of covenant or agreement in the merger agreement that could reasonably be expected to cause the conditions to the merger not to be satisfied.

Litigation. Acme Packet has agreed to give Parent the opportunity to participate in the defense of any proceeding against Acme Packet and/or its directors relating to the transactions contemplated by the merger agreement. Acme Packet has also agreed that it will obtain the prior written consent of Parent prior to settling or satisfying any such proceeding.

Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each of Acme Packet and Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law, Acme Packet’s contracts with third parties, or otherwise, to consummate the transactions contemplated by the merger agreement including (1) the obtaining from governmental authorities of all necessary actions or nonactions, waivers, consents and approvals and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority, (2) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties, and (3) the execution and delivery of any additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

Parent and Acme Packet have further agreed to (1) provide or cause to be provided, as promptly as practicable to governmental authorities with regulatory jurisdiction over enforcement of any antitrust laws, information and documents requested by such governmental antitrust authorities or necessary, proper or advisable to permit completion of the transactions contemplated by the merger agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any foreign antitrust laws as promptly as practicable following the date of the merger agreement (but in no event more than 15 business days from the date of the merger agreement except by mutual consent confirmed in writing) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional consents and filings under any antitrust laws; and (2) use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by the merger agreement by any governmental authority.

The merger agreement provides that in connection with the receipt of any necessary governmental approvals or clearances (including under any antitrust law), neither Parent nor any of its affiliates is required to, nor is Acme Packet or any of its affiliates allowed to without the prior written consent of Parent, agree or offer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, Acme Packet or any of their respective affiliates. Parent or any of its affiliates will not be obligated to litigate or participate in the litigation of any proceeding, whether judicial or administrative, brought by any governmental authority or appeal any order (1) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the merger or other transactions contemplated by the merger agreement or seeking to obtain from Parent or any of its affiliates any damages in connection therewith, or (2) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by Acme Packet, Parent or any of their respective affiliates of all or any portion of the business, assets or any product of Acme Packet, Parent or any of their respective affiliates or to require any of them to dispose of, license or enter into a consent decree or hold separate all or any portion of the business, assets or any product of Acme Packet, Parent or any of their respective affiliates, in each case as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement.

Subject to applicable law relating to the exchange of information, Acme Packet and Parent and their respective counsel will (1) have the right to review in advance, and to the extent practicable each will consult the other on, any filing made with, or written materials to be submitted to, any governmental authority in connection with the transactions contemplated by the merger agreement, (2) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the Antitrust Division, the FTC or any other governmental antitrust authority and (3) promptly furnish each other with copies of all correspondence, filings and written communications between them or their subsidiaries or affiliates, on the one hand, and any governmental authority or its respective staff, on the other hand, with respect to the transactions contemplated by the merger agreement. Acme Packet and Parent will, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by the merger agreement and to participate in the preparation for such discussion, telephone call or meeting. However, neither Parent nor Acme Packet will commit to or agree with any governmental authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable foreign competition laws, without the prior written consent of the other.

Each of Parent and Merger Subsidiary has agreed that, until the effective time of the merger, each will not, and will ensure that none of its subsidiaries or other affiliates will, take any action or propose, announce an intention or agree, in writing or otherwise, to take any action that would reasonably be expected to materially delay or prevent the completion of the transactions contemplated by the merger agreement.

Conditions to the Merger

The obligations of Oracle, Parent and Merger Subsidiary, on the one hand, and Acme Packet, on the other hand, to consummate the merger are subject to the satisfaction at or prior to the closing of the merger of the following conditions:

•	approval and adoption of the merger agreement and the merger by an affirmative vote of the holders of a majority of the outstanding shares of Acme Packet common stock;

•

no governmental authority with jurisdiction over any party to the merger agreement will have issued any order, injunction, judgment, decree or ruling or taken any other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger; and

•	no law or regulation will have been adopted that makes the consummation of the merger illegal or otherwise prohibited.

The obligations of Parent and Merger Subsidiary to consummate the merger are subject to the satisfaction of the additional following conditions:

•

the representations and warranties of Acme Packet made in the merger agreement relating to corporate existence and power, corporate authorization, non-contravention of Acme Packet’s certificate of incorporation or bylaws, capitalization matters, finders’ fees, the opinion of Acme Packet’s financial advisor, the inapplicability of state takeover statutes to the merger and the absence of a “poison pill” stockholder rights plan, to the extent not qualified as to materiality or material adverse effect, will be true in all material respects, and to the extent so qualified will be true in all respects, when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true, to the extent not qualified as to materiality or material adverse effect, in all material respects, and to the extent so qualified, in all respects, in each case as of such specified date);

•

the other representations and warranties of Acme Packet made in the merger agreement, disregarding materiality or material adverse effect qualifications, will be true when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true as of such specified date), provided that such representations and warranties will be deemed to be true unless the individual or aggregate impact of the failure to be so true would have or would reasonably be expected to have a material adverse effect on Acme Packet;

•	Acme Packet will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

•	Parent will have received certificates signed on Acme Packet’s behalf by a senior executive officer of Acme Packet as to the satisfaction of the conditions described in the preceding three bullets;

•

Acme Packet will have delivered to Parent a certificate executed by the secretary of Acme Packet certifying: (A) the approval of the Acme Packet board of directors and the stockholders of Acme Packet of the merger agreement and the transactions contemplated by the merger agreement; (B) the governing documents of Acme Packet and each of its subsidiaries; (C) the name, title, incumbency and signatures of the officers authorized to execute the merger agreement and the other agreements contemplated by the merger agreement to which Acme Packet is a party; and (D) any and all Acme Packet board of directors, committee and stockholder resolutions, consents or other actions taken by the Acme Packet board of directors, any committee of the Acme Packet board of directors or the stockholders of Acme Packet between the date of the merger agreement and the closing date;

•

there will not be instituted, pending or overtly threatened any suit, claim, action or proceeding initiated by any governmental authority, (1) challenging or seeking to make illegal, delay materially or otherwise restrain or prohibit the consummation of the merger or seeking to obtain material damages, (2) seeking to restrain or prohibit Parent’s (or that of its affiliates) ownership or operation of all or any material portion of the business, assets or products of Acme Packet and its subsidiaries, taken as a whole, or of Parent and its affiliates, taken as a whole, or to compel Parent or any of its affiliates to dispose of, license or hold separate all or any material portion of the business, assets or products of Acme Packet and its subsidiaries, taken as a whole, or of Parent and its affiliates, taken as a whole, (3) seeking to impose or confirm material limitations on the ability of Parent or any of its affiliates effectively to acquire, hold or exercise full rights of ownership of Acme Packet common stock or any shares of common stock of the surviving corporation, including the right to vote such shares on all matters properly presented to Acme Packet stockholders, or (4) seeking to require divestiture by Parent, Merger Subsidiary or any of Parent’s other affiliates of any equity interests;

•

there will not be in effect any order, injunction, judgment, decree or ruling that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (1) through (4) of the preceding bullet point;

•

the waiting period applicable to the merger under the HSR Act or any applicable foreign competition law will have expired or been terminated and any affirmative approval of a governmental authority required under any applicable foreign competition law will have been obtained;

•

except as expressly permitted or contemplated by the merger agreement, as required by applicable law or agreed to in writing by Parent, Acme Packet, in all respects, will not have done or permitted any of its subsidiaries to do any of the following since the date of the merger agreement:

•

hired or engaged any employee, consultant or contractor, or induced or encouraged any employee, consultant or contractor to resign from Acme Packet or any of its subsidiaries or promoted, transferred or changed the employment status, title or terms of employment of any employee;

•	increased the salary or other compensation payable by Acme Packet or any of its subsidiaries to any employee, consultant, contractor or advisor of Acme Packet or any of its subsidiaries;

•

modified any existing salary, bonus, commission, severance, equity compensation or other equity arrangement or other compensatory arrangement with any employee, consultant, contractor or advisor of Acme Packet or any of its subsidiaries;

•	modified or waived any of the terms or conditions of, or the performance or other criteria to payment or earning of, the arrangements referenced in the preceding bullet point;

•

repriced any right to acquire securities of Acme Packet or any of its subsidiaries or amended, accelerated or waived any vesting terms related to any award of securities of Acme Packet or any of its subsidiaries; or

•

declared, paid, committed to, approved or undertook any obligation for the payment by Acme Packet or any of its subsidiaries of a bonus, commission or other additional salary, compensation or employee benefit to any employee, consultant, contractor or advisor of Acme Packet or any of its subsidiaries; and

•

there will not have been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Acme Packet.

The obligation of Acme Packet to consummate the merger is subject to the satisfaction of the following additional conditions:

•

the representations and warranties of Parent and Merger Subsidiary made in the merger agreement will be true and correct in all material respects (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all material respects as of such specified date);

•	Parent and Merger Subsidiary will have performed in all material respects their respective obligations under the merger agreement;

•	Acme Packet will have received a certificate signed on Parent’s behalf by an authorized officer of Parent as to the satisfaction of the conditions described in the preceding two bullets; and

•	the waiting period applicable to the merger under the HSR Act will have expired or been terminated.

The above conditions may be amended or waived prior to the effective time of the merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, after the adoption of the merger agreement by Acme Packet stockholders, no amendment or waiver of the above conditions or any other amendment to the merger agreement may be made that requires the approval of Acme Packet stockholders under Delaware law unless the required further approval is obtained.

Termination of the Merger Agreement

Acme Packet and Parent may terminate the merger agreement by mutual written agreement at any time before the consummation of the merger, notwithstanding any approval of the merger agreement by the Acme Packet stockholders. In addition, either Parent or Acme Packet may terminate the merger agreement at any time before the consummation of the merger if:

•

the merger has not been consummated on or before August 4, 2013 (which we refer to as the end date); however, if (1) the conditions to the consummation of the merger by Parent and Merger Subsidiary that are specific to Parent and Merger Subsidiary have been satisfied, other than the expiration or termination of the applicable waiting period under the HSR Act and any applicable foreign competition law and the obtainment of any affirmative approval of any governmental authority required under any applicable foreign competition law, then Parent will be entitled to extend the end date by up to two three-month periods, and (2) the conditions to the consummation of the merger by Acme Packet that are specific to Acme Packet have been satisfied, other than the expiration or termination of the applicable waiting period under the HSR Act, then Acme Packet will be entitled to extend the end date by one three-month period, but in no event may the end date be extended by Parent or Acme Packet to a date that is later than February 4, 2014; provided that such right to terminate the merger agreement will not be available to any party whose material breach of any provision of the merger agreement results in the failure of the merger to be consummated by the end date;

•

any governmental authority of competent jurisdiction has issued an order, decree, injunction or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or other action becomes final and non-appealable;

•	any law or regulation has been adopted that makes consummation of the merger illegal or otherwise prohibited; or

•

the special meeting has been held and the approval and adoption of the merger agreement and the merger by Acme Packet stockholders have not been obtained at the special meeting or at any adjournment or postponement of that meeting.

Parent may also terminate the merger agreement if:

•	an adverse recommendation change (as defined in the section entitled “—Acme Packet Board Recommendation”) has occurred;

•

Acme Packet has entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or other contract (other than a permitted confidentiality agreement) relating to an acquisition proposal;

•	Acme Packet or any of its representatives has willfully and materially breached any of its obligations under the non-solicitation provisions in the merger agreement;

•

the Acme Packet board of directors or any committee of the board (A) has failed to reject any acquisition proposal within 10 business days of the making public of such proposal (including, for these purposes, by taking no position with respect to the acceptance by the stockholders of Acme Packet of a tender offer or exchange offer) or (B) has failed, pursuant to Rule 14e-2 promulgated under the Exchange Act, or otherwise, to publicly reconfirm the board recommendation within 10 business days after receipt of a written request from Parent that it do so if such request is made following the making by any person or entity of an acquisition proposal; or

•

Acme Packet has materially breached any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Acme Packet set forth in the merger agreement was inaccurate when made or has become inaccurate, in either case such that the conditions to the merger relating to the accuracy of Acme Packet’s representations and warranties and performance of covenants or agreements would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate, and such breaches or inaccuracies are either not cured or curable by Acme Packet through the exercise of commercially reasonable efforts prior to the end date and within 30 days, or Acme Packet ceases to exercise commercially reasonably efforts to cure such breaches or inaccuracies.

Acme Packet may also terminate the merger agreement if:

•

prior to the adoption of the merger agreement by Acme Packet stockholders, the Acme Packet board of directors has authorized Acme Packet, in compliance with the terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal with a third party, provided that (1) Acme Packet pays any amounts due as described below under “—Termination Fees and Expenses” and (2) Acme Packet substantially concurrently enters into such binding definitive agreement; or

•

Parent or Merger Subsidiary has materially breached any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Parent or Merger Subsidiary set forth in the merger agreement has become inaccurate in any material respect, in either case such that the conditions to the merger relating to the accuracy of the representations and warranties and performance of covenants or agreements of Parent or Merger Subsidiary would not be satisfied as of the time of such breach or as of the time such representation or warranty became inaccurate, and such breaches or inaccuracies are either not cured or curable by Parent or Merger Subsidiary through the exercise of commercially reasonable efforts prior to the end date and within 30 days, or Parent or Merger Subsidiary ceases to exercise commercially reasonable efforts to cure such breaches or inaccuracies.

The party that desires to terminate the merger agreement must give written notice of termination to each other party to the merger agreement, except in the case of termination by mutual written agreement.

Termination Fees and Expenses

If the merger agreement is terminated, it will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or other representative of such party) to each other party to the merger agreement. No such termination will relieve any party of any liability for damages resulting from any willful or intentional breach of the merger agreement.

Notwithstanding the foregoing, if Parent terminates the merger agreement because:

•	an adverse recommendation change occurs;

•

Acme Packet enters into, or publicly announces its intention to enter into, a letter of intent, memorandum of understanding or other agreement (other than a permitted confidentiality agreement) relating to any acquisition proposal;

•	Acme Packet or any of its representatives willfully and materially breaches any of its obligations under the non-solicitation provisions in the merger agreement; or

•

the Acme Packet board of directors or any committee of the board (1) fails to reject any acquisition proposal within ten business days of the making public of such proposal (including, for these purposes, by taking no position with respect to the acceptance by the stockholders of Acme Packet of a tender offer or exchange offer) or (2) fails, pursuant to Rule 14e-2 promulgated under the Exchange Act, or otherwise, to publicly reconfirm the board recommendation within ten business days after receipt of a written request from Parent that it do so if such request was made following the making by any person or entity of an acquisition proposal;

then Acme Packet will pay to Parent, within two business days after any such termination, $66.0 million (which we refer to as the termination fee). Additionally, Acme Packet will pay to Parent the termination fee within two business days after termination, if the merger agreement is terminated pursuant to any other termination provision of the merger agreement after the occurrence of any event described in the preceding four bullets.

If Acme Packet terminates the merger agreement because, prior to the adoption of the merger agreement by Acme Packet stockholders, the Acme Packet board of directors authorizes Acme Packet, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal with a third party and Acme Packet substantially concurrently enters into such binding definitive agreement, then Acme Packet will pay to Parent, concurrently with and as a condition of such termination, the termination fee.

Subject to certain changes to the definition of “acquisition proposal” as set forth in the merger agreement, if either Acme Packet or Parent terminates the merger agreement because:

•	the merger is not consummated on or before the end date (as such end date may be extended as described above under “—Termination of the Merger Agreement”); or

•

the stockholder meeting has been held and the approval and adoption of the merger agreement and the merger by Acme Packet stockholders have not been obtained at the special meeting or at any adjournment or postponement of that meeting, and (A) prior to such termination, in the case of the first bullet point above, or the stockholder meeting, in the case of the second bullet point above, an acquisition proposal has been publicly announced and not publicly withdrawn and (B) within 12 months following the date of such termination, Acme Packet enters into a definitive agreement with respect to, recommends to its stockholders or completes a transaction contemplated by any acquisition proposal (with such proposal involving the acquisition of 50% of a class of Acme Packet’s outstanding equity securities or 50% of Acme Packet’s consolidated assets or net revenue), then Acme Packet will pay to Parent, within two business days after entering into such definitive agreement, making such recommendation or consummating such transaction, the termination fee.

If either Parent or Acme Packet terminates the merger agreement because the special meeting has been held and the approval and adoption of the merger agreement and the merger by Acme Packet stockholders have not been obtained at the special meeting or at any adjournment or postponement of that meeting, Acme Packet will pay all of the documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third party advisor fees and expenses) actually incurred by Parent and its affiliates on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement. In no event will Acme Packet be required to pay Parent for expenses exceeding $5.0 million. The amount of any such payment of expenses will be credited against any obligation of Acme Packet to pay Parent the termination fee. Acme Packet will make such payment as promptly as possible (but in any event within three business days) following receipt of an invoice for such expenses.

Acme Packet acknowledged in the merger agreement that the agreements contained in the provisions regarding the termination fee are an integral part of the transactions contemplated by the merger agreement and that, without those provisions, Parent and Merger Subsidiary would not have entered into the merger agreement. If Acme Packet fails to pay the foregoing fees to Parent when due, Acme Packet will pay the costs and expenses (including legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount at the publicly announced prime rate of Citibank, N.A. in New York City.

Parent acknowledged in the merger agreement that the termination fee will be payable by Acme Packet on only one occasion, whether or not the facts or circumstances giving rise to Acme Packet’s obligation to pay the termination fee may otherwise trigger an obligation to pay the termination fee under more than one provision of the merger agreement, or on more than one occasion pursuant to the same provision of the merger agreement.

Except as expressly set forth in the merger agreement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs and expenses; provided that Parent will pay all filing fees payable pursuant to the HSR Act or any applicable foreign competition law unless the merger agreement is terminated as described above under “—Termination of the Merger Agreement” (other than termination by Acme Packet because Parent or Merger Subsidiary has materially breached any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Parent or Merger Subsidiary shall have become inaccurate in any material respect), in which case Acme Packet will reimburse Parent for one-half of such filing fees paid by Parent.

Compliance with Obligations

Oracle has agreed to cause Parent to honor Parent’s obligations under the merger agreement.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

THE VOTING AGREEMENTS

In connection with the execution of the merger agreement, our directors and certain executive officers and certain of their spouses and trusts, consisting of Andrew D Ory Revocable Trust 2010, Andrew D. Ory, Gary J. Bowen, Matthew J. Cushing, David B. Elsbree, The Endeavor Foundation, Lorraine Gilmore, Robert C. Hower, Linda G. Hammett Ory Revocable Trust 2010, Marjorie Ory, Patrick J. Melampy, The Melampy-Lawrence Family Trust F/B/O The Minor Children of Patrick J. MeLampy, Peter J. Minihane, Russell Muirhead, Antonia J. Barry, The Ory 2006 Grandchildren’s Trust DTD 8/21/06, The Ory Family Trust, Robert Ory, and Seamus Hourihan, entered into voting agreements with Parent in their capacity as stockholders of Acme Packet. As of February 22, 2013, the record date for the special meeting, they collectively beneficially owned approximately 16% of the Acme Packet common stock entitled to vote at the special meeting.

The following is a summary description of the voting agreements. The form of voting agreement is attached as Exhibit A to the merger agreement included as Annex A to this proxy statement, and is incorporated into this proxy statement by reference.

Each person who entered into a voting agreement with Parent agreed to vote his, her or its Acme Packet common stock at the special meeting:

•	in favor of adoption and approval of the merger agreement, the merger and all agreements related to the merger agreement and any actions related thereto;

•	against an acquisition proposal by a third party;

•	against any reorganization, recapitalization, dissolution, liquidation or winding-up of Acme Packet or any other extraordinary transaction involving Acme Packet, other than the merger; and

•	against any corporate action that would frustrate the purpose of, or prevent or delay the consummation of, the merger or the transactions contemplated by the merger agreement.

Each such person also granted to Parent a proxy to vote his, her or its shares of Acme Packet common stock on any of the foregoing matters at the special meeting.

The persons signing voting agreements have agreed that they will be bound by non-solicitation restrictions that are substantially similar to the non-solicitation provisions of the merger agreement described above under “The Merger Agreement—Non-Solicitation; Competing Acquisition Proposals.” These persons further agreed to certain restrictions on the transfer of their Acme Packet shares and, subject to applicable law, not to make certain public communications criticizing or disparaging the voting agreement, the merger agreement and the transactions contemplated thereby without the prior written consent of Parent. These persons further agreed to waive and not exercise any rights of appraisal or rights to dissent from the merger that they may be entitled to under Delaware law, and not commence or participate in, and take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acme Packet, Parent or Merger Subsidiary relating to the negotiation, execution or delivery of the voting agreement or the merger agreement or the consummation of the merger, including any claim challenging the validity of, or seeking to enjoin the operation of, any provision of the voting agreement or alleging a breach of any fiduciary duty of the Acme Packet board of directors in connection with the merger agreement or the transactions contemplated by the merger agreement.

The voting agreements terminate upon the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms, including in the event that Acme Packet terminates the merger agreement in order to enter into a definitive agreement with a third party in respect of a superior proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS WITH RESPECT TO THE MERGER

The following is a summary of certain material United States federal income tax considerations applicable to our stockholders of the receipt of cash in exchange for shares of Acme Packet common stock pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), applicable United States Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis and to differing interpretations, all of which could result in tax considerations different from those described below. This discussion assumes that the shares of Acme Packet common stock are held as capital assets (generally, as property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s unique investment circumstances, or to stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, partnerships, United States expatriates, controlled foreign corporations, passive foreign investment companies, “U.S. holders” (as defined below) whose functional currency is not the U.S. dollar, stockholders who hold shares of Acme Packet common stock as part of a hedging, “straddle,” conversion or other integrated transaction, “non-U.S. holders” (as defined below) that own, or have owned, actually or constructively, more than 5% of Acme Packet common stock, stockholders who acquired their shares of Acme Packet common stock through the exercise of employee stock options or other compensation arrangements or stockholders who receive cash pursuant to the exercise of appraisal rights). In addition, this discussion is general in nature and does not address any aspect of state, local, alternative minimum, estate, gift or non-United States taxation that may be applicable to a particular stockholder.

Acme Packet stockholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of Acme Packet common stock pursuant to the merger (including the application and effect of any state, local or non-United States income and other tax laws).

If a partnership (or an entity or arrangement taxable as a partnership for United States federal income tax purposes) holds shares of Acme Packet common stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Acme Packet common stock, you should consult your own tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Acme Packet common stock that is:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state in the United States or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate that is subject to United States federal income tax on all of its income regardless of source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or other entity or arrangement taxable as a partnership for United States federal income tax purposes) of Acme Packet common stock that is not a U.S. holder.

U.S. Holders

The receipt of cash in the merger generally will be a taxable transaction to U.S. holders for United States federal income tax purposes. Generally, a U.S. holder of shares of Acme Packet common stock will recognize gain or loss equal to the difference between the amount of cash received in the merger and such holder’s adjusted tax basis in the shares of Acme Packet common stock converted into cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction) owned by a U.S. holder. If the shares of Acme Packet common stock have been held for more than one year at the effective time of the merger, the gain or loss generally will be long-term capital gain or loss, and will be short-term capital gain or loss if the shares have been held for one year or less. Long-term capital gains recognized by non-corporate U.S. holders may be subject to reduced tax rates. The deductibility of capital losses is subject to limitation. Any such gain or loss will also generally be taken into account in computing net investment income for purposes of the 3.8% Medicare contribution tax. This 3.8% tax generally applies to all or a portion of the net investment income of a U.S. holder who is an individual with adjusted gross income (subject to certain modifications) that exceeds the applicable threshold amount with respect to such individual. This 3.8% tax also applies to all or a portion of the undistributed net investment income of certain estates and trusts.

Information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the merger, unless the U.S. holder is an exempt recipient. Under the United States federal income tax backup withholding rules, the exchange agent generally will be required to withhold 28% of all payments to which a U.S. holder is entitled in the merger, unless the U.S. holder (1) is a corporation or comes within other exempt categories and demonstrates this fact or (2) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should complete, sign and return to the exchange agent for the merger the Internal Revenue Service Form W-9 that each stockholder will receive with the letter of transmittal following completion of the merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the exchange agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a holder’s United States federal income tax liability, if any, or refunded by the Internal Revenue Service provided that the required information is furnished to the Internal Revenue Service in a timely manner. Each U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a United States trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at graduated United States federal income tax rates applicable to United States persons (as defined under the Code), and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s gain realized in the merger (unless an exception is provided under an applicable treaty), which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

A non-U.S. holder will be subject to information reporting, and, in certain circumstances, backup withholding may apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. To avoid backup withholding, non-U.S. holders generally must submit a properly executed Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding” or other applicable Form W-8. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above may be credited against a non-U.S. holder’s United States federal income tax liability, if any, or refunded by the Internal Revenue Service provided that the required information is furnished to the Internal Revenue Service in a timely manner. Each non-U.S. holder should consult its own tax advisors as to the qualifications for an exemption from backup withholding and the procedures for obtaining such exemption.

The foregoing discussion of certain material United States federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of Acme Packet common stock. You should consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or non-United States income and other tax laws) of the receipt of cash in exchange for shares of Acme Packet common stock pursuant to the merger.

REGULATORY MATTERS

Mergers and acquisitions that may have an impact in the United States are subject to review by the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) to determine whether they comply with applicable antitrust laws. Under the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Antitrust Division and the FTC. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request, or “second request”, for additional information and documentary material.

Parent and Acme Packet each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on February 8, 2013, and, in accordance with the merger agreement, each requested “early termination” of the waiting period. On February 15, 2013, Parent and Acme Packet received verbal notice from the FTC of early termination of the HSR Act waiting period. The parties made similar filings with the equivalent German and Austrian authorities. The initial review period for both these jurisdictions expires on March 21, 2013.

LITIGATION RELATED TO THE MERGER

Subsequent to the February 4, 2013 announcement of the Merger, Acme Packet has been named party to eight purported class action lawsuits filed by alleged stockholders. Purported class action lawsuits, captioned Willard Love v. Acme Packet, Inc., et al., filed on February 12, 2013 in the Delaware Court of Chancery, Case No. 8303, Edward Mical v. Acme Packet, Inc., et al., filed on February 12, 2013 in the Delaware Court of Chancery, Case No. 8307, Jennifer Howard v. Acme Packet, Inc., et. al., filed on February 13, 2013 in the Delaware Court of Chancery, Case No. 8316, IBEW Local 363 Pension Trust Fund and IBEW Local 363 Money Purchase Pension Plan v. Acme Packet, Inc., et. al., filed on February 13, 2013 in the Delaware Court of Chancery, Case No. 8310, Tim Smith v. Gary J. Bowen, et. al., filed on February 15, 2013 in the Delaware Court of Chancery, Case No. 8324, Jakob Strebel v. Gary J. Bowen, et. al., filed on February 20, 2013 in the Delaware Court of Chancery, Case No. 8341, Ken Phipps v. Acme Packet, Inc., et al., filed on February 22, 2013 in the Delaware Court of Chancery, Case No. 8351, and Mark Segall v. Acme Packet, Inc., et. al., filed on February 15, 2013 in Middlesex County Superior Court in the Commonwealth of Massachusetts, Civil Action No. 13-3582, name as defendants Acme Packet, the members of our board of directors, Oracle, Parent and Merger Subsidiary. The lawsuits allege generally that the defendants either breached or aided and abetted the breach of fiduciary duties to Acme Packet’s stockholders by seeking to sell the company for an allegedly inadequate price and on unfair terms. The Phipps complaint also claims that the preliminary proxy statement filed by Acme Packet on February 19, 2013 omits certain allegedly material information. The complaints seek equitable relief, including, among other things, to enjoin consummation of the proposed merger, rescission of the merger agreement, award of all costs of the action, including reasonable attorneys’ fees and costs, and rescissory and other damages. On February 28, 2013, the plaintiff in the Phipps matter moved to consolidate the actions that are pending in the Delaware Court of Chancery. Also on February 28, 2013, the plaintiff in the Phipps matter moved to expedite preliminary injunction proceedings.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of Acme Packet common stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and receive payment of fair value in cash, together with a fair rate of interest, if any. However, the stockholder must comply with the provisions of Section 262 of the DGCL.

The following discussion is a summary of the law pertaining to appraisal rights under the DGCL. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of the shares of Acme Packet common stock.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Annex C. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex C. Any holder of Acme Packet common stock, who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Annex C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. If you lose your appraisal rights, you will be entitled to receive the merger consideration described in the merger agreement.

Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•	The stockholder must deliver to Acme Packet a written demand for appraisal before the vote on the merger agreement at the special meeting.

•

The stockholder must not vote in favor of the proposal to approve the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal or vote to abstain.

•

The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

•

The stockholder must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Neither voting, in person or by proxy, against, abstaining from voting on nor failing to vote on the proposal to approve and adopt the merger agreement and merger will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

Only a holder of record of shares of Acme Packet common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must reasonably inform Acme Packet of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its Acme Packet common stock.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS OR NOMINEES TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

Acme Packet, Inc.

100 Crosby Drive

Bedford, MA 01730

Attention: Corporate Secretary

If the merger is completed, Acme Packet will give written notice of the effective time of the merger within 10 days after such effective time to each former Acme Packet stockholder who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Acme Packet common stock held by all dissenting stockholders. A person who is the beneficial owner of shares of Acme Packet common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. The surviving corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which Acme Packet has received demands for appraisal, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares of Acme Packet common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by such section.

The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding as to the stockholder.

The Delaware Court of Chancery will thereafter determine the fair value of the shares of Acme Packet common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with the interest if any, to be paid on the amount determined to be fair value. Such interest rate shall be calculated as of effective date of the merger through the date of payment of the judgment, compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), unless good cause is shown for the Delaware Court of Chancery to use discretion and calculate the interest rate otherwise.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement.

The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

The fair value of the Acme Packet common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration. An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger.

If no petition for appraisal is filed within 120 days after the effective date of the merger, or if a stockholder delivers a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of the stockholder to appraisal will cease. Any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be conditioned on such terms as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE AN ACME PACKET STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

CURRENT MARKET PRICE OF COMMON STOCK

Acme Packet common stock has been listed on the NASDAQ Global Select Market under the trading symbol “APKT” since October 13, 2006. The following table sets forth the high and low closing prices of Acme Packet common stock, as reported by the NASDAQ Global Select Market, for each of the periods listed.

	Common Stock
	High	Low
Fiscal Year Ended December 31, 2011
First Quarter	$77.64	$48.82
Second Quarter	84.50	60.29
Third Quarter	75.17	39.82
Fourth Quarter	43.00	29.25
Fiscal Year Ended December 31, 2012
First Quarter	36.27	24.88
Second Quarter	30.12	17.18
Third Quarter	20.14	13.26
Fourth Quarter	23.31	15.20
Fiscal Year Ended December 31, 2013
First Quarter (through February 7, 2013)	29.61	21.38

The following table sets forth the closing sale prices per share of Acme Packet common stock, as reported on the NASDAQ Global Select Market on February 1, 2013, the last full trading day before the public announcement of the proposed merger, and on February 27, 2013, the latest practicable date before the printing of this proxy statement:

February 1, 2013	$23.93
February 27, 2013	$29.19

If the merger is consummated, each share of Acme Packet common stock will be converted into the right to receive $29.25 in cash, without interest and less any applicable withholding taxes, and Acme Packet common stock will be removed from quotation on the NASDAQ Global Select Market and there will be no further public market for shares of Acme Packet common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number and percentage of shares of Acme Packet common stock beneficially owned, as of February 22, 2013, by (1) each person or group known by Acme Packet, based on filings pursuant to Section 13(d) or 13(g) under the Exchange Act, to beneficially own more than 5% of the outstanding shares of Acme Packet common stock; (2) each person who is currently a director of Acme Packet; (3) each named executive officer of Acme Packet, determined in accordance with Item 402 of Regulation S-K of the Securities Act; and (4) all current directors and executive officers of Acme Packet as a group.

Name of Beneficial Owner	Shares Beneficially Owned (1) Common Stock
	Number of Shares	%
5% Stockholders:
FMR LLC (2)	5,613,571	8.12%
Franklin Resources, Inc. (3)	5,279,280	7.64%
Wellington Management Company, LLP (4)	9,951,954	14.40%
Directors and Executive Officers (5)
Gary J. Bowen (6)	560,318	*
Dino Di Palma (7)	143,805	*
David B. Elsbree (8)	80,012	*
James (Seamus) Hourihan (9)	346,667	*
Robert C. Hower (10)	42,401	*
Patrick J. MeLampy (11)	4,052,133	5.86%
Peter J. Minihane (12)	217,826	*
J. Russell Muirhead (13)	40,875	*
Andrew D. Ory (14)	4,429,423	6.38%
Robert G. Ory (15)	1,527,087	2.21%
All directors and executive officers as a group (15 persons)(16)	11,870,748	16.78%

*	Less than one percent of Acme Packet common stock outstanding.
(1)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or dispositive power and also any shares which the individual has the right to acquire within 60 days of February 22, 2013, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and dispositive power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 69,109,372 shares of common stock outstanding on February 22, 2013.
(2)	The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109. Shares beneficially owned consist of 5,613,571 shares held by FMR LLC. This information is based on a Schedule 13G/A filed with the SEC on January 9, 2013.
(3)	The address of Franklin Resources, Inc. is One Franklin Street, San Mateo, CA 94403. Shares reported on this line are beneficially owned by Franklin Resources, Inc. or one or more of the following direct or indirect subsidiaries of Franklin Resources, Inc.: Franklin Templeton Investments (Asia) Ltd., Franklin Templeton Portfolio Advisors, Inc., Fiduciary Trust Company International, and Franklin Advisers, Inc., as well as by each of Charles B. Johnson and Rupert H. Johnson, Jr., the principal shareholders of Franklin Resources, Inc. This information is based on the Schedule 13G filed with the SEC on February 11, 2013.
(4)	The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210. This information is based on the 13-G filed with the SEC on February 14, 2013.
(5)	The address of each director and officer stockholder named in the table is c/o Acme Packet, Inc., 100 Crosby Drive, Bedford, MA 01730-1438.

(6)	Shares beneficially owned include 28,125 shares subject to options exercisable within 60 days of February 22, 2013.
(7)	Shares beneficially owned include 143,187 shares subject to options exercisable within 60 days of February 22, 2013.
(8)	Shares beneficially owned include 59,375 shares subject to options exercisable within 60 days of February 22, 2013 and 700 shares owned by his wife. Mr. Elsbree disclaims beneficial ownership of the shares held by his wife.
(9)	Shares beneficially owned include 288,192 shares subject to options exercisable within 60 days of February 22, 2013.
(10)	Shares beneficially owned include 34,375 shares subject to options exercisable within 60 days of February 22, 2013.
(11)	Shares beneficially owned include 61,466 shares subject to options exercisable within 60 days of February 22, 2013 and 1,212,000 shares owned by The MeLampy-Lawrence Family Trust for the benefit of the minor children of Mr. MeLampy. Mr. MeLampy’s wife is the trustee of The MeLampy-Lawrence Family Trust. Mr. MeLampy disclaims beneficial ownership of the shares held by The MeLampy-Lawrence Family Trust.
(12)	Shares beneficially owned include 216,154 shares subject to options exercisable within 60 days of February 22, 2013.
(13)	Shares beneficially owned include 34,375 shares subject to options exercisable within 60 days of February 22, 2013.
(14)	Shares beneficially owned include (A) 362,807 shares subject to options exercisable within 60 days of February 22, 2013, (B) 3,889,238 shares held by the Andrew D. Ory Revocable Trust, (C) 41,717 shares held by the Endeavor Foundation, Inc., a Massachusetts Charitable Corporation, of which Mr. Ory and his wife are members of the Board of Directors and over which Mr. Ory and his wife share voting and dispositive power, and (D) 135,661 shares held by The Linda G. Hammett Ory Trust. Mr. Andrew D. Ory disclaims beneficial ownership of the shares held by the Linda G. Hammett Ory Trust.
(15)	Shares beneficially owned include (A) 1,213,142 shares owned by The Ory Family Trust for the benefit of the minor children of Andrew D. Ory and Linda Hammett Ory and (B) 95,585 shares held by his wife, Marjorie Ory. Mr. Robert G. Ory is trustee of The Ory Family Trust and exercises shared voting and investment control over the shares held by The Ory Family Trust. Mr. Robert G. Ory and Marjorie Ory are the parents of Andrew D. Ory, our Chief Executive Officer and President and one of our directors and founders. Mr. Robert G. Ory disclaims beneficial ownership of the shares held by his wife, Marjorie Ory and the shares held by The Ory Family Trust.
(16)	Shares beneficially owned include 1,631,660 shares subject to options exercisable within 60 days of February 22, 2013 and 2,500 restricted stock units which vest within 60 days of February 22, 2013.

FUTURE STOCKHOLDER PROPOSALS

We will hold our 2013 annual meeting of stockholders only if the merger is not completed because, if the merger is completed, Acme Packet will cease to be an independent public company and will be wholly owned by Oracle and you will no longer have an ownership interest in Acme Packet.

Proposals of stockholders of Acme Packet intended for inclusion in the proxy statement and proxy card to be furnished to all stockholders entitled to vote at the 2013 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Stockholder proposals must be received at Acme Packet’s principal executive offices no later than the close of business on the 10th day following the date of public disclosure, via a press release or filing with the SEC, of the date of our 2013 annual meeting of stockholders. To be included in Acme Packet’s proxy materials, such proposal must also comply with SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in Acme Packet-sponsored proxy materials. If the stockholder’s proposal regards nominations for election to the board or other proposals not for inclusion in Acme Packet-sponsored proxy materials, the stockholder’s written notice must include certain information concerning the stockholder and each nominee or proposal, as specified in Acme Packet’s bylaws. Proposals should be sent to Acme Packet’s corporate secretary at the principal executive offices of Acme Packet.

The foregoing description of the procedures for a stockholder to propose a nominee for election to the board or other business for consideration at an annual meeting is only a summary and is not complete. Copies of Acme Packet’s bylaws, including the provisions which concern the requirements for stockholder nominations and other proposals, may be obtained by writing to Acme Packet’s corporate secretary at Acme Packet, Inc., 100 Crosby Drive, Bedford, MA 01730-1438. Any stockholder considering making a nomination or other proposals should carefully review and comply with those provisions.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding us and other registrants that file electronically with the SEC.

If you have any questions about this proxy statement, the special meeting or the acquisition by Oracle after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact our proxy solicitor at:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Fl.

Bloomfield, NJ 07003

Telephone: 855-742-8272

Email: APKT@allianceadvisorsllc.com

This proxy statement contains references to the availability of certain information from our website, www.acmepacket.com. By making such references, we do not incorporate into this document the information included on our website.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 1, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

dated as of

February 4, 2013

among

ACME PACKET, INC.,

OC ACQUISITION LLC,

ANDES ACQUISITION CORPORATION,

and

ORACLE CORPORATION

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of February 4, 2013, among Acme Packet, Inc., a Delaware corporation (the “Company”), OC Acquisition LLC, a Delaware limited liability company (“Parent”), and Andes Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Oracle Corporation, a Delaware corporation (the “Ultimate Parent”) is a party solely with respect to the performance of its obligations set forth in Section 2.06 and Section 9.15.

WHEREAS, the Boards of Directors of each of the Company, Ultimate Parent, Parent and Merger Subsidiary have approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Subsidiary with and into the Company (the “Merger”) and the other transactions contemplated hereby, on the terms and conditions set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Ultimate Parent’s, Parent’s and Merger Subsidiary’s willingness to enter into this Agreement, certain stockholders of the Company are entering into Voting Agreements in the form attached as Exhibit A hereto (the “Voting Agreements”) pursuant to which those stockholders, among other things, will agree to vote all voting securities in the Company beneficially owned by them in favor of the approval and adoption of this Agreement and the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.

(a) As used herein, the following terms have the following meanings:

“Acquisition Proposal” means any offer, proposal, inquiry or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Person, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries (for or as of, as applicable, the twelve (12) month period ended on December 31, 2012), (iii) any sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 15% or more of the consolidated assets of the Company and its Subsidiaries (measured by the lesser of book or fair market value thereof as of December 31, 2012) or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries (for or as of, as applicable, the twelve (12) month period ended on December 31, 2012).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

“Applicable Law” means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Date” means the date of Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2012 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2012.

“Company Balance Sheet Date” means September 30, 2012.

“Company Board” means the Board of Directors of the Company. For purposes of this Agreement, unless otherwise specifically provided for herein, any determination or action by the Company Board shall be a determination or action approved by the greater of (i) a majority of the entire number of directors or (ii) the number of directors required to approve such action at a meeting duly called and held at which all members of the Company Board were present and voting.

“Company IP” means any and all Intellectual Property that has been used, is used or is held for use in the business of the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means (i) a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) an effect that would prevent, materially delay or materially impair the Company’s ability to consummate the Merger, excluding in the case of clause (i) above, any such material adverse effect resulting from or arising out of (A) the announcement or pendency of the Merger (including any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, customers, partners, distributors, resellers, suppliers, licensees or licensors related thereto), (B) general economic or political conditions or changes in such conditions (including acts of terrorism or war) that do not disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies participating in the same industry as the Company, (C) general conditions or changes in such conditions in the industry in which the Company and its Subsidiaries operate that do not disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies participating in the same industry as the Company, (D) any changes (after the date hereof) in GAAP or Applicable Law, (E) any failure to take any action in compliance with the restrictions or other prohibitions set forth in Section 6.01, provided that the Company sought, but did not receive, the prior written consent of Parent to take such action(s), or the taking of any specific action at the written direction of Parent or expressly required by this Agreement, (F) any Proceeding made or brought by any holder of shares of Company Common Stock (on the holder’s own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby (including the Merger) or (G) any failure by the Company to meet internal or analysts’ estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred).

“Company Products” means each product (including any hardware, Software and firmware product) or service developed, manufactured, sold, licensed, leased or delivered by the Company or any of its Subsidiaries.

“Company Registered IP” means all of the Registered IP owned by, under obligation of assignment to, or filed in the name of, the Company or any of its Subsidiaries.

“Company Restricted Stock Award” means each award of share(s) of restricted Company Common Stock (regardless of whether such restrictions are time-based or performance-based) outstanding under any Company Stock Plan that is, at the time of determination, subject to forfeiture or repurchase by the Company.

“Company Return” means any Tax Return of, with respect to or that includes the Company or any of its Subsidiaries.

“Company RSU” means each award of restricted stock units of the Company outstanding under any Company Stock Plan or otherwise.

“Company Stock Option” means each compensatory option to purchase Company Common Stock outstanding under any Company Stock Plan or otherwise.

“Company Stock Plans” means the Acme Packet, Inc. 2000 Amended and Restated Equity Incentive Plan, the Acme Packet, Inc. 2006 Equity Incentive Plan and the Acme Packet, Inc. 2006 Director Option Plan.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 or 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA or Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations relating to defined benefit pension plan liability or healthcare continuation coverage, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Plans.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Environmental Law” means any Applicable Law or any agreement with any Governmental Authority or other Person, relating to human health and safety, the environment or any Hazardous Substance.

“Environmental Permits” means, with respect to any Person, all Governmental Authorizations relating to or required by Environmental Law and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries.

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any entity that is treated as a single employer with the Company or such Subsidiary or under common control with the Company or such Subsidiary within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Executive Officer” shall have the meaning set forth in Rule 3b-7 of the Exchange Act.

“GAAP” means generally accepted accounting principles in the United States, as in effect on the date hereof.

“Governmental Authority” means (i) any government or any state, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or transgovernmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Governmental Authorizations” means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

“Government Contract” means any Contract between, on the one hand, the Company or any of its Subsidiaries and, on the other hand: (i) the United States government or any other Governmental Authority, (ii) any prime contractor to the United States government or any other Governmental Authority; provided, however, that the United States government or such other Governmental Authority is the end user of the Company Products covered by such Contract or (iii) any subcontractor with respect to any Contract described in clauses (i) or (ii).

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, collectively, any (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (iii) amounts owing as deferred purchase price for the purchase of any property, (iv) obligations under capital leases, or (v) guarantees with respect to any indebtedness or obligation of a type described in clauses (i) through (iv) above of any other Person.

“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer Software (in both source code and object code form), business methods, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all web addresses, sites and domain names and numbers, social network application names and application IDs, usernames, user IDs and identification numbers; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Internal Revenue Service” means the United States Internal Revenue Service.

“International Plan” means any compensation or benefit plan that is entered into, maintained, administered or contributed to by the Company or any of its Subsidiaries under the law or applicable custom or rule of the relevant jurisdiction outside the United States.

“IT Assets” means all hardware, Software, networks and connecting media and related infrastructure used by the Company or any of its Subsidiaries in support of their respective business operations.

“Knowledge of the Company” means knowledge, after reasonable inquiry, of each of the individuals identified in Section 1.01 of the Company Disclosure Schedule.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, infringement, right of first refusal, preemptive right, community property right or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“made available” means (unless otherwise specified), with respect to a particular document, item or other piece of information, (i) inclusion (and to which Parent’s legal representatives have had unrestricted availability) in the virtual data room hosted by Merrill Corporation in connection with the Merger for a continuous period of at least one (1) Business Day immediately prior to the date of this Agreement (it being understood and agreed that as soon as practicable after the date of this Agreement, the Company shall prepare on optical media format a complete and accurate copy of the contents of said virtual data room as of the date of this Agreement and will deliver this copy to Parent at the Closing), or (ii) provided pursuant to the Community of Interest and Confidentiality Agreement between the Company and the Ultimate Parent dated January 17, 2013, as the same may be amended or modified from time to time.

“Nasdaq” means the Nasdaq Global Select Market.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator that is binding upon or applicable to such Person or its property.

“Other Company Representations” means the representations and warranties of the Company contained in Article 4, other than the Specified Company Representations.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes that are (A) not yet due and payable as of the Closing Date or (B) being contested in good faith (and for which adequate accruals or reserves have been established on the Company Balance Sheet), and (iii) mechanics’, carriers’, workmen’s, repairmen’s, landlord’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the present or currently intended use and operation of the assets to which they relate.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeding” means any suit, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Registered IP” means all United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, registered service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations and Internet number assignments; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means any computer program, operating system, applications system, firmware or other code of any nature, whether operational, under development or inactive, including all object code, source code, data files, rules, data collections, diagrams, protocols, specifications, interfaces, definitions or methodology derived from the foregoing and any derivations, updates, enhancements and customization of any of the foregoing, processes, operating procedures, technical manuals, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

“Specified Company Representations” means the representations and warranties of the Company contained in Sections 4.01(a), 4.02, 4.04(i), 4.05, 4.25, 4.26 and 4.27.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Superior Proposal” means any binding, bona fide, unsolicited, written Acquisition Proposal which did not result from or arise out of a breach of Section 6.03 of this Agreement, made by a Third Party, which, if consummated, would result in such Third Party (or in the case of a direct merger between such Third Party or any Subsidiary of such Third Party and the Company, the stockholders of such Third Party) owning, directly or indirectly, all of the outstanding shares of Company Common Stock, or all or substantially all of the consolidated assets of the Company and its Subsidiaries, and which Acquisition Proposal the Company Board determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such Acquisition Proposal (including any termination or break-up fees, expense reimbursement provisions and conditions to consummation), and after taking into account all financial, legal, regulatory, and other aspects of such Acquisition Proposal (including the financing terms and the ability of such Third Party to finance such Acquisition Proposal), is more favorable and provides greater value to the Company’s stockholders (other than Parent and its Affiliates) than as provided hereunder (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal pursuant to and in accordance with Section 6.03 or otherwise).

“Tax” means any federal, state, local, or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty, addition to tax or additional amount with respect thereto, whether disputed or not.

“Tax Grant” means any Tax exemption, Tax holiday or reduced Tax rate granted by a Taxing Authority with respect to the Company or any of its Subsidiaries that is not generally available to Persons without specific application therefor.

“Tax Return” means any report, return, document, declaration or other information relating to Taxes, including information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Taxing Authority” means any Governmental Authority responsible for the imposition of any Tax.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

“Third Party Hardware” means any hardware component, part, assembly, tool or product that is (i) not solely owned by the Company or one or more of its Subsidiaries and (ii) incorporated into any Company Product or used in connection with any support or development of any Company Product.

“Third Party Software” means any Software (including object code, binary code, source code, libraries, routines, subroutines or other code, and including commercial, open-source and freeware Software) and any documentation or other material related to such Software, and any derivative of any of the foregoing, that is (i) not solely owned by the Company and (ii) incorporated in, distributed with, or required, necessary or depended upon for the development, use or commercialization of, any Company Product. Third Party Software consists of (A) Software that is provided to Company’s end-users in any manner, whether for free or for a fee, whether distributed or hosted, and whether embedded or incorporated in or bundled with any Company Product or on a standalone basis, (B) Software that is used for development, maintenance and/or support of any Company Product, including development tools such as compilers, converters, debuggers or parsers, tracking and database tools such as project management Software, source code control and bug tracking Software, and Software used for internal testing purposes, and (C) Software that is used to generate code or other Software that is described in clauses (A) or (B).

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.

“Ultimate Parent Stock” means the common stock, par value $0.01 per share, of the Ultimate Parent.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(d)
Adverse Recommendation Change Notice	6.03(d)
Agreement	Preamble
Antitrust Counsel Only Material	6.11(d)
Assumed Company Awards	2.06(a)
Award Exchange Ratio	2.06(a)
Board Recommendation	6.02(b)

Term	Section
Cashed Out Compensatory Award	2.06(b)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Common Stock	4.05(a)
Company Compensatory Award	2.06(b)
Company Disclosure Schedule	4
Company Employee Plan	4.16(a)
Company Preferred Stock	4.05(a)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Subsidiary Securities	4.06(c)
Compensatory Award Payments	2.06(b)
Confidentiality Agreement	6.16
Continuing Employees	6.17(a)
Current Premium	6.10(a)
Dissenting Shares	2.05
Data and Privacy Laws	4.20(o)
Effective Time	2.02(b)
Employee	2.06(a)
End Date	8.01(b)(i)
ESPP	2.06(d)
Exchange Agent	2.04(a)
Final Exercise Date	2.06(d)
Foreign Competition Laws	4.03
Governmental Antitrust Authority	6.11(b)
Indemnified Parties	6.10(b)
Insurance Policies	4.18
Intervening Event	6.03(e)
Lease Agreement	4.21(b)
Leased Real Property	4.21(b)
Major Customers	4.14(a)(i)
Major Suppliers	4.14(a)(iii)
Material Contract	4.14(b)
Merger	Preamble
Merger Consideration	2.03(a)
Merger Subsidiary	Preamble
Necessary IP	4.20(b)
Notice Period	6.03(d)
Owned Real Property	4.21(b)
Parent	Preamble
Parent Benefit Plans	6.17(a)
Parent Expenses	9.04(d)
Payment Fund	2.04(a)
Proxy Statement	4.09
Stockholder Approval	4.02(a)
Stockholder Meeting	6.02(a)
Surviving Corporation	2.02(c)
Termination Fee	9.04(b)
Ultimate Parent	Preamble
Uncertificated Shares	2.04(a)
Voting Agreements	Preamble

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

THE MERGER

Section 2.01. The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Pacific time, as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California, unless another place is agreed to in writing by the parties hereto.

Section 2.02. The Merger.

(a) Upon the terms and subject to the conditions set forth herein, as soon as practicable after the Closing, the Company shall file with the Delaware Secretary of State a certificate of merger (the “Certificate of Merger”) in connection with the Merger in such form as is required by, and executed and acknowledged in accordance with, Delaware Law.

(b) The Merger shall become effective on such date and at such time (the “Effective Time”) as the Certificate of Merger has been duly filed with the Delaware Secretary of State (or at such later time as may be agreed by the parties that is specified in the Certificate of Merger).

(c) At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”). From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

Section 2.03. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a) except as otherwise provided in Section 2.03(b), Section 2.03(c), or Section 2.05, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $29.25 in cash, without interest (the “Merger Consideration”);

(b) each share of Company Common Stock held by the Company as treasury stock or owned by the Ultimate Parent, Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

(c) each share of Company Common Stock held by any Subsidiary of either the Company or Ultimate Parent (other than Parent or Merger Subsidiary) immediately prior to the Effective Time shall be converted into such number of shares of common stock, par value $0.01 per share, of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time; and

(d) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and, together with the shares described in Section 2.03(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.04. Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint an exchange agent (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Common Stock (the “Certificates”) and (ii) uncertificated shares of Company Common Stock (the “Uncertificated Shares”). As of the Effective Time, Parent shall deposit with the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Certificates and Uncertificated Shares (the “Payment Fund”). Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

(b) Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share, upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate or Uncertificated Share.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Uncertificated Shares and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock six (6) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05 in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 2.05. Dissenting Shares. Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 2.03(b) or converted into shares of common stock, par value $0.01 per share, of the Surviving Corporation pursuant to Section 2.03(c)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware Law (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect, withdraws or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such shares) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of Delaware Law; provided that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of Delaware Law or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of Delaware Law, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Uncertificated Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Delaware Law that relates to such demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06. Company Stock Options and Company RSUs

(a) At the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, the unvested portion of each Company Stock Option and Company RSU (each Company Stock Option and Company RSU, a “Company Compensatory Award”), and the vested portion of each Company Stock Option the exercise or purchase price of which is equal to or greater than the Merger Consideration, in each case that is outstanding immediately prior to the Effective Time and that is held by a Person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (an “Employee”), shall be assumed by the Ultimate Parent and converted automatically at the Effective Time into an option or restricted stock unit, as the case may be, denominated in shares of Ultimate Parent Stock and subject to terms and conditions substantially identical to those in effect at the Effective Time (each such assumed portion of a Company Compensatory Award, an “Assumed Company Award”), except that (i) the number of shares of Ultimate Parent Stock that will be subject to each such Assumed Company Award shall be determined by multiplying the number of shares of Company Common Stock subject to such Assumed Company Award by a fraction (the “Award Exchange Ratio”), the numerator of which is the per share Merger Consideration and the denominator of which is the average closing price of Ultimate Parent Stock on Nasdaq over the five (5) trading days immediately preceding (but not including) the date on which the Effective Time occurs (rounded down to the nearest whole share) and (ii) if applicable, the exercise or purchase price per share of each such Assumed Company Award shall equal (x) the per share exercise or purchase price of each such Assumed Company Award divided by (y) the Award Exchange Ratio (rounded upwards to the nearest whole cent); provided, however, that in no case shall the assumption of the unvested portion of a Company Stock Option be performed in a manner that is not in material compliance with the requirements of Sections 409A or 424(a) of the Code. At the Effective Time, each Company Stock Plan pursuant to which any Assumed Company Award has been granted shall be assumed by the Ultimate Parent.

(b) Notwithstanding the foregoing, (i) the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by this Agreement) of each outstanding Company Compensatory Award that is held by an Employee as of immediately prior to the Effective Time, other than the vested portion of a Company Stock Option that is held by an Employee and the exercise or purchase price of which is equal to or greater than the Merger Consideration, and (ii) the vested and unvested portion of each outstanding Company Compensatory Award that is held by a Person who is not an Employee (each such award, or vested portion thereof, as the case may be, a “Cashed Out Compensatory Award”) shall not be assumed by the Ultimate Parent pursuant to this Section 2.06 and shall, immediately prior to the Effective Time, be cancelled and extinguished and, in exchange therefor, each former holder of any such Cashed Out Compensatory Award shall have the right to receive an amount, if any, in cash equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Cashed Out Compensatory Award immediately prior to the Effective Time and (y) the Merger Consideration less any per share exercise or purchase price of such Cashed Out Compensatory Award immediately prior to such cancellation (such amounts payable hereunder being referred to as the “Compensatory Award Payments”). From and after the Effective Time, any such Cashed Out Compensatory Award shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Compensatory Award Payment, if any. The Compensatory Award Payments shall be paid as soon as practicable following the Effective Time, without interest. The Company shall provide timely notice of the cancellation of Company Stock Options to the holders thereof in accordance with the terms of the Company Stock Plans. For the avoidance of doubt, no Compensatory Award Payment shall be payable with respect to a Company Stock Option if such Company Stock Option is (i) held by a Person who is not an Employee and (ii) the exercise or purchase price of which is equal to or greater than the Merger Consideration.

(c) Parent shall use commercially reasonable efforts to cause the reservation, issuance and listing of Ultimate Parent Stock as is necessary to effectuate the transactions contemplated by this Section 2.06. As soon as reasonably practicable after the Effective Time, Parent shall deliver to each holder of any Assumed Company Award or any Cashed Out Compensatory Award an appropriate notice setting forth such holder’s rights pursuant to such Assumed Company Award or Cashed Out Compensatory Award, as applicable. The Ultimate Parent shall prepare and file with the SEC a registration statement on Form S-8 with respect to the shares of Ultimate Parent Stock issuable upon exercise of the Assumed Company Awards promptly following the Effective Time (and in no event later than twenty (20) Business Days after the Effective Time) and the Ultimate Parent shall exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such Assumed Company Awards remain outstanding. The Company and its counsel shall reasonably cooperate with and assist the Ultimate Parent in the preparation of such registration statement. For the avoidance of doubt, the Form S-8 registration statement shall not cover any Cashed Out Compensatory Awards.

(d) The Company shall take such action as may be necessary under the Company’s 2011 Employee Stock Purchase Plan (the “ESPP”), to (i) terminate all purchase periods under the ESPP as of the last day of the Company’s first payroll period of the month following the month in which this Agreement is executed (the “Final Exercise Date”); (ii) provide that no further purchase periods shall commence under the ESPP on or following the Final Exercise Date; and (iii) terminate the ESPP as of the Final Exercise Date. Each outstanding right under the ESPP on the Final Exercise Date shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the ESPP. The Company shall provide timely notice of the setting of the Final Exercise Date and termination of the ESPP in accordance with the terms of the ESPP.

(e) Subject to Parent’s and the Ultimate Parent’s compliance with the preceding provisions of this Section 2.06, the parties agree that, following the Effective Time, no holder of a Company Compensatory Award or any participant in any Company Stock Plan, Company Employee Plan or employee benefit arrangement of the Company or any individual party to an employment agreement with the Company or any of its Subsidiaries shall have any right hereunder or otherwise to acquire any Equity Interest (including any “phantom” stock or stock appreciation rights) in the Company, any of its Subsidiaries or the Surviving Corporation.

(f) As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company shall take any and all such actions as are necessary to effect the foregoing provisions of this Section 2.06, including by amending the applicable Company Stock Plans or the ESPP.

Section 2.07. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than an increase in the number of shares outstanding as a result of the exercise of any Company Compensatory Award in accordance with its terms or purchases of shares pursuant to the ESPP in accordance with Section 2.06(d)), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, or any record date for any such purpose shall be established, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

Section 2.08. Withholding Rights. Each of Parent, Merger Subsidiary, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld by Parent, Merger Subsidiary, the Surviving Corporation or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which Parent, Merger Subsidiary, the Surviving Corporation or the Exchange Agent, as the case may be, made such deduction and withholding.

Section 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01. Certificate of Incorporation. The certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as set forth in Exhibit B hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.02. Bylaws. The bylaws of the Company shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than as set forth in any risk factors section or in any similar section to the extent that they are forward-looking statements or cautionary, predictive or forward-looking in nature) filed on or after January 1, 2011 and prior to the date of this Agreement, and (b) as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Subsidiary prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies items of disclosure by reference to a particular Section or subsection of this Agreement, the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

Section 4.01. Corporate Existence and Power.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company as currently in effect.

(b) The Company has heretofore made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders of the Company, the Company Board and each committee of the Company Board and the Boards of Directors (or similar governing bodies) and each committee thereof of each of the Company’s Subsidiaries held since January 1, 2009; provided that, with respect to meetings for which draft or final minutes are not yet available, the Company has provided to Parent a materially complete and correct summary thereof.

Section 4.02. Corporate Authorization.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to approve and adopt this Agreement and the Merger (the “Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

(b) At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of the Company were present and voting in favor, the Company Board duly adopted resolutions (i) declaring that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company’s stockholders, (ii) approving this Agreement, the Merger and the other transactions contemplated hereby, (iii) taking all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the Delaware Law will not apply with respect to or as a result of the Merger, this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, (iv) directing that the adoption of this Agreement, the Merger and the other transactions contemplated hereby be submitted to a vote of the stockholders of the Company at the Stockholder Meeting, and (v) making the Board Recommendation.

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) any Applicable Law analogous to the HSR Act or otherwise regulating antitrust or merger control matters and in each case existing in foreign jurisdictions (the “Foreign Competition Laws”), (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or Nasdaq, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, any Contract to which the Company or any Subsidiary of the Company is a party, or by which they or any of their respective properties or assets may be bound or affected or any Governmental Authorization affecting, or relating in any way to, the property, assets or business of the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, provided that in determining whether a Company Material Adverse Effect would result, any adverse effect otherwise excluded by clause (A) of the definition of Company Material Adverse Effect shall be taken into account.

Section 4.05. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 150,000,000 shares of Common Stock of the Company, par value $0.001 per share (the “Company Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company’s certificate of incorporation. At the close of business on February 1, 2013, 67,915,152 shares of Company Common Stock were issued and outstanding, 8,465,061 shares of Company Common Stock were held by the Company as treasury shares, and no shares of Company Preferred Stock were issued and outstanding, no Company Restricted Stock Awards were issued and outstanding, and no warrants to purchase shares of capital stock of the Company were issued and outstanding; Company Stock Options to purchase an aggregate of 11,455,316 shares of Company Common Stock were issued and outstanding (of which Company Stock Options to purchase an aggregate of 5,392,801 shares of Company Common Stock were exercisable), with a weighted average exercise price of $27.74; an aggregate of

208,821 shares of Company Common Stock were reserved for settlement of Company RSUs; and an aggregate of zero shares of Company Common Stock were reserved for settlement of Company Compensatory Awards other than Company Stock Options and Company RSUs. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights.

(b) Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on February 1, 2013, a complete and correct list of all outstanding Company Compensatory Awards under the Company Stock Plans, including with respect to each such award, (i) the number of shares initially subject to such award, (ii) the name of the holder, (iii) the grant date, (iv) as to Company Stock Options, whether the award was intended as of its date of grant to be an “incentive stock option” under Section 422 of the Code or a non-qualified stock option, (v) the exercise or purchase price per share, (vi) the vesting schedule and vesting conditions (including the extent to which it will become accelerated as a result of the Merger) and vested status of each such award, and (vii) the expiration date of each such award. The Company Stock Plans set forth in Section 4.05(b) of the Company Disclosure Schedule are the only plans or programs the Company or any of its Subsidiaries has maintained under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards have been or may be granted. Each form of award agreement is set forth in Section 4.05(b) of the Company Disclosure Schedule. At the close of business on February 1, 2013, (i) Company Stock Options to purchase an aggregate of 529,644 shares of Company Common Stock were issued and outstanding under the Acme Packet, Inc. 2000 Amended and Restated Equity Incentive Plan, (ii) Company Stock Options to purchase an aggregate of 10,977,703 shares of Company Common Stock were issued and outstanding under the Acme Packet, Inc. 2006 Equity Incentive Plan and (iii) Company Stock Options to purchase an aggregate of 156,250 shares of Company Common Stock were issued and outstanding under the Acme Packet, Inc. 2006 Director Option Plan.

(c) Except as set forth in this Section 4.05 and for changes since February 1, 2013 resulting from the exercise of Company Compensatory Awards outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities or other Equity Interests of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or other Equity Interests of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities, ownership interests or Equity Interests in, or any securities convertible into or exchangeable for capital stock or other voting securities, ownership interests or Equity Interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities, ownership interests or Equity Interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the “Company Securities”), (v) voting trusts, proxies or other similar agreements or understandings to which Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of Company or any of its Subsidiaries. There are no outstanding obligations or commitments of any character of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. All Company Compensatory Awards may, by their terms, be treated in accordance with Section 2.06. No Subsidiary of the Company owns any Company Securities.

Section 4.06. Subsidiaries.

(a) Section 4.06(a) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company, its place and form of organization and each jurisdiction in which it is authorized to conduct or actually conducts business.

(b) Each Subsidiary of the Company is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Section 4.06(c) of the Company Disclosure Schedule sets forth, for each Subsidiary of the Company, as applicable: (i) its authorized capital stock, voting securities or ownership interests; (ii) the number and type of any capital stock, voting securities or ownership interests, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor, outstanding; and (iii) the record owner(s) thereof. All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (x) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, (y) options, warrants or other rights or arrangements to acquire from the Company or any of its Subsidiaries, or other obligations or commitments of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company, or (z) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company (the items set forth in Section 4.06(c) of the Company Disclosure Schedule being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. All of the Company Subsidiary Securities are duly authorized, validly issued, fully paid and nonassessable.

(d) Except for the Company Subsidiary Securities, neither the Company nor any of its Subsidiaries directly or indirectly owns any capital stock of, or other equity, ownership, profit, voting or similar interest in, or any interest convertible, exchangeable or exercisable for any equity, ownership, profit, voting or similar interest in, any Person.

Section 4.07. SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has delivered, or otherwise made available through filings with the SEC, to Parent complete and correct copies of (i) the Company’s annual reports on Form 10-K for its fiscal years ended December 31, 2011, 2010, and 2009, (ii) its proxy or information statements relating to meetings of the stockholders of the Company since January 1, 2009, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 2009 (the documents referred to in this Section 4.07(a) and Section 4.07(e), together with all information incorporated by reference therein in accordance with applicable SEC regulations, are collectively referred to in this Agreement as the “Company SEC Documents”).

(b) Since January 1, 2009, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed or furnished by the Company at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(d) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has delivered, or otherwise made available through filings with the SEC, to Parent copies of all comment letters received by the Company from the SEC since January 1, 2009 relating to the Company SEC Documents, together with all written responses of the Company thereto. Except for any review and comment by the SEC of the Proxy Statement as contemplated by Section 6.02(c), there are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC except for any review and comment by the SEC on the Proxy Statement as contemplated by Section 6.02(c).

(f) Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since January 1, 2009 was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. None of the Company, any current executive officer of the Company or, to the Knowledge of the Company, any former executive officer of the Company has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date of this Agreement.

Section 4.08. Financial Statements; Internal Controls.

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of footnotes), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

(b) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management, and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal controls as of and for the year-ended December 31, 2011 (nor has any such deficiency or weakness been identified since such date).

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(d) Since January 1, 2009, neither the principal executive officer nor the principal financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a “significant deficiency” or a “material weakness” in the Company’s internal controls over financial reporting.

(e) The audit committee of the Company Board includes an Audit Committee Financial Expert, as defined by Item 407(d)(5)(ii) of Regulation S-K.

(f) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such persons.

Section 4.09. Disclosure Documents and Other Filings.

(a) The proxy or information statement of the Company to be filed with the SEC in connection with the Merger and any amendments or supplements thereto (the “Proxy Statement”) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by Parent or the Ultimate Parent specifically for use therein.

(b) The Company has provided Parent with all information requested by Parent in writing (including by email) to evaluate which Governmental Authorities shall require Antitrust Filings. Set forth on Section 4.09(b) of the Company Disclosure Schedule is (i) a list of each country in which the Company and any of its Subsidiaries shipped products or rendered services in the last three (3) years ended December 31, 2012, 2011 and 2010 and the total revenue of the Company and any of its Subsidiaries attributed to such shipped products and services rendered in each such country; and (ii) a schedule of each country in which the Company maintains one or more Subsidiaries, offices, or personnel.

Section 4.10. Absence of Certain Changes. Since the Company Balance Sheet Date to the date of this Agreement, (i) the business of the Company and each of its Subsidiaries has been conducted in the ordinary course consistent with past practice, except for actions taken pursuant to this Agreement in connection with the consummation of the Merger, (ii) there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material

Adverse Effect, and (iii) there has not been any action or event, nor any authorization, commitment or agreement by the Company or any of its Subsidiaries with respect to any action or event, that if taken or if it occurred after the date hereof would be prohibited by Section 6.01.

Section 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

(a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or disclosed in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date in amounts consistent with past practice that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(c) liabilities or obligations incurred directly as a result of this Agreement; and

(d) liabilities for the performance of obligations under Contracts of the Company and its Subsidiaries, to the extent such liabilities are readily ascertainable from the face of such Contracts.

Section 4.12. Litigation.

(a) There is no Proceeding pending against or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective businesses or assets or any of the directors or employees of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of its stockholders (in each case insofar as any such matters relate to their activities with the Company or any of its Subsidiaries) that (i) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation of the Merger or any other transaction contemplated by this Agreement.

(b) Neither the Company nor any of its Subsidiaries is subject to any Order that (i) prohibits or restricts the Company or any of its Subsidiaries from engaging in or otherwise conducting its business as presently or proposed to be conducted or (ii) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Section 4.12(c) of the Company Disclosure Schedule includes a complete and accurate summary of each claim, Proceeding or Order pending as of the date of this Agreement or, to the Knowledge of the Company, threatened as of the date of this Agreement against the Company that could reasonably be expected to result in a liability to the Company or any of its Subsidiaries in excess of $50,000.

Section 4.13. Compliance with Applicable Law.

(a) The Company and each of its Subsidiaries is and, since January 1, 2008 has been, in compliance in all material respects with all Applicable Laws and Orders and, to the Knowledge of the Company, no condition or state of facts exists that is reasonably likely to give rise to a violation of, or a liability or default under any Applicable Law or Order. Neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2008 (i) of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries are not in compliance with any Applicable Law or Order in any material respect.

(b) Each of the Company and its Subsidiaries has in effect all material Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted. There have occurred no material defaults (with or without notice or lapse of time or both) under, material violations of, or events giving rise to any right of termination, material amendment or cancellation of, any such Governmental Authorizations.

(c) Without limiting any other provision of this Agreement, with respect to each Government Contract, the Company and each Subsidiary of the Company: (i) has not at any time charged the U.S. government or any other Governmental Authority a price higher than its commercial customers with respect to the services or products covered by such Government Contract; and (ii) has complied in all respects with the notice, pricing, payment, disclosure and other requirements contained in such Government Contract and with all Applicable Laws (and there are no facts or circumstances that would reasonably be expected to result in a demand by the U.S. government or any other Governmental Authority for a refund or other payment based upon the Company’s or any of its Subsidiaries’ failure to comply with any such requirements).

Section 4.14. Material Contracts

(a) Section 4.14(a) of the Company Disclosure Schedule contains a complete and correct list as of the date of this Agreement of each of the following Contracts to which the Company or any of its Subsidiaries is a party or which bind or affect their respective properties or assets:

(i) each Contract between the Company or any of its Subsidiaries and any of the fifty (50) largest direct end user licensees or other customers of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the four (4) consecutive fiscal quarter periods ended September 30, 2012) (“Major Customers”);

(ii) except for the Contracts disclosed in clause (i) above, each Contract that involves performance of services or delivery of goods, products or developmental, consulting or other services commitments by the Company or any of its Subsidiaries, providing for either (A) recurring annual payments to the Company or any of its Subsidiaries after the date hereof of $50,000 or more or (B) aggregate payments to the Company or any of its Subsidiaries after the date hereof of $100,000 or more;

(iii) each Contract between the Company or any of its Subsidiaries and any of (A) the twenty-five (25) largest licensors of Intellectual Property to the Company or any of its Subsidiaries (determined on the basis of aggregate payments made or owed by the Company and its Subsidiaries over the four (4) consecutive fiscal quarter period ended September 30, 2012), (B) the twenty (20) largest suppliers (other than licensors), including any supplier of goods, manufacturing, outsourcing or development services, to the Company or any of its Subsidiaries (determined on the basis of aggregate payments made or owed by the Company and its Subsidiaries over the four (4) consecutive fiscal quarter period ended September 30, 2012) as well as any other supplier that as of the date of this Agreement is the sole, exclusive or primary supplier of a material component of any Company Product (collectively, “Major Suppliers”), and (C) the twenty-five (25) largest distributors or resellers (including OEMs and value-added resellers) of any of the Company Products or services provided by the Company or any of its Subsidiaries (determined on the basis of aggregate sales of Company Products made through such distributors or resellers over the four (4) consecutive fiscal quarter period ended September 30, 2012);

(iv) except for the Contracts disclosed in clause (iii) above, each Contract that involves performance of services or delivery of goods, materials, supplies or equipment or developmental, consulting or other services commitments to the Company or any of its Subsidiaries, or the payment therefor by the Company or any of its Subsidiaries, providing for either (A) recurring annual payments by the Company or any of its Subsidiaries after the date hereof of $50,000 or more or (B) aggregate payments by the Company or any of its Subsidiaries after the date hereof of $100,000 or more;

(v) each Contract that contains any provisions restricting the Company or any of its Affiliates or their successors from (A) competing or engaging in any activity or line of business or with any Person or in any area or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, or which would have any such effect after the Closing Date or (B) hiring or soliciting for hire the employees or contractors of any Third Party;

(vi) each Contract that (A) grants any exclusive rights to any Third Party, including any exclusive license or supply or distribution agreement or other exclusive rights, (B) grants any rights of first refusal, rights of first negotiation or similar rights with respect to any product, service or Company IP, (C) contains any provision that requires the purchase of all or any portion of the Company’s or any of its Subsidiaries’ requirements from any Third Party, or any other similar provision, (D) grants “most favored nation” or similar rights, (E) contains pricing commitments with respect to future purchases by any Third Party of Company Products or services, or (F) obligates the Company or its Subsidiaries to provide maintenance and/or support with respect to any discontinued product or any prior version of any Company Product for more than twenty-four (24) months following the release of a replacement product or new version of a Company Product, as applicable;

(vii) each lease or sublease (whether of real or personal property) to which the Company or any of its Subsidiaries is party as either lessor or lessee, providing for either (A) annual payments after the date hereof of $50,000 or more or (B) aggregate payments after the date hereof of $100,000 or more;

(viii) each Contract pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any Third Party with rights in or access to source code (including on a contingent basis), or to provide for source code to be put in escrow, indicating for each Contract providing for source code escrow whether such Contract includes (A) release conditions that differ materially from the release conditions specified in the Company’s standard source code escrow terms or (B) use rights upon release that would permit any Third Party to utilize any source code of the Company or any of its Subsidiaries other than for the limited purpose of maintaining and supporting such Third Party’s internal use of one or more Company Products pursuant to an end user license agreement;

(ix) each Contract pursuant to which the Company or any of its Subsidiaries has or has been granted any license to Intellectual Property, other than nonexclusive licenses granted in the ordinary course of business of the Company and its Subsidiaries consistent with past practice;

(x) each Contract relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset), except any such Contract with an aggregate outstanding principal amount not exceeding $100,000 and which may be prepaid on not more than thirty (30) days’ notice without the payment of any penalty;

(xi) each Contract pursuant to which the Company or any of its Subsidiaries is a party that creates or grants a material Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices), other than Permitted Liens;

(xii) each Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than the Company or any of its Subsidiaries and other than (A) extensions of credit in the ordinary course of business consistent with past practice and (B) investments in marketable securities in the ordinary course of business);

(xiii) each Contract under which the Company or any of its Subsidiaries has any obligations which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $100,000;

(xiv) any Contract (A) (1) between the Company or any of its Subsidiaries and any Governmental Authority, or (2) between the Company or any of its Subsidiaries, as a subcontractor, and any prime contractor to any Governmental Authority, or (B) financed by any Governmental Authority and subject to the rules and regulations of any Governmental Authority concerning procurement;

(xv) each partnership, joint venture or other similar Contract or arrangement material to the Company and its Subsidiaries, taken as a whole (but excluding reseller, referral and other commercial arrangements that do not involve the sharing of profits or losses or shared controlled of property);

(xvi) each Contract for the development for the benefit of the Company or any of its Subsidiaries by any party other than the Company or its Subsidiaries, of Software or Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole;

(xvii) each employee collective bargaining agreement or other Contract with any labor union, and each employment Contract (other than for employment at-will or similar arrangements) that is not terminable by the Company without notice and without cost to the Company;

(xviii) each Contract: (A) entered into in connection with the settlement or other resolution of any Proceeding that has any continuing material obligations, liabilities or restrictions with respect to the Company or any of its Subsidiaries, or (B) entered into in the last three (3) years in connection with the settlement or other resolution of any Proceeding that involved payment by or to the Company or any of its Subsidiaries of more than $100,000;

(xix) each Contract providing for indemnification of any Person (A) with respect to material liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person, other than indemnification obligations of the Company or any of its Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or that would not reasonably be expected to have a Company Material Adverse Effect, or (B) with respect to claims involving infringement or misappropriation of any Intellectual Property rights of any Third Party, which Contract does not provide the Company or its Subsidiaries with the right to (1) assume control of the defense and settlement of any such claim, (2) require the indemnified Person to implement a non-infringing substitute provided by the Company or its Subsidiaries for any Company Product that is the subject of any such claim and (3) terminate the indemnified Person’s right to use any Company Product that is the subject of any such claim if the Company or its Subsidiaries is unable to provide a non-infringing substitute or otherwise abate the infringement or alleged infringement;

(xx) each Contract containing (A) any provisions having the effect of providing that the consummation of the Merger or the other transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract (if such Contract is material to the Company and its Subsidiaries, taken as a whole), or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancellation or acceleration, or a loss of a benefit or the creation of any Lien upon any of the properties or assets of the Company, Parent or any of their respective Affiliates, or to any increased, guaranteed, accelerated or additional rights or entitlements of any Person, except to the extent that such termination, amendment, revocation, cancellation, acceleration, loss, Lien or entitlements are not material to the Company and its Subsidiaries, taken as a whole, or are required by Applicable Law, (B) any restriction on the ability of the Company or any of its Subsidiaries to assign all or any portion of its rights, interests or obligations thereunder (if such Contract is material to the Company and its Subsidiaries, taken as a whole), unless such restriction expressly excludes any assignment to Parent and any of its Affiliates that holds assets substantially equivalent to the assigning entity in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement or (C) any standstill or similar provision purporting to limit the authority of any party to such agreement to acquire any Equity Interest in the Company or any other Person;

(xxi) each Contract or plan, including any stock option or equity plan, that may or will increase, or accelerate the vesting of, the benefits to any Person by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits which will be calculated on the basis of any of the transactions contemplated by this Agreement; or

(xxii) except for the Contracts disclosed above, each Contract required to be filed by the Company pursuant to Item 601 of Regulation S-K under the Securities Act, or that is otherwise material to the Company and its Subsidiaries, taken as whole; or

(b) Each Contract disclosed (or required to be disclosed) in Section 4.14(a) of the Company Disclosure Schedule, required to be delivered or made available pursuant to Section 4.14(c) or which would have been required to be so disclosed if it had existed on the date of this Agreement (each, a “Material Contract”) (unless it has terminated or expired (in each case according to its terms)) is in full force and effect and is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity. Neither the Company nor any of its Subsidiaries has received any written notice to terminate, in whole or part, materially amend or not renew any executory obligation of a counterparty to a Material Contract that has not terminated or expired (in each case according to its terms) prior to the date of this Agreement (nor, to the Knowledge of the Company, has there been any occurrence that a reasonable person would consider an indication that any such notice of termination will be served on or after the date of this Agreement on the Company or any Subsidiary of the Company by any counterparty to a Material Contract). None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any Material Contract, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.

(c) Complete, correct and unredacted copies of each Material Contract, as amended and supplemented, have been delivered by the Company to Parent, or otherwise made available as an exhibit to the Company SEC Documents, by the Company to Parent.

Section 4.15. Taxes.

(a) (i) All income, franchise and other material Company Returns required by Applicable Law to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws, (ii) all Company Returns that have been filed are true and complete in all material respects, (iii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all material Taxes due and owing (whether or not shown on any Tax Return), (iv) all Taxes that the Company or any of its Subsidiaries is or was required to withhold or collect in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person have been duly withheld or collected and have been timely paid, to the extent required, to the proper Taxing Authority, (v) the unpaid Taxes of the Company and its Subsidiaries did not, as of the Company Balance Sheet Date, exceed the reserve set forth on the face of the Company Balance Sheet (rather than in any notes thereto), and (vi) since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and past practice;

(b) (i) The income and franchise Company Returns through the taxable year ended December 31, 2007 have been examined and closed or are Company Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired; and (ii) neither the Company nor any of its Subsidiaries has granted any currently effective extension or waiver of the limitations period applicable to any material Company Return, which period (after giving effect to such extension or waiver) has not yet expired;

(c) (i) No material deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) there is no Proceeding or investigation pending or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any material Tax or Tax asset, (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income or franchise Tax Returns that the relevant Company or Subsidiary is or may be subject to taxation by that jurisdiction and (iv) no closing agreements, private letter rulings or similar agreements or rulings have been entered into or issued by any Taxing Authority with respect to the Company or any of its Subsidiaries which would be binding following the Closing, and no such agreements or rulings have been applied for and are currently pending;

(d) There are no Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;

(e) During the three-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code;

(f) Neither the Company nor any of its Subsidiaries (i) has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or (ii) to the Knowledge of the Company, has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4;

(g) (i) Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company is or was the common parent); and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

(h) There are no Tax sharing agreements or similar arrangements (including Tax indemnity arrangements, other than customary commercial or financial arrangements entered into in the ordinary course of business consistent with past practice the principal purpose of which is unrelated to Taxes) with respect to or involving the Company or any of its Subsidiaries;

(i) Neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction (x) in which a material amount of Tax is imposed, or the value of the interest is materially reassessed, on the transfer of an interest in real property resulting from the Merger and (y) which treats the transfer of an interest (resulting from the Merger) in an entity that owns an interest in real property as a transfer of the interest in real property;

(j) Neither the Company nor any of its Subsidiaries (i) is or has been a shareholder of a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign law); (ii) is or has been a shareholder of a “passive foreign investment company” within the meaning of Section 1297 of the Code; or (iii) is or has engaged in a trade or business, has or had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.

(k) No foreign Subsidiary of the Company (i) has or has had any nexus with the United States, a trade or business or permanent establishment within the United States or any other connection with the United States that has subjected or could reasonably be expected to have subjected it to United States federal, state or local Tax; (ii) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code; (iii) is or was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulation Section 301.7701-5(a); or (iv) holds assets which constitute U.S. property within the meaning of Section 956 of the Code.

(l) Section 4.15(l) of the Company Disclosure Schedule contains a list of each Tax Grant. The Company and its Subsidiaries have complied in all material respects with the conditions stipulated in each Tax Grant, no submissions made to any Taxing Authority in connection with obtaining any Tax Grant contained any material misstatement or omission and the transactions expressly contemplated by this Agreement will not adversely affect the eligibility of the Company or any of its Subsidiaries for any Tax Grant.

(m) Revenue from maintenance, support, installation, training, and other services is not derived from activities physically performed outside of the United States, except for revenue included in Section 4.15(m) of the Disclosure Schedule.

Section 4.16. Employee Benefit Plans.

(a) Section 4.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each Company Employee Plan. “Company Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, individual consulting, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance or termination benefits or post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Subsidiary or ERISA Affiliate and covers any current or former employee, consultant or director of the Company or any of its Subsidiaries (or any dependent or beneficiary thereof), or under which the Company or any Subsidiary or ERISA Affiliate thereof has any material obligation or liability. Complete and accurate copies of each Company Employee Plan (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto, and descriptions of all material terms of any plan that is not in writing, have been furnished or made available to Parent together with (i) the three most recent annual reports and Tax Returns (and all schedules thereto), if any, required by be filed with the Internal Revenue Service with respect to such Company Employee Plan, (ii) the most recently received Internal Revenue Service determination letter, if any, issued with respect to each Company Employee Plan that is intended to qualify under Section 401(a) of the Code, and (iii) all other filings and material correspondence with any Governmental Authority with respect to each Company Employee Plan.

(b) Neither the Company nor any ERISA Affiliate sponsors, maintains or contributes or is obligated to contribute to, or has in the past sponsored, maintained or contributed or been obligated to contribute to, any Company Employee Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, any defined benefit plan, any “multiemployer plan” within the meaning of Section 4001(a)(3) or 3(37) of ERISA, or any “multiple employer plan” within the meaning of Section 413(c) of the Code.

(c) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or is permitted to rely on a favorable opinion letter, in either case, that has not been revoked, or has pending or has time remaining in which to file an application for such determination from the Internal Revenue Service, and, to the Knowledge of the Company, there is no reason why any such determination letter would reasonably be expected to be revoked or not be issued. Each trust established in connection with any Company Employee Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred that could reasonably be expected to adversely affect the exempt status of any such trust. There has not been any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Employee Plan.

(d) Each Company Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all Applicable Laws, including ERISA and the Code, which are applicable to such Company Employee Plan. The Company and each of its Subsidiaries have performed all material obligations required to be performed by it under all Company Employee Plans. No events have occurred with respect to any Company Employee Plan that could result in a material payment or assessment by or against the Company of any excise Taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(e) To the Knowledge of the Company, no Company Employee Plan is under audit or is subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC, the PBGC or any other Governmental Authority.

(f) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) (i) entitle any employee, director or independent contractor of the Company or any of its Subsidiaries to any pay or benefits under any Company Employee Plan; (ii) accelerate the time of payment or vesting of any compensation or equity-based award; (iii) trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; or (iv) trigger any payment, increase the amount payable or trigger any other material obligation pursuant to any Company Employee Plan.

(g) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, (i) would entitle any employee or former employee to any severance or other payment as a result of the transactions contemplated hereby (either alone or together with any other event), or (ii) could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

(h) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company or its Subsidiaries except as required to comply with Section 4980B of the Code or any similar state law or other Applicable Law provision.

(i) There is no material action, suit, investigation, audit or other Proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving any Company Employee Plan before any arbitrator or any Governmental Authority.

(j) Each Company Employee Plan which is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has, at all times, been administered in compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder, to the extent necessary so that the additional Tax described in Section 409A(a)(1)(B) of the Code will not be assessed against the individuals participating in any such non-qualified deferred compensation plan with respect to benefits due or accruing thereunder.

(k) Each Company Stock Option was granted with a per share exercise price that is not less than the fair market value of a share of Company Common Stock on the date of its grant and is exempt from the additional tax and interest described in Section 409A(a)(1)(B) of the Code. Each Company RSU is exempt from Section 409A of the Code. Each Company Stock Option characterized by the Company as an “incentive stock option” within the meaning of Section 422 of the Code complies with all of the applicable requirements of Section 422 of the Code.

(l) Each material International Plan is listed on Section 4.16(l) of the Company Disclosure Schedule. With respect to each International Plan, (i) such International Plan is in material compliance with the Applicable Laws of each jurisdiction in which such International Plan is maintained, (ii) all contributions to, and material payments from, such International Plan which may have been required to be made in accordance with the terms of such International Plan, and, when applicable, the Applicable Law of the jurisdiction in which such International Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to such International Plan, and all payments under such International Plan, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Company Balance Sheet, (iii) the Company, each Subsidiary and each ERISA Affiliate has materially complied with all applicable reporting and notice requirements with respect to such International Plan, and such International Plan has obtained from the Governmental Authority having jurisdiction with respect to such International Plan any required determinations that such International Plan is in compliance in all material respects with the Applicable Law of the relevant jurisdiction if such determinations are required in order to give effect to such International Plan, (iv) such International Plan has been administered in all material respects at all times in accordance with its terms and all Applicable Laws, (v) to the Knowledge of the Company, there are no pending investigations by any Governmental Authority involving such International Plan, and no pending claims (except for claims for benefits payable in the normal operation of such International Plan), suits or other Proceedings against such International Plan or asserting any rights or claims to benefits under such International Plan, (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to such International Plan, and (vii) except as required by Applicable Law, no condition exists that would prevent the Company from terminating or amending any International Plan at any time for any reason in accordance with the terms of each such International Plan without the payment of any fees, costs or expenses (other than the payment of benefits accrued on the Company Balance Sheet and any normal and reasonable expenses typically incurred in a termination event). The benefits available under all International Plans in the aggregate do not provide materially greater benefits to employees of the Company participating in such plans than the benefits available under the Company Employee Plans for employees of the Company in the United States. No International Plan has unfunded liabilities that will not be offset by insurance or that are not fully accrued on the financial statements of the Company.

(m) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a liability of the Company or any of its Subsidiaries or ERISA Affiliates at or following the Effective Time.

Section 4.17. Labor and Employment Matters.

(a) Section 4.17(a) of the Company Disclosure Schedule lists the names and current position, annual salary rates or current hourly wages, bonus opportunity, hire date, credited service, accrued vacation or paid-time-off, principal work location and leave status of all present employees of the Company and each of its Subsidiaries and each such employee’s status as being exempt or nonexempt from the application of state and federal wage and hour laws applicable to employees who do not occupy a managerial, administrative, or professional position or any similar Applicable Law regarding wages, hours of work and/or overtime applicable to employees located outside of the United States.

(b) Neither the Company nor any of its Subsidiaries is or was a party to, bound by or subject to, or is currently negotiating, any collective bargaining agreement or understanding with a labor union or organization. None of the employees of the Company or any of its Subsidiaries is represented by any union with respect to his or her employment by the Company or any Subsidiary. There is no (i) material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding involving the Company or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (iii) lockouts, strikes, slowdowns, picketings, negotiated industrial actions, work stoppages or threats thereof by or with respect to such employees, in each case, pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and during the last three (3) years there has not been any such action. There are no unfair labor practice charges pending before the National Labor Relations Board or any other Governmental Authority, nor any grievances, complaints, claims or other Proceedings, in each case, which are pending or, to the Knowledge of the Company, threatened by or on behalf of any employees of the Company or any of its Subsidiaries.

(c) Since January 1, 2010, (i) there has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act of 1998 in respect of the Company or any of its Subsidiaries and

(ii) neither the Company nor any of its Subsidiaries has been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Applicable Law.

(d) Schedule 4.17(d) of the Company Disclosure Schedule contains a list of all independent contractors, consultants, agents or agency employees currently engaged by the Company and each of its Subsidiaries, along with the position, date of retention and rate of remuneration for each such individual. Except as set forth in Schedule 4.17(d) of the Company Disclosure Schedule, neither the Company nor any Subsidiary thereof engages or retains any independent contractors, consultants, agents or agency employees.

(e) The Company is in compliance in all material respects with all Applicable Laws respecting employment including discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and of employees as exempt or non-exempt, in each case, under the Fair Labor Standards Act of 1938, as amended, and any similar Applicable Law), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice.

Section 4.18. Insurance Policies. Section 4.18 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and its Subsidiaries (collectively, the “Insurance Policies”) and the coverage limitations and deductibles applicable to each such policy. All of the Insurance Policies or renewals thereof are in full force and effect and not voidable. There is no material claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which the Company has been notified that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due, and the Company and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, there is no threatened termination of, or material premium increase (other than with respect to customary annual premium increases) with respect to, any Insurance Policy. Section 4.18 of the Company Disclosure Schedule identifies each material insurance claim made by the Company or any of its Subsidiaries between the Company Balance Sheet Date and the date of this Agreement. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for any material insurance claim not listed on Section 4.18 of the Company Disclosure Schedule.

Section 4.19. Environmental Matters.

(a) No notice, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding is pending and, to the Knowledge of the Company, none of the foregoing is threatened by any Governmental Authority or other Person relating to or arising out of any failure of the Company or any of its Subsidiaries to comply with any Environmental Law.

(b) The Company and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits of the Company.

(c) There has been no release by the Company or any of its Subsidiaries, or by any other Person, for which the Company or any of its Subsidiaries would reasonably be expected to be liable by Contract or by operation of Applicable Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.

(d) There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and, to the Knowledge of the Company, there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability or obligation.

(e) Neither the Company nor any of its Subsidiaries owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

(f) For purposes of this Section 4.19, the terms “Company” and “Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

Section 4.20. Intellectual Property and Information Technology.

(a) Section 4.20(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of all Company Products.

(b) The Company and its Subsidiaries own or otherwise hold all rights in all Company IP necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted (the “Necessary IP”), free and clear of any Liens. The consummation of the transactions contemplated by this Agreement will not (i) alter, restrict, encumber, impair or extinguish any rights in any Necessary IP, or (ii) result in the creation of any Lien with respect to any of the Company IP.

(c) Section 4.20(c) of the Company Disclosure Schedule lists and describes the status of each Proceeding pending as of the date of this Agreement or, to the Knowledge of the Company as of the date of this Agreement, threatened Proceeding (i) alleging infringement, misappropriation or any other violation of any Intellectual Property rights of any Person by the Company or any of its Subsidiaries or by any Company Products, or (ii) challenging the scope, ownership, validity, or enforceability of any Company IP owned by the Company or any of its Subsidiaries or of the Company and its Subsidiaries’ rights under the Necessary IP, regardless of whether such Proceeding or threatened Proceeding has been settled, withdrawn or otherwise resolved. Neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person or, except in connection with the Proceedings set forth on Section 4.20(c) of the Company Disclosure Schedule, received any notice of alleged infringement or potential infringement of any such rights.

(d) (i) No Person, other than the Company and its Subsidiaries, possesses any current or contingent rights to license, sell or otherwise distribute the Company Products or other products or services utilizing Company IP that is owned by the Company or any of its Subsidiaries, and (ii) there are no restrictions binding on the Company or any Subsidiary respecting the disclosure, use, license, transfer or other disposition of any Company IP owned by the Company or any of its Subsidiaries or any Company Products.

(e) Section 4.20(e)(i) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of all Company Registered IP. The Company and its Subsidiaries have taken all actions reasonably necessary to maintain and protect all material Company Registered IP, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and recording all assignments (and licenses where required) of the Registered IP with the appropriate Governmental Authorities. Section 4.20(e)(ii) of the Company Disclosure Schedule includes a true and complete list as of the date of this Agreement of all material actions that must be taken within one hundred eighty (180) days of the date of this Agreement with respect to any of the Company Registered IP. The Company and each of its Subsidiaries have complied in all material respects with all applicable notice and marking requirements for the Company Registered IP. None of the Company Registered IP has been adjudged invalid or unenforceable in whole or part and, to the Knowledge of the Company, none of the Company Registered IP is invalid or unenforceable.

(f) The Company and its Subsidiaries have taken reasonable steps to protect their rights in the Company IP and to protect any confidential information provided to them by any other Person under obligation of confidentiality. Without limitation of the foregoing, the Company and its Subsidiaries have not made any of their material trade secrets or other material confidential or proprietary information that they intended to maintain as confidential (including source code with respect to Company Products) available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information or materials.

(g) The Company and its Subsidiaries have obtained from all parties (including employees and current or former consultants and subcontractors) who have created any portion of, or otherwise who would have any rights in or to, any Company IP, valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and its Subsidiaries and have delivered true and complete copies of the Company’s and its Subsidiary’s standard forms of such assignments to Parent. All such assignments are in a form substantially similar to the Company’s and its Subsidiary’s applicable standard forms and no employee, consultant or former consultant of the Company or any of its Subsidiaries has ever excluded any Intellectual Property from any written assignment executed by any such Person in connection with work performed for or on behalf of the Company or any of its Subsidiaries. All amounts payable by the Company or any of its Subsidiaries to consultants and former consultants have been paid in full, other than current accounts payable that are not delinquent.

(h) Section 4.20(h) of the Company Disclosure Schedule contains a complete and accurate list of (i) all third-party Intellectual Property (other than Third Party Software and Third Party Hardware) sold with, incorporated into, distributed in connection with or used in the development of any Company Product (including any Company Product currently under development) and (ii) all other third-party Intellectual Property (other than Third Party Software and Third Party Hardware) used or held for use for any purpose by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries taken as a whole.

(i) Section 4.20(i) of the Company Disclosure Schedule contains a complete and accurate list of all Third Party Software, setting forth for each such item (i) the name and version of such item, (ii) the name of the owner and/or licensor of such item, (iii) all licenses and other agreements pursuant to which the Company or any of its Subsidiaries holds rights to such item, (iv) the Company Product(s), including version numbers, to which such item relates, if any, (v) whether such item is used internally by or on behalf of the Company or any of its Subsidiaries, (vi) whether such item is distributed by or on behalf of the Company or any of its Subsidiaries (whether on a standalone basis or as an embedded or bundled component) and, if so, whether such item is distributed in source, binary or other form, (vii) whether such item is hosted, offered as a service or made available in a service bureau or in any similar manner by or on behalf of the Company or any of its Subsidiaries (whether on a standalone basis or as an embedded or bundled component), (viii) whether the Company or any Subsidiary permits any Third Party to host, offer as a service or make available in a service bureau or in any similar manner such item (whether on a standalone basis or as an embedded or bundled component), (ix) whether such item has been modified by or on behalf of the Company or any of its Subsidiaries, (x) whether such item is used by or on behalf of the Company or any of its Subsidiaries to generate code or other material, and if so, a description (consistent with the disclosure requirements under clauses (v) through (ix)) of the use, modification, hosting and/or distribution of such generated code or other material, (xi) a summary of the Company’s and its Subsidiaries’ payment history in respect of such item during the four (4) consecutive fiscal quarters ended December 31, 2012, including license fees, renewal fees, maintenance fees, support fees and royalties, (xii) whether such item is used or required (or generates code or other material that is used or required) to satisfy any obligation under any support agreement or maintenance agreement, and (xiii) solely with respect to any such item in respect of which the Company or any Subsidiary made aggregate payments in excess of $25,000 during the four (4) consecutive fiscal quarters ended December 31, 2012, any rights by a Third Party to audit or review any financial, license or royalty information, if any, with respect thereto. For purposes of this Section 4.20(i), Company Product includes any Company Product under development. Neither the Company nor any of its Subsidiaries has been subjected to an audit of any kind in connection with any license or other agreement pursuant to which the Company or any of its Subsidiaries hold rights to any Third Party Software, nor received any written notice of intent to conduct any such audit. Neither the Company nor any Subsidiary has incorporated into any Company Product or otherwise accessed, used, modified or distributed any Third Party Software, in whole or in part, in a manner that may (A) require any Company IP to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (B) grant, or require the Company or any of its Subsidiaries to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company IP or (C) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company IP and neither the Company nor any of its Subsidiaries has any plans to do any of the foregoing. All information set forth in Section 4.20(i) of the Company Disclosure Schedule is true and complete.

(j) The Company Products as delivered by the Company and its Subsidiaries do not contain any computer code designed to disrupt, disable, harm, distort or otherwise impede in any manner the legitimate operation of such Company Products by or for the Company or any of its Subsidiaries or its respective authorized users, or any other associated Software, firmware, hardware, computer system or network (including what are sometimes referred to as “viruses,” “worms,” “time bombs” and/or “back doors”).

(k) Neither the Company nor any of its Subsidiaries has (i) transferred ownership of, or granted any exclusive license with respect to, any Company IP owned or purported to be owned by the Company or any of its Subsidiaries to any other Person, (ii) granted any customer the right to use any Company Product or portion thereof on anything other than a non-exclusive basis or for anything other than such customer’s internal business purposes, or (iii) granted any Third Party the right to access or use any source code other than upon the occurrence of specified release events pursuant to a written source code escrow agreement, and no such release event has ever occurred or been claimed to have occurred.

(l) None of the Company’s or any of its Subsidiaries’ agreements (including any agreement for the performance of professional services by or on the behalf of the Company or any of its Subsidiaries) confers upon any Person other than the Company or any of its Subsidiaries any ownership right, exclusive license or other exclusive right with respect to any Intellectual Property developed or delivered by or on behalf of the Company or any of its Subsidiaries in connection with such agreement.

(m) No funding, facilities or personnel of any educational institution or Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Company IP owned or purported to be owned by the Company or any of its Subsidiaries, including any portion of a Company Product. Neither the Company nor any of its Subsidiaries is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company or such Subsidiary to grant or offer to any Third Party any license or right to such Company IP. Section 4.20(m) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) any and all grants and similar funding received by the Company or any of its Subsidiaries (including their respective predecessors), including the name of the granting authority and the status and material terms thereof and (ii) any standards bodies or similar organizations of which the Company or any of its Subsidiaries (or any of their predecessors) has ever been a member, promoter or contributor.

(n) The IT Assets operate and perform in all material respects in a manner that permits the Company and each of its Subsidiaries to conduct their respective businesses as currently conducted and, to the Knowledge of the Company, no Person has gained unauthorized access to or otherwise interfered with the operation of any IT Asset. In all matters related to the business of the Company and its Subsidiaries, the Company and each of its Subsidiaries has implemented and followed reasonable security, backup and disaster recovery processes consistent with applicable industry standard practices.

(o) The Company and its Subsidiaries are in compliance with, and have complied in all material respects with, all Applicable Laws concerning data protection and privacy (“Data and Privacy Laws”) and with their respective internal policies and practices relating to the use, collection, storage, disclosure and transfer of any data collected from or with respect to any other Person. The transactions contemplated by this Agreement will not result in the Company or any of its Subsidiaries being in breach of or unable fully to comply with any Data and Privacy Laws. The Company and its Subsidiaries are and have at all times been in material compliance with and have not breached, violated or defaulted under, or received written notice that they have breached, violated or defaulted under, any of the terms of use or service of any other Person’s website. The Company’s and each of its Subsidiaries’ access to any other Person’s website and use of data, content or other assets from any other Person’s website have at all times been in material compliance with Applicable Law.

(p) Section 4.20(p) of the Company Disclosure Schedule contains a complete and accurate list of all Third Party Hardware, setting forth for each such item (i) the name and version of such item, (ii) the name of the owner, supplier, original manufacturer, and/or licensor of, and the manufacturer’s part number for, such item, (iii) all licenses and other Contracts pursuant to which the Company or any of its Subsidiaries holds or obtains rights to such item, (iv) the Company Product(s), including version numbers, to which such item relates, if any, (v) a description of the nature and function of such item, (vi) whether such item is used internally by or on behalf of the Company or any of its Subsidiaries, (vii) whether such item is distributed by or on behalf of the Company or any of its Subsidiaries (whether on a standalone basis or as an integrated, embedded or bundled component), (viii) whether such item is hosted, co-located, or used in connection with hosting, service bureau or in any similar manner by or on behalf of the Company or any of its Subsidiaries (whether on a standalone basis or as an integrated, embedded or bundled component), (ix) whether the Company or any of its Subsidiaries permits any third party to host, co-locate, or use in connection with hosting, service bureau or in any similar manner such item (whether on a standalone basis or as an integrated, embedded or bundled component), (x) whether such item has been modified by or on behalf of the Company or any of its Subsidiaries, (xi) whether such item is used by or on behalf of the Company or any of its Subsidiaries to design, assemble or test any Company Product or generate code or other material, and if so, a description (consistent with the disclosure requirements under clauses (vi) through (x) above) of the use, modification, hosting and/or distribution of such generated code or other material; (xii) a summary of the Company’s and its Subsidiaries’ payment history in respect of such item during the four (4) consecutive fiscal quarters ended December 31, 2012, including license fees, renewal fees, maintenance fees, support fees and royalties; (xiii) whether such item is used or required (or generates code or other material that is used or required) to satisfy any obligation under any support agreement; (xiv) solely with respect to any such item in respect of which the Company or any Subsidiary made aggregate payments in excess of $25,000 during the four (4) consecutive fiscal quarters ended December 31, 2012, any rights by a third Person to audit or review any financial, license or royalty information, if any, with respect thereto; (xv) whether such item is sole or single sourced and an assessment of the difficulty of replacing the item; (xvi) whether the Company or any of its Subsidiaries has received any notice of planned end-of-life in connection with such item; and (xvii) whether such item has failed to perform in accordance with its documentation or other functional requirements during the past twelve (12) months, and if so, a description of such failure and the scope of impact, remedial steps taken and planned and current status. For purposes of this Section 4.20(p), “Company Product” includes any Company Product under development. Neither the Company nor any of its Subsidiaries has been subjected to an audit of any kind in connection with any license or other Contract pursuant to which the Company or any of its Subsidiaries hold or obtain rights to any Third Party Hardware, nor received any notice of intent to conduct any such audit. All information set forth on Section 4.20(p) of the Company Disclosure Schedule is true and complete.

Section 4.21. Properties.

(a) (i) The Company and each of its Subsidiaries has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of its material real properties and material tangible assets and (ii) all such assets and real properties, other than assets and real properties in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b) Section 4.21(b) of the Company Disclosure Schedule sets forth a complete and correct list of all real property and interests in real property, if any, owned by the Company or any of its Subsidiaries as of the date of this Agreement (each, an “Owned Real Property”). Section 4.21(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries as of the date of this Agreement in respect of which the Company or any of its Subsidiaries has annual rental obligations of $50,000 or more (each, a “Leased Real Property”), (ii) the address for each Leased Real Property, (iii) rent amounts payable by the Company or its Subsidiaries related to such Leased Real Property as of the date of this Agreement and (iv) a description of the applicable lease, sublease or other agreement therefore and any and all amendments, modifications, side letters relating thereto. All of the leases, subleases and other agreements (each, a “Lease Agreement”) of the Leased Real Property are valid, binding and in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. No interest of the Company or any of its Subsidiaries in (or created by) a Lease Agreement is subject to any Lien, other than Permitted Liens, including any mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any Third Party any interest in such Lease Agreement or any right to the use or occupancy of any Leased Real Property. The Company and each of its Subsidiaries has performed all material obligations required to be performed by it to date under each Lease Agreement, and there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by any party under any Lease Agreement.

(c) With respect to each Leased Real Property, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any portion thereof. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession of the Owned Real Property and the Leased Real Property.

Section 4.22. Interested Party Transactions. (i) Neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any Affiliate, stockholder that beneficially owns 5% or more of the Company Common Stock, or director or Executive Officer of the Company or, to the Knowledge of the Company, any Affiliate of any such owner, Executive Officer or director, and (ii) no event has occurred since January 1, 2009 that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.23. Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption Laws.

(a) The Company and its Subsidiaries have complied with the U.S. Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws.

(b) Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Representative of the Company or any of its Subsidiaries at the direction of or on behalf of the Company or any of its Subsidiaries corruptly or otherwise illegally offered or gave anything of value to: (i) any official, employee or representative of a Governmental Authority, any political party or official thereof, or any candidate for political office; or (ii) any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official, employee or representative of a Governmental Authority, any political party or official thereof, or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist in obtaining or retaining business or to secure an improper business advantage; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any of its Subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person or in securing any improper advantage.

(c) There have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

Section 4.24. Customers, Suppliers, Recalls.

(a) Between the Company Balance Sheet Date and the date of this Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Major Customer, or (ii) any change in any material term (including credit terms) of the sales agreements or related arrangements with any Major Customer. During the three (3) years preceding the date hereof, neither the Company nor any of its Subsidiaries has received any written customer complaint concerning its products and services, nor has it had any such products returned by a purchaser thereof, other than complaints seeking repair or replacement made in the ordinary course of business that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Between the Company Balance Sheet Date and the date of this Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Major Supplier, or (ii) any change in any material term (including pricing or credit terms) of the supply agreements or related arrangements with any Major Supplier.

(c) No Company Product has been the subject of any voluntary or involuntary recall, market withdrawal, safety alert or similar action and no event has occurred, and, to the Company’s Knowledge, no condition or circumstance exists, that might reasonably be expected to (with or without notice or lapse of time or both) directly or indirectly give rise to or serve as a basis for any such recall or similar action relating to any Company Product. To the Company’s Knowledge, no component, assembly, part, product or other hardware purchased, licensed, leased or otherwise acquired or obtained from any manufacturer, supplier or other Person and incorporated into any Company Product has been or is subject to any voluntary or involuntary recall, market withdrawal, safety alert or similar action.

Section 4.25. Finders’ Fees.

(a) Except for Qatalyst Partners LP, a copy of whose engagement agreement (and all indemnification and other agreements related to such engagement) has been made available to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who might be entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

(b) The Company does not anticipate that the fees and expenses of its accountants, brokers, financial advisors, consultants, legal counsel and other Persons retained by the Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, incurred or to be incurred in connection with this Agreement and the transactions contemplated by this Agreement will exceed the aggregate fees and expenses set forth in Section 4.25(b) of the Company Disclosure Schedule.

Section 4.26. Opinion of Financial Advisor. Prior to the execution of this Agreement, the Company Board has received from the Company’s financial advisor, Qatalyst Partners LP, a written opinion (or an oral opinion to be confirmed in writing) to the effect that, as of such date thereof and based upon and subject to the matters and limitations set forth therein, the Merger Consideration to be received in the Merger by the holders of Company Common Stock, other than Parent or any affiliates of Parent, is fair, from a financial point of view, to such holders. As soon as practicable following the date hereof, an executed copy of the aforementioned opinion will be made available to Parent for informational purposes only.

Section 4.27. Antitakeover Statute; No Rights Plan.

(a) The Company and the Company Board has taken all action necessary to exempt the Merger, this Agreement, the Voting Agreements and the other transactions contemplated hereby or thereby from the restrictions on business combinations and voting requirements contained in Section 203 of Delaware Law. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Applicable Law applies to the Merger, this Agreement, the Voting Agreements or any of the other transactions contemplated hereby or thereby.

(b) The Company has no rights plan, “poison-pill” or other comparable agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that:

Section 5.01. Corporate Existence and Power. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Ultimate Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, the Ultimate Parent and Merger Subsidiary has all limited liability company or corporate, as the case may be, powers required to carry on its business as now conducted. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 5.02. Corporate Authorization. Each of Parent, the Ultimate Parent and Merger Subsidiary has all requisite limited liability company or corporate, as the case may be, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent, the Ultimate Parent and Merger Subsidiary of this Agreement and the consummation by Parent, the Ultimate Parent and Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or corporate, as the case may be, action on the part of Parent, the Ultimate Parent and Merger Subsidiary. This Agreement constitutes a valid and binding agreement of each of Parent, the Ultimate Parent and Merger Subsidiary, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors’ rights generally and by general principles of equity.

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent, the Ultimate Parent and Merger Subsidiary of this Agreement and the consummation by Parent, the Ultimate Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) the Foreign Competition Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (iv) any actions or filings the absence of which would not reasonably be expected to prevent, materially delay or materially impair Parent’s ability to consummate the Merger and the other transactions contemplated by this Agreement.

Section 5.04. Non-contravention. The execution, delivery and performance by Parent, the Ultimate Parent and Merger Subsidiary of this Agreement and the consummation by Parent, the Ultimate Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both) (i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent or the certificate of incorporation and bylaws of the Ultimate Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Parent, the Ultimate Parent, Merger Subsidiary or any other Subsidiary of Parent or the Ultimate Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii) above, as would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent, the Ultimate Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

Section 5.05. Disclosure Documents. None of the information provided by Parent specifically for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.06. Litigation. As of the date hereof, there is no Proceeding pending against or to the knowledge of Parent, threatened against, Parent, the Ultimate Parent or any of their respective Subsidiaries that would reasonably be expected to prevent, materially delay or materially impair Parent’s, the Ultimate Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement. As of the date hereof, neither Parent, the Ultimate Parent nor any of their respective Subsidiaries are subject to any Order that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair Parent’s, the Ultimate Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 5.07. Financing. At the Closing, Parent shall have sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to pay the aggregate Merger Consideration and to perform its obligations with respect to the transactions contemplated by this Agreement.

ARTICLE 6

COVENANTS

Section 6.01. Conduct of the Company. Except for matters expressly permitted or contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, except as required by Applicable Law or except with the prior written consent of Parent, from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (i) preserve intact its Intellectual Property, business organization and material assets, (ii) keep available the services of its directors, officers and employees, (iii) maintain in effect all of its Governmental Authorizations and (iv) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with the Company. Without limiting the generality of the foregoing, except for matters expressly permitted or contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Schedule, or as required by Applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent:

(a) amend the Company’s or any of its Subsidiaries’ certificate of incorporation, bylaws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise);

(b) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent (except distributions under the ESPP in the ordinary course and for distributions resulting from the vesting or exercise of Company Compensatory Awards), (ii) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries, (iii) except as otherwise provided in Section 6.01(c) below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, (iv) purchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities, except for acquisitions of

Company Common Stock by the Company in satisfaction by holders of Company Compensatory Awards of the applicable exercise price and/or withholding taxes, or (v) take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of its Subsidiaries;

(c) (i) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or otherwise encumber or dispose of any Company Securities or Company Subsidiary Securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or pursuant to the terms of the Company RSUs that are outstanding on the date of this Agreement, in each case in accordance with the applicable Company Compensatory Award’s terms as in effect on the date of this Agreement, or (B) the issuance of shares of Company Common Stock pursuant to the ESPP and in accordance with Section 2.06(d), or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(d) adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Company or any of its Subsidiaries;

(e) make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $1,000,000 in the aggregate in any fiscal quarter;

(f) acquire (i) any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), or (ii) any other material assets (other than assets acquired in the ordinary course of business consistent with past practice);

(g) sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of any of its Intellectual Property, material assets or material properties except (i) pursuant to existing Contracts or commitments, (ii) sales of used equipment in the ordinary course of business consistent with past practice, or (iii) Permitted Liens incurred in the ordinary course of business consistent with past practice;

(h) (i) hire or engage any employees, consultants or contractors, or induce or encourage any employees, consultants or contractors to resign from the Company or any of its Subsidiaries, or promote any employees, or transfer any employees, or change the employment status or titles or terms of employment of any employees; or (ii) increase the salary or other compensation (of any type or form) payable or to become payable by the Company or any of its Subsidiaries to any of their employees, consultants, contractors, or advisors, or (iii) modify any existing salary, bonus, commission, severance, equity compensation or other equity arrangement or any other compensatory arrangement with any such Person (including under any profit sharing, management by objectives, incentive, gainsharing, competency or performance plan) or modify or waive any of the terms or conditions thereof or the performance or other criteria or conditions to payment or earning thereof, or (iv) reprice any right to acquire Company Securities or Company Subsidiary Securities or amend or accelerate or waive any vesting terms related to any award of, or award with respect to, any Company Securities or Company Subsidiary Securities held by any such Person, or (v) declare, pay, commit to, approve, or undertake any obligation of any other kind for the payment by the Company or any of its Subsidiaries of a bonus, commission or other additional salary, compensation or employee benefits to any such Person (including under any profit sharing, management by objectives, incentive, gainsharing, competency or performance plan);

(i) (A) write-down any of its material assets, including any Company IP, or (B) make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or Applicable Law, including Regulation S-X under the Exchange Act (in each case following consultation with the Company’s independent auditor);

(j) (A) repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the

Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person or enter into any arrangement having the economic effect of any of the foregoing (other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) accounts payable in the ordinary course of business consistent with past practice), or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than (i) to the Company or any of its Subsidiaries or (ii) accounts receivable and extensions of credit in the ordinary course of business, and advances in expenses to employees, in each case in the ordinary course of business consistent with past practice);

(k) notwithstanding Section 6.01(l)(i)-(iv), agree to any exclusivity, non-competition, most favored nation, or similar provision or covenant restricting the Company, any of its Subsidiaries or any of their respective Affiliates from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its Affiliates after the Effective Time;

(l) enter into any Contract, or relinquish or terminate any Contract or other right, in any individual case with an annual value in excess of $50,000 or with a value over the life of the Contract in excess of $100,000, other than (i) entering into agreements for the sale or licensing of Company Products or maintenance or services with respect thereto, or renewing such existing agreements, in either case in the ordinary course of business consistent with past practice, (ii) entering into agreements for the purchase of supplies or materials for Company Products in the ordinary course of business consistent with past practice, (iii) entering into non-exclusive distribution, marketing, reselling or consulting agreements in the ordinary course of business consistent with past practice that provide for distribution of a Company Product by a Third Party, or (iv) entering into non-exclusive OEM agreements in the ordinary course of business consistent with past practice that are terminable by the Company without penalty within twelve months;

(m) (i) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any Tax Returns or file any claim for Tax refunds, enter into any closing agreement or Tax ruling, enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement (other than any customary commercial or financing agreements, entered into in the ordinary course of business consistent with past practices), consent to any waiver or extension with respect to any Tax Proceeding, file any Tax Return (other than an amendment to a Tax Return) in a manner inconsistent with past practice, settle any Tax Proceeding, or surrender any right to claim a Tax refund (including any such refund to the extent it is used to offset or otherwise reduce Tax liability);

(n) (i) pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to), or institute any Proceeding with respect to, any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $100,000 in any individual case, other than (x) as required by their terms as in effect on the date of this Agreement, (y) claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves), or (z) claims, liabilities or obligations incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, provided that, in the case of each of (x), (y) or (z), the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligation (other than the payment of money) to be performed by the Company or any of its Subsidiaries following the Closing Date, (ii) waive, relinquish, release, grant, transfer or assign any right with a value of more than $100,000 in any individual case except in the ordinary course of business consistent with past practice, (iii) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party, or (iv) pay any fees and expenses incurred in connection with the transactions contemplated by this Agreement, in excess of $100,000 in the aggregate;

(o) engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters, (ii) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (iii) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) or (iv) any other promotional sales or discount activity, in each case in clauses (i) through (iv) in a manner outside the ordinary course of business consistent with past practices; or

(p) authorize, commit or agree to take any of the foregoing actions.

Section 6.02. Stockholder Meeting; Board Recommendation; Proxy Material.

(a) The Company shall establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders, which meeting the Company shall cause to occur on the 30th calendar day (or, if such calendar day is not a Business Day, on the first Business Day subsequent to such calendar day) immediately following the date of mailing of the Proxy Statement (the “Stockholder Meeting”), for the purpose of obtaining the Stockholder Approval, regardless of whether the Company Board determines at any time that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred at any time; provided, however, that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may adjourn the Stockholder Meeting for no more than five (5) Business Days if necessary in order to obtain a quorum of its stockholders and the Company shall use its commercially reasonable efforts during such five (5) Business Day period to obtain such a quorum as promptly as practicable, (ii) the Company may adjourn or postpone the Stockholder Meeting to the extent (and only to the extent) the Company reasonably determines that such adjournment or postponement is required by Applicable Law and (iii) if the Company receives an Acquisition Proposal, or the price or material terms of a previously received Acquisition Proposal are modified or amended, in any such case during the five (5) Business Day period immediately prior to the day of the Stockholder Meeting, the Company may delay the Stockholder Meeting until the date that is the seventh (7th) Business Day after the date on which the Stockholder Meeting would otherwise have been originally been held. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03, the Company Board shall make the Board Recommendation and use its reasonable best efforts to obtain the Stockholder Approval, and the Company shall otherwise comply with all Applicable Laws applicable to the Stockholder Meeting. Without limiting the generality of the foregoing, the Company agrees that (x) its obligations pursuant to this Section 6.02 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal, and (y) the Company shall establish a record date for, call, give notice of, convene and hold the Stockholder Meeting and the matters constituting the Stockholder Approval shall be submitted to the Company’s stockholders at the Stockholder Meeting whether or not (A) an Adverse Recommendation Change shall have occurred or (B) any Acquisition Proposal or Superior Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Representatives. The Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company’s stockholders with respect to the Merger at the Stockholder Meeting. The notice of such Stockholder Meeting shall state that a resolution to approve and adopt this Agreement and a resolution to adjourn the Stockholder Meeting, if necessary, will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent’s prior written consent.

(b) Except to the extent expressly permitted by Section 6.03(d): (i) the Company Board (as it may be constituted on the date hereof) shall unanimously recommend that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and approval of the Merger (the “Board Recommendation”) at the Stockholder Meeting; (ii) the Proxy Statement shall include the Board Recommendation; and (iii) neither the Company Board nor any committee thereof shall fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation.

(c) As promptly as practicable after the date hereof, the Company and Parent shall prepare jointly, and the Company shall file with the SEC, the preliminary Proxy Statement (but in no event later than twenty (20) calendar days after the date of this Agreement). Notwithstanding anything contained in this Agreement to the contrary, (x) if the Company does not receive comments from the SEC with respect to the preliminary Proxy Statement, the Company shall file with the SEC the definitive Proxy Statement, and shall use its reasonable best efforts to cause the mailing of the definitive Proxy Statement to the stockholders of the Company, on or prior to the third Business Day after the tenth calendar day immediately following the date of filing of the preliminary Proxy Statement with the SEC, and (y) if the Company does receive comments from the SEC with respect to the preliminary Proxy Statement, the Company shall file with the SEC the definitive Proxy Statement, and shall use its reasonable best efforts to cause the mailing of the definitive Proxy Statement to the stockholders of the Company, on or prior to the third Business Day immediately following clearance by the SEC with respect to such comments. The Company and Parent, as the case may be, shall furnish all information concerning the Company or Parent as the other party hereto may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and the Company shall include in such document any comments reasonably proposed by Parent and its counsel. The Company shall (i) as promptly as practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments, (iii) include in the Company’s written response to such comments any comments reasonably proposed by Parent and its counsel, (iv) not file or mail such document, or respond to the SEC, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed, and (v) provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC. If, at any time prior to the Stockholder Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company.

Section 6.03. No Solicitation.

(a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their Representatives to, and the Company shall instruct, and cause each applicable Subsidiary to instruct, each such Representative not to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to any Acquisition Proposal, or, subject to Section 6.03(b), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to or otherwise cooperate in any way, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, any Acquisition Proposal, (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (B) approve any transaction under, or any Third Party becoming an “interested stockholder” under, Section 203 of Delaware Law, (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (iv) resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Subsidiary of the Company or Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.03 by the Company. The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.

(b) Notwithstanding the foregoing provisions of Section 6.03(a), prior to the Stockholder Approval, the Company Board, directly or indirectly through any Representative, may (i) engage in negotiations or discussions with any Third Party that has made (and not withdrawn) a bona fide unsolicited Acquisition Proposal in writing on or after the date of this Agreement, that did not result from or arise out of a breach of this Section 6.03, and that the Company Board believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a Superior Proposal, and (ii) thereafter furnish to such Third Party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement containing terms no less favorable to the Company than those contained in the Confidentiality Agreement and containing additional provisions that expressly permit the Company to comply with the terms of this Section 6.03 (a copy of which confidentiality agreement shall be promptly and in any event with twenty-four (24) hours provided for informational purposes only to Parent), but in each case under the preceding clauses (i) and (ii), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be a breach of its fiduciary duties to the stockholders of the Company under Applicable Law.

(c) The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 6.03(b) unless the Company shall have notified Parent in writing at least twenty-four (24) hours before taking such action that it intends to take such action. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party, in each case in connection with any Acquisition Proposal or inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal. In such notice, the Company shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication, offer, proposal or request. Commencing upon the provision of any notice referred to above, the Company shall (A) on a reasonable and prompt basis at a mutually agreeable time, advise Parent (or its counsel) of the status and material terms (including material amendments or proposed amendments as to price and other material terms) of any such Acquisition Proposal, request or inquiry and (B) promptly upon receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all material documents and material written or electronic communications relating to any such Acquisition Proposal (including the financing thereof), request or inquiry exchanged between the Company, its Subsidiaries or any of their respective officers, directors, employees or Representatives, on the one hand, and the Person making an Acquisition Proposal or any of its Affiliates, or their respective officers, directors, employees, or Representatives, on the other hand. The Company shall promptly provide Parent with any non-public information concerning the business, present or future performance, financial condition or results of operations of the Company (or any of its Subsidiaries), provided to any Third Party that was not previously provided to Parent. The Company shall provide Parent with at least forty-eight (48) hours’ prior notice (or such lesser period of prior notice provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to consider any Acquisition Proposal.

(d) Neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock within ten (10) Business Days after the commencement of such offer, (iv) make any public statement inconsistent with the Board Recommendation or (v) resolve or agree to take any of the foregoing actions (any of the foregoing, an “Adverse Recommendation Change”). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Stockholder Approval, the Company Board, following receipt of and on account of a Superior Proposal, may (i) make an Adverse Recommendation Change, or (ii) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal in accordance with the terms of Section 8.01(d)(i), but only if, in either case, the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be a breach of its fiduciary duties under Applicable Law; provided, however, that the Company Board shall not make an Adverse Recommendation Change or terminate this Agreement in accordance with the terms of Section 8.01(d)(i), unless (A) the Company promptly notifies Parent (the “Adverse Recommendation Change Notice”), in writing at least five (5) Business Days before making an Adverse Recommendation Change or terminating this Agreement (the “Notice Period”), of its intention to take such action with respect to a Superior Proposal, (B) the Company attaches to such notice the most current version of the proposed agreement or a detailed summary of all material terms of any such Superior Proposal (which version or summary shall be updated on a prompt basis) and the identity of the Third Party making the Superior Proposal, (C) the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being understood and agreed (x) that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision and (y) that there may be multiple extensions of the Notice Period); and (D) Parent does not make, within the Notice Period, a written offer capable of acceptance that is determined by the Company Board in good faith, after consulting with its outside counsel and financial advisor of nationally recognized reputation, to be at least as favorable to the stockholders of the Company as such Superior Proposal.

(e) Notwithstanding anything to the contrary in this Agreement, the Company Board may, in response to a material fact, event, change, development or set of circumstances (other than an Acquisition Proposal occurring or arising after the date of this Agreement) that was not known to the Company Board nor reasonably foreseeable by the Company Board as of or prior to the date of this Agreement (and not relating in any way to any Acquisition Proposal) (such material fact, event, change, development or set of circumstances, an “Intervening Event”), fail to make, withdraw or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation (which shall be deemed to be an “Adverse Recommendation Change”) if the Company Board determines in good faith, after consultation with outside legal counsel, that, in light of such Intervening Event, the failure of the Company Board to effect such an Adverse Recommendation Change would be a breach of its fiduciary duties under Applicable Law; provided that no fact, event, change, development or set of circumstances shall constitute an Intervening Event if such fact, event, change, development or set of circumstances resulted from or arose out of the announcement, pendency or consummation of the Merger; and, provided, further, that the Company Board shall not be entitled to exercise its right to make an Adverse Recommendation Change pursuant to this clause (e) unless the Company Board has (A) provided to Parent at least five (5) Business Days’ prior written notice advising Parent that the Company Board intends to take such action and specifying the facts underlying the Company Board’s determination that an Intervening Event has occurred, and the reasons for the

Adverse Recommendation Change, in reasonable detail, and (B) during such five (5) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for an Adverse Recommendation Change as a result of the Intervening Event.

(f) Nothing contained in this Section 6.03 shall prevent the Company Board from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal; provided that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly publicly reaffirms its Board Recommendation (x) in such communication or (y) within two (2) Business Days after requested to do so by Parent.

Section 6.04. Access to Information. From the date hereof until the Effective Time, the Company shall (i) give to Parent and its Representatives access to the offices, properties, books, records, Contracts, Governmental Authorizations, documents, directors, officers and employees of the Company and its Subsidiaries during normal business hours, (ii) furnish or make available to Parent through the virtual data room and its Representatives such financial, Tax and operating data and other information (including copies of Contracts) as such Persons may request (including the work papers of Ernst & Young Global Limited upon receipt of any required consent from Ernst & Young Global Limited), and (iii) instruct its Representatives to cooperate with Parent and its Representatives in its investigation; provided, however, that the Company may restrict the foregoing access to the extent that (A) any Applicable Law requires the Company to restrict or prohibit access to any such properties or information, (B) such disclosure would, based on the advice of such party’s counsel, result in a waiver of attorney-client privilege, work product doctrine or any other applicable privilege applicable to such information or (C) the disclosure of such information would violate confidentiality obligations owed to a third party and such confidentiality obligations were in effect prior to the execution and delivery of this Agreement; provided, however, that with respect to clauses (B) and (C) of this Section 6.04, the Company shall use its best efforts to develop an alternative method for providing such information to Parent. Any inquiry pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

Section 6.05. Notice of Certain Events.

(a) In connection with the continuing operation of the business of the Company and its Subsidiaries between the date of this Agreement and the Effective Time, subject to Applicable Law, the Executive Officers of the Company, including but not limited to the Chief Executive Officer of the Company, shall consult in good faith on a regular basis with Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with the Company, the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided that no such consultation shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(b) The Company shall promptly notify Parent of:

(i) any written notice or other written communication (or any other notice or communication to the extent that the General Counsel or any other officer of the Company becomes aware of such notice or communication) from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iii) any Proceeding commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to

Sections 4.12, 4.13, 4.15 or 4.16, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement;

(iv) any notice or other communication from any Major Customer or Major Supplier that such Major Customer or Major Supplier is terminating its relationship with Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement; and

(v) any inaccuracy of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 7.02 not to be satisfied.

Section 6.06. 401(k) Plans. Effective as of the day immediately preceding the Effective Time, unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Effective Time, the Company and each Subsidiary thereof shall take all actions necessary to effect the termination of any and all Company Employee Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, and effective as of the day immediately preceding the Effective Time, no Company employee shall have any right thereafter to contribute any amounts to any Company Employee Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code. The Company shall provide Parent with evidence that each such Company Employee Plan has been terminated pursuant to an action by the Company Board or the board of directors of a Subsidiary, as applicable.

Section 6.07. State Takeover Laws. If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Subsidiary, the Merger, the Voting Agreements or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Subsidiary, and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.08. Obligations of Merger Subsidiary. Parent shall cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.09. Voting of Shares. Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Subsidiary held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

Section 6.10. Director and Officer Liability.

(a) For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying its obligation under this Section 6.10(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 250% of the amount per annum the Company paid for the twelve (12) month period ending October 13, 2013 (the “Current Premium”), which amount is set forth in Section 6.10(a) of the Company Disclosure Schedule, and if such premiums for such insurance would at any time exceed 250% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s judgment, provide the maximum coverage available at an annual premium equal to 250% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained prior to the Effective Time (and which the Company may obtain prior to the Effective Time notwithstanding any restrictions otherwise set forth in this Agreement other than the restrictions set forth in the proviso at the end of this sentence), which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the transactions contemplated by this Agreement; provided, however, that neither the Company nor any Subsidiary of the Company shall pay more than 250% of the Current Premium for such prepaid policies without the prior written consent of Parent. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Effective Time through the sixth anniversary of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation and its Subsidiaries to, fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to: (i) each indemnification agreement set forth on Section 6.10(b) of the Company Disclosure Schedule between the Company or any of its Subsidiaries and any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”); and (ii) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws of the Company as in effect on the date of this Agreement; provided that such obligations shall be subject to any limitation imposed from time to time under Applicable Law.

(c) If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to the Company, the Surviving Corporation or Parent, as applicable, a written notice asserting a claim for indemnification pursuant to this Section 6.10(c), then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved.

(d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.

(e) The obligations under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the written consent of such Indemnified Party (it being expressly agreed that the Indemnified Parties shall be third-party beneficiaries of this Section 6.10 and shall be entitled to enforce the covenants contained herein).

Section 6.11. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law, Contracts and otherwise to consummate the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or other Proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

(b) In furtherance and not in limitation of the undertakings pursuant to this Section 6.11, each of Parent and the Company shall (i) provide or cause to be provided as promptly as practicable to Governmental Authorities with regulatory jurisdiction over enforcement of any Antitrust Laws (each such Governmental Authority, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any Antitrust Laws as promptly as practicable following the date of this Agreement (but in no event more than fifteen (15) Business Days from the date hereof except by mutual consent confirmed in writing) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional consents and filings under any Antitrust Laws; and (ii) use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by this Agreement by any Governmental Authority.

(c) Notwithstanding anything to the contrary herein, in connection with the receipt of any necessary governmental approvals or clearances (including under any Antitrust Law), nothing in this Agreement shall require Parent or any of its Affiliates to, nor shall the Company or any of its Affiliates without the prior written consent of Parent agree or proffer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, the Company or any of their respective Affiliates. Notwithstanding anything to the contrary herein, in no event shall Parent or any of its Affiliates be obligated to litigate or participate in the litigation of any Proceeding, whether judicial or administrative, brought by any Governmental Authority or appeal any Order (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Affiliates any damages in connection therewith, or (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business, assets or any product of the Company or any of its Affiliates or Parent or any of its Affiliates or to require any such Person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or enter into a consent decree or hold separate all or any portion of the business, assets or any product of the Company or any of its Affiliates or Parent or any of its Affiliates, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any Proceeding against the Company and/or its directors relating to the transactions contemplated by this Agreement and will obtain the prior written consent of Parent prior to settling or satisfying any such Proceeding.

(d) Subject to Applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall (i) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, any Governmental Authority in connection with the transactions contemplated by this Agreement, (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the U.S. Department of Justice, the U.S. Federal Trade Commission, or any other Governmental Antitrust Authority and (iii) promptly furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. The Company and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting. Neither Parent nor the Company shall commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable Foreign Competition Laws, without the prior written consent of the other. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.11 as “Antitrust Counsel Only Material”.

Notwithstanding anything to the contrary in this Section 6.11, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries.

(e) Each of Parent and Merger Subsidiary agrees that, between the date of this Agreement and the Closing Date, each of Parent and Merger Subsidiary shall not, and shall ensure that none of its Subsidiaries or other Affiliates shall, take any action or propose, announce an intention or agree, in writing or otherwise, to take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby.

Section 6.12. Certain Filings. The Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 6.13. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, except (i) as such release or announcement may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed or (ii) as such release or announcement may be made with respect to an Adverse Recommendation Change effected in accordance with Section 6.03, in each such case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith.

Section 6.14. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.15. Section 16 Matters. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

Section 6.16. Confidentiality. Parent and the Company hereby acknowledge and agree to continue to be bound by the Confidential Disclosure Agreement dated as of September 27, 2012 by and between the Ultimate Parent and the Company (the “Confidentiality Agreement”).

Section 6.17. Employee Matters.

(a) From and after the Closing Date, with respect to employees of the Company or its Subsidiaries immediately before the Effective Time who continue employment with the Surviving Corporation or any Subsidiary of the Surviving Corporation following the Effective Time (“Continuing Employees”), Parent shall use reasonable efforts to cause the service of each such Continuing Employee with the Company and its ERISA Affiliates prior to the Closing Date to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit or other pension or retirement plan) and vesting under each compensation, vacation, fringe or other welfare benefit plan, program or arrangement of Parent, the Surviving Corporation or any of their Subsidiaries or ERISA Affiliates, but not including any sabbatical or equity compensation plans, programs, agreements or arrangements (collectively, the “Parent Benefit Plans”), in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits.

(b) From and after the Closing Date, with respect to each Parent Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) in which any Continuing Employee is or becomes eligible to participate, Parent shall use reasonable efforts to cause each such Parent Benefit Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to such Continuing Employee’s commencement of participation in such Parent Benefit Plan but, with respect to long-term disability and life insurance benefits and coverage, solely to the extent permitted under the terms and conditions of Parent’s applicable insurance contracts in effect as of the Closing Date; provided, that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment, Section 6.17(a) shall control; and (ii) provide each Continuing Employee and his or her eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan, in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan.

(c) Parent, the Company and the Surviving Corporation acknowledge and agree that all provisions contained in this Section 6.17 are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other Person, including any employees, former employees, any participant in any Company Employee Plan or any beneficiary thereof, of any right to continued employment with Parent, Company, the Surviving Corporation or any of their Affiliates. Nothing in this Section 6.17 shall be deemed to amend any Parent Benefit Plan or to require Parent, the Surviving Corporation or any of their Affiliates to continue or amend any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

ARTICLE 7

CONDITIONS TO THE MERGER

Section 7.01. Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a) the Stockholder Approval shall have been obtained; and

(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or taken any other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited.

Section 7.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligation of Parent and Merger Subsidiary to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) (i) each of the Specified Company Representations, to the extent not qualified as to materiality or “Company Material Adverse Effect,” shall be true in all material respects, and to the extent so qualified shall be true in all respects, when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Specified Company Representation that is made only as of a specified date, which need only be true, to the extent not qualified as to materiality or “Company Material Adverse Effect,” in all material respects, and to the extent so qualified, in all respects, in each case as of such specified date), (ii) the Other Company Representations, disregarding any materiality or Company Material Adverse Effect qualifications contained therein, shall be true when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Other Company Representations that are made only as of a specified date, which need only to be true as of such specified date); provided that the Other Company Representations as modified in clause (ii) shall be deemed true at any time unless the individual or aggregate impact of the failure to be so true would have or reasonably be expected to have a Company Material Adverse Effect; (iii) Parent shall have received a certificate signed on behalf of the Company by a senior Executive Officer of the Company to the foregoing effect, and (iv) the Company shall have delivered to Parent a certificate of the Company executed by the Secretary of the Company, dated as of the Closing Date, certifying: (A) the approval of the Company Board and the stockholders of the Company of this Agreement and the transactions contemplated hereby, (B) the certificate of incorporation and bylaws (or similar governing documents) of the Company and each of its Subsidiaries, (C) the name, title, incumbency and signatures of the officers authorized to execute this Agreement and the other agreements contemplated hereby to which the Company is a party, and (D) any and all Company Board, committee and stockholder resolutions, consents or other actions taken by the Company Board, any committee of the Company Board or the stockholders between the date of this Agreement and the Closing Date;

(b) the Company shall have performed in all material respects its obligations under this Agreement, and Parent shall have received a certificate signed on behalf of the Company by a senior Executive Officer of the Company to the foregoing effect;

(c) there shall not be instituted, pending or overtly threatened any Proceeding initiated by any Governmental Authority, (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or seeking to obtain material damages in connection therewith, (ii) seeking to restrain or prohibit Parent’s ownership or operation (or that of its Affiliates) of all or any material portion of the business, assets or products of the Company and its Subsidiaries, taken as a whole, or of Parent and its Affiliates, taken as a whole, or to compel Parent or any of its Affiliates to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any material portion of the business, assets or products of the Company and its Subsidiaries, taken as a whole, or of Parent and its Affiliates, taken as a whole, (iii) seeking, directly or indirectly, to impose or confirm material limitations on the ability of Parent or any of its Affiliates effectively to acquire, hold or exercise full rights of ownership of Company Common Stock or any shares of common stock of the Surviving Corporation, including the right to vote such shares on all matters properly presented to the Company’s stockholders, or (iv) seeking to require divestiture by Parent, Merger Subsidiary or any of Parent’s other Affiliates of any Equity Interests;

(d) there shall not be in effect any Order that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section 7.02(c);

(e) the applicable waiting period (and any extension thereof, subject to Section 6.11(d)) applicable to the Merger under the HSR Act or any Foreign Competition Law shall have expired or been terminated, and any affirmative approval of a Governmental Authority required under any Foreign Competition Law shall have been obtained;

(f) the Company shall have performed in all respects its obligations under Section 6.01(h) of this Agreement; and

(g) there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 7.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

(a) the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date), and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to the foregoing effect;

(b) Parent and Merger Subsidiary shall have performed in all material respects their respective obligations under this Agreement, and the Company shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to the foregoing effect; and

(c) the applicable waiting period (and any extension thereof, subject to Section 6.11(d)) applicable to the Merger under the HSR Act shall have expired or been terminated.

ARTICLE 8

TERMINATION

Section 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before August 4, 2013 (subject to possible extension as provided below, the “End Date”), provided, that: (A) if the condition to the completion of the Merger set forth in Section 7.02(e) shall not have been satisfied by the End Date (as it may be extended as set forth below), but the conditions set forth in Section 7.03(a) and Section 7.03(b) would be satisfied if the Closing Date were to occur on such date, then Parent shall be entitled to extend the End Date by a three (3) month period by written notice to the Company, and Parent shall be entitled to further extend the End Date by a second three (3) month period by written notice to the Company, and (B) if the condition to the completion of the Merger set forth in Section 7.03(c) shall not have been satisfied by August 4, 2013, but the conditions set forth in Sections 7.02(a), (b), (c), (d), (f) and (g) would be satisfied if the Closing Date were to occur on such date, then the Company shall be entitled to extend the End Date by a three (3) month period by written notice to Parent, it being understood that in no event (whether under clause “(A)” or “(B)” of this sentence or otherwise) shall the End Date be extended to a date that is later than the twelve (12) month anniversary of this Agreement; provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement results in the failure of the Merger to be consummated by the End Date;

(ii) any Governmental Authority of competent jurisdiction shall have issued an Order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such Order, decree, ruling or other action shall have become final and nonappealable, or if there shall be adopted any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited; or

(iii) the Stockholder Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) by Parent:

(i) if an Adverse Recommendation Change shall have occurred (it being understood that the receipt by Parent of an Adverse Recommendation Change Notice shall not, in and of itself, entitle Parent to terminate this Agreement pursuant to this Section 8.01(c)(i));

(ii) if the Company shall have entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or Contract (other than a confidentiality agreement contemplated by Section 6.03(b)) relating to any Acquisition Proposal;

(iii) if the Company or any of its Representatives shall have willfully and materially breached any of its obligations under Section 6.03;

(iv) if the Company Board or any committee thereof (A) shall not have rejected any Acquisition Proposal within ten (10) Business Days of the making public thereof (including, for these purposes, by taking no position with respect to the acceptance by the stockholders of the Company of a tender offer or exchange offer, which shall constitute a failure to reject such Acquisition Proposal) or (B) shall have failed, pursuant to Rule 14e-2 promulgated under the Exchange Act or otherwise, to publicly reconfirm the Company Board Recommendation within ten (10) Business Days after receipt of a written request from Parent that it do so if such request is made following the making by any Person of an Acquisition Proposal; or

(v) in the event (A) of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or (B) that any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions to the Merger set forth in Section 7.02(b) or Section 7.02(a), respectively, would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.01(c)(v) until the earlier to occur of (1) the expiration of a thirty (30) calendar day period after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable, or (2) the ceasing by the Company to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(v) if such breach or inaccuracy by the Company is cured within such thirty (30) calendar day period); or

(d) by the Company

(i) if prior to the Stockholder Approval, the Company Board authorizes the Company, in compliance with the terms of this Agreement, including Section 6.03(d), to enter into a binding definitive agreement in respect of a Superior Proposal with a Third Party; provided that the Company shall have paid any amounts due pursuant to Section 9.04 in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such binding definitive agreement; or

(ii) in the event (i) of a material breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement or (ii) that any of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall have been inaccurate in any material respect, in either case such that the conditions to the Merger set forth in Section 7.03(a) and Section 7.03(b) respectively, would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Subsidiary or such inaccuracies in the representations and warranties of Parent or Merger Subsidiary are curable by Parent or Merger Subsidiary through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.01(d) until the earlier to occur of (1) the expiration of a thirty (30) calendar day period after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable, or (2) Parent or Merger Subsidiary ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that Parent or Merger Subsidiary continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.01(d) if such breach or inaccuracy by Parent or Merger Subsidiary is cured within such thirty (30) calendar day period).

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give notice of such termination to each other party hereto.

Section 8.02. Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or other Representative of such party) to each other party hereto; provided that no such termination shall relieve any party hereto of any liability for damages resulting from any willful or intentional breach of this Agreement. The provisions of this Section 8.02 and Article 9 (other than Section 9.02) shall survive any termination hereof pursuant to Section 8.01.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

if to Parent, to:

Oracle Corporation

500 Oracle Parkway

Redwood City, CA 94065

Attention: General Counsel

 Associate General Counsel, Mergers and Acquisition

Facsimile No.: (650) 633-0272

Email: brian.s.higgins@oracle.com

with a copy to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Keith Flaum

Facsimile No.: (650) 802-3100

Email: keith.flaum@weil.com

if to the Company, to:

Acme Packet, Inc.

100 Crosby Drive

Bedford, MA 01730

Attention: Chief Executive Officer

Facsimile No.: (781) 275-8800

with a copy to the attention of the General Counsel, at the same address, and with a copy to:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110

Attention: Julio Vega; John Utzschneider

Facsimile No.: (617) 951-8736

Section 9.02. Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 9.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that without the further approval of the Company’s stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under Delaware Law unless the required further approval is obtained.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04. Expenses.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, Parent shall pay all filing fees payable pursuant to the HSR Act or any Foreign Competition Law; provided, that if this Agreement is terminated pursuant to Section 8.01 (other than pursuant to Section 8.01(d)(ii)), the Company shall promptly thereafter reimburse Parent for one-half of all such filing fees paid by Parent.

(b) If this Agreement is terminated pursuant to Section 8.01(c)(i), Section 8.01(c)(ii), Section 8.01(c)(iii) or Section 8.01(c)(iv) (or if this Agreement is terminated pursuant to any other provision of Section 8.01 at any time after the occurrence of an event contemplated by any of Section 8.01(c)(i), Section 8.01(c)(ii) Section 8.01(c)(iii), or Section 8.01(c)(iv)), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to $66,000,000 (the “Termination Fee”). If this Agreement is terminated pursuant to Section 8.01(d)(i), then the Company shall pay to Parent (by wire transfer of immediately available funds), concurrently with and as a condition of such termination, the Termination Fee.

(c) If this Agreement is terminated pursuant to Section 8.01(b)(i) or 8.01(b)(iii) and (i) prior to such termination (in the case of termination pursuant to Section 8.01(b)(i)) or the Stockholder Meeting (in the case of termination pursuant to Section 8.01(b)(iii)), an Acquisition Proposal shall have been publicly announced and not publicly withdrawn, and (ii) within twelve (12) months following the date of such termination the Company shall have (A) entered into a definitive agreement with respect to, (B) recommended to its stockholders or (C) consummated, a transaction contemplated by any Acquisition Proposal (with all references to 15% in the definition of Acquisition Proposal being treated as 50% for purposes of this clause “(ii)”), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after entering into such definitive agreement, making such recommendation or consummating such transaction, the Termination Fee.

(d) In the event that this Agreement is terminated pursuant to Section 8.01(b)(iii), the Company shall as promptly as possible (but in any event within three (3) Business Days) following receipt of an invoice therefor pay all of the documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third party advisors fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, but in no event more than $5,000,000 (the “Parent Expenses”) as directed by Parent in writing; provided that the amount of any payment of the Parent Expenses pursuant to this Section 9.04(d) shall be credited against any obligation of the Company to pay the Termination Fee pursuant to Section 9.04(c).

(e) Parent acknowledges and agrees that the Termination Fee contemplated by this Section 9.04 shall be payable by the Company on only one occasion, whether or not the facts or circumstances giving rise to the Company’s obligation to pay the Termination Fee may otherwise trigger an obligation to pay the Termination Fee under more than one subsection of this Section 9.04 or on more than one occasion pursuant to the same subsection of this Section 9.04.

(f) The Company acknowledges that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails to pay any amount due to Parent pursuant to this Section 9.04, when due, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount at the publicly announced prime rate of Citibank, N.A. in New York City from the date such amount was first payable to the date it is paid.

Section 9.05. Binding Effect; No Third Party Beneficiaries; No Assignment.

(a) The provisions of this Agreement shall be binding upon and, except as provided in Section 6.10, (which shall be to the benefit of the parties referred to in such section), shall inure only to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 6.10 no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto, and nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

(b) No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their Affiliates at any time without the consent of the Company; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of any of its obligations hereunder. Any assignment, delegation or transfer in violation of the foregoing shall be null and void.

Section 9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

Section 9.07. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party hereto agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by Applicable Law.

Section 9.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.10. Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to their subject matter.

Section 9.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto agree to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.12. Specific Performance. In the event of any breach or threatened breach by Parent or Merger Subsidiary, on the one hand, or the Company, on the other hand, of any covenant or obligation of such party contained in this Agreement, the other party shall be entitled to seek, in addition to any monetary remedy or damages: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.

Section 9.13. Disclosure Schedules. Any reference in a particular section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) would be reasonably apparent from such item.

Section 9.14. Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

Section 9.15. Compliance with Obligations. The Ultimate Parent hereby agrees to cause Parent to honor Parent’s obligations under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACME PACKET, INC.

By:	/S/ ANDREW D. ORY
Name:	Andrew D. Ory
Title:	Chief Executive Officer

OC ACQUISITION LLC

By:	/S/ BRIAN S. HIGGINS
Name:	Brian S. Higgins
Title:	Vice President

ANDES ACQUISITION CORPORATION

By:	/S/ BRIAN S. HIGGINS
Name:	Brian S. Higgins
Title:	Vice President

ORACLE CORPORATION

By:	/S/ BRIAN S. HIGGINS
Name:	Brian S. Higgins
Title:	Vice President

[Signature page to Agreement and Plan of Merger]

Exhibit A

FORM OF VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 4, 2013 (this “Agreement”), between OC Acquisition LLC, a Delaware limited liability company (“Parent”), and the Person listed as “Stockholder” on the signature page hereto (“Stockholder”).

WHEREAS, as a condition and inducement to Parent’s and Andes Acquisition Corporation’s (“Merger Subsidiary”) willingness to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Acme Packet, Inc., a Delaware corporation (the “Company”), Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) that Stockholder beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the “Shares”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01. Voting Agreement. Stockholder hereby agrees to vote or exercise Stockholder’s right to consent with respect to all Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Stockholder hereby agrees that Stockholder will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, dissolution, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company other than the Merger, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

Section 1.02. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby grants a proxy appointing Parent as Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Shares. The proxy granted by Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.01 above. The proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Parent that:

Section 2.01. Corporation Authorization. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the powers (corporate and otherwise) of Stockholder and, if applicable, have been duly authorized by all necessary corporate, company, partnership or other action. This Agreement constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is married and the Shares and/or Company Compensatory Awards set forth on Annex I hereto constitute community property under Applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies. If this Agreement is being executed in representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws, or other comparable charter or organizational documents, of Stockholder, if any, (ii) violate any Applicable Law, (iii) conflict with or violate or require any consent, approval, notice or other action by any Person under, constitute a default (with or without notice of lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any Contract binding on Stockholder or any of Stockholder’s properties or assets, including the Shares or (iv) result in the imposition of any Lien on any asset of Stockholder.

Section 2.03. Ownership of Shares. Except as set forth on Schedule 2.03 to this Agreement and except for any restrictions on transfer pursuant to applicable securities laws, as of the date of this Agreement, Stockholder (together with Stockholder’s spouse if Stockholder is married and the Shares and/or Company Compensatory Awards set forth on Annex I hereto constitute community property under Applicable Law) is the beneficial owner of the Shares and Company Compensatory Awards set forth on Annex I hereto, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares or Company Compensatory Awards is subject to any voting trust or other Contract with respect to the voting of such Shares or Company Compensatory Awards (including Shares underlying such Company Compensatory Awards), except as set forth in this Agreement.

Section 2.04. Total Shares. Except for the Shares set forth on Annex I hereto (including Shares underlying Company Compensatory Awards), as of the date of this Agreement, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

Section 2.05. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any Contract made by or on behalf of Stockholder.

Section 2.06. No Litigation. As of the date of this Agreement, there is no suit, claim, action, investigation or other Proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder at law or in equity before or by any Governmental Authority that would reasonably be expected to impair the ability of Stockholder to perform Stockholder’s obligations hereunder or consummate the transactions contemplated hereby.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Stockholder:

Section 3.01. Corporation Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the limited liability company powers of Parent and have been duly authorized by all necessary limited liability company action. This Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01. No Proxies for, Encumbrances on or Disposition of Shares.

(i) Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly (except, if Stockholder is an individual, as a result of the death of Stockholder), (a) grant any proxies or enter into any voting trust or other Contract with respect to the voting of any Shares, (b) sell, assign, transfer, encumber or otherwise dispose of, or enter into any Contract with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement or (c) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, or seek to do or solicit any of the foregoing actions, and agrees to notify Parent promptly, and to provide all details requested by Parent, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

(ii) Notwithstanding the foregoing clause (i), Stockholder may: (A) transfer Shares to any member of Stockholder’s immediate family or to a trust or family limited partnership for the benefit of Stockholder or any member of Stockholder’s immediate family; provided that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement; (B) transfer Shares to Stockholder’s Affiliates specifically identified on Schedule 4.01(ii)(B) to this Agreement; provided that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement; or (C) in connection with the exercise of any options to purchase Company Common Stock, dispose of Shares to the Company in an amount that is sufficient to satisfy the applicable exercise price and/or payment of any tax liability incurred by Stockholder in connection with such exercise.

Section 4.02. Other Offers. Stockholder (in Stockholder’s capacity as such), and each of Stockholder’s Subsidiaries, if any, shall not, and shall use their respective reasonable best efforts to cause Stockholder’s and any of Stockholder’s Subsidiaries’ officers, directors, employees or other Representatives, if any, not to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any inquiry, offer or proposal that would reasonably be expected to lead to any Acquisition Proposal, or (ii) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business,

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properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that is seeking to make, or has made, an Acquisition Proposal. Stockholder shall notify Parent promptly (but in no event later than 24 hours) after receipt by Stockholder (or, to the extent applicable, after Stockholder obtains knowledge of the receipt by his, her or its Representatives), of any Acquisition Proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party, in either case in connection with any Acquisition Proposal or inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal. In such notice, Stockholder shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, inquiry, offer, proposal or request. Commencing upon the provision of any notice referred to above, Stockholder shall keep Parent reasonably informed, on a prompt basis of the status and material terms of any such Acquisition Proposal, inquiry, offer, proposal or request, including any material amendments or proposed amendments as to price and other material terms thereof. The parties hereto acknowledge that it would not be a violation of this Section 4.02 if the Stockholder refers any unsolicited inquiry, offer or proposal to the Company and informs Parent of the receipt of such inquiry, offer or proposal as described above.

Section 4.03. Communications. Stockholder, and each of Stockholder’s Subsidiaries, if any, shall not, and shall cause their respective officers, directors, employees or other Representatives, if any, not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby, without the prior written consent of Parent; provided, however, that if any disclosure otherwise prohibited by this sentence is required to be made by Applicable Law, it shall not be a breach of this Section 4.03 to make such disclosure as long as, prior to doing so, Stockholder provides Parent with: (i) notice of the Applicable Law requiring such disclosure and the text of the disclosure that is proposed to be made so that Parent can seek a protective order or other appropriate remedy; and (ii) a reasonable opportunity to seek such order or remedy (it being understood that nothing in clause “(i)” or “(ii)” of this sentence shall prevent Stockholder from complying with any timing requirements required under Applicable Law). Stockholder hereby (A) consents to and authorizes the publication and disclosure by Parent and the Company of Stockholder’s identity and holding of Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent or the Company determines to be necessary in any SEC disclosure document in connection with the Merger or any other transactions contemplated by the Merger Agreement and (B) agrees as promptly as practicable to notify Parent and the Company of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

Section 4.04 Additional Shares. In the event that Stockholder acquires beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to the Company, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Shares set forth on Annex I hereto will be deemed amended accordingly. Stockholder shall promptly notify Parent of any such event.

Section 4.05. Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (i) waives and agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares or rights to dissent from the Merger which may arise with respect to the Merger and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Proceeding, against Parent, Merger Subsidiary, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby.

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ARTICLE 5

MISCELLANEOUS

Section 5.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party hereto consisting of more than one Person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 5.02. Further Assurances. Parent and Stockholder (in its capacity as such) will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other may reasonably request and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and all things the other party may reasonably deem proper or advisable under Applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms; provided, however, that no termination of this Agreement shall relieve any party hereto from any liability for any: (i) willful breach of any representation or warranty contained in this Agreement prior to such termination; or (ii) breach of any other provision of this Agreement prior to such termination.

Section 5.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as otherwise provided in Section 4.01, Stockholder may not assign, delegate or otherwise transfer any of Stockholder’s rights or obligations under this Agreement without the prior written consent of Parent. Any assignment, delegation or transfer in violation of the foregoing shall be null and void.

Section 5.06. Governing Law. This Agreement shall be governed by and construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such State that would result in the application of any law other than the law of the State of Delaware.

Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto and the Merger Agreement has become effective. Until and unless each party has received a counterpart hereof signed by the other party hereto and the Merger Agreement has become effective, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.08. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the

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remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.09. Specific Performance. The parties hereto agree that irreparable damage to Parent would occur, damages would be incalculable and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any provision of this Agreement were not performed by Stockholder in accordance with the terms hereof, and that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically Stockholder’s performance of the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity. Stockholder hereby waives any defenses based on the adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by Parent.

Section 5.10. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

Section 5.11. Action in Stockholder’s Capacity Only. Stockholder, if a director or officer of the Company, does not make any agreement or understanding herein as a director or officer of the Company. Stockholder signs this Agreement solely in Stockholder’s capacity as a beneficial owner of the Shares and Company Compensatory Awards and nothing herein shall limit or affect any actions taken in Stockholder’s capacity as an officer or director of the Company, including complying with or exercising such Stockholder’s fiduciary duties as a member of the Company Board.

Section 5.12. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

if to Parent, to:

OC Acquisition LLC

500 Oracle Parkway

Redwood Shores, CA 94065

Attention: Associate General Counsel, Mergers & Acquisitions

Facsimile No.: (650) 633-0272

with a copy to:

Weil, Gotshal & Manges LLP

201 Redwood Shores, CA 94065

Attention: Keith Flaum

Facsimile No.: (650) 802-3100

if to Stockholder, to: the address for notice set forth on the signature page hereof with a copy to:

Acme Packet, Inc.

100 Crosby Drive

Bedford, MA 01730

Attention: Chief Executive Officer

Facsimile No.: (781) 275-8800

with a copy to the attention of the General Counsel, at the same address.

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Section 5.13. Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in Wilmington, Delaware for any Proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees not to commence any Proceeding relating thereto except in such court and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 5.12 hereof, shall be effective service of process for any such Proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in such courts and (v) agrees not to plead or claim in any court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law.

Section 5.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.15. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 5.16. Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A party hereto shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 5.17. No Ownership Interest. All rights, ownership and economic benefits of and relating to the Shares and Company Compensatory Awards contemplated hereby shall remain vested in and belong to Stockholder, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

Section 5.18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

OC Acquisition LLC

By:
Name:
Title:

STOCKHOLDER:

By:
Name:
Title:

Address for notices:

SPOUSE OF STOCKHOLDER:

Name:

Signature Page to Voting Agreement

SCHEDULE OF SIGNATORIES (OTHER THAN OC ACQUISITION LLC)

1.	Gary J. Bowen
2.	David B. Elsbree
3.	Robert C. Hower
4.	Patrick J. MeLampy
5.	Russell Muirhead
6.	Andrew D. Ory
7.	Robert G. Ory
8.	Peter J. Minihane
9.	Matthew Cushing
10.	Seamus Hourihan

Exhibit B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACME PACKET, INC.

ARTICLE I

The name of this corporation is ACME PACKET, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The aggregate number of shares that this Corporation shall have authority to issue is 100 shares of capital stock all of which shall be designated “Common Stock”, each having a par value of one cent ($0.01).

ARTICLE V

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B. The Bylaws may be altered or amended, or new Bylaws may be adopted, by the stockholders entitled to vote. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

ARTICLE VI

The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

ARTICLE VII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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Annex B

February 3, 2013

Board of Directors

Acme Packet, Inc.

100 Crosby Dr.

Bedford, MA 01730

Members of the Board:

We understand that Acme Packet, Inc. (the “Company”), OC Acquisition LLC (“Parent”), and Andes Acquisition Corporation, a wholly-owned subsidiary of Parent (“Merger Subsidiary”), and, solely with respect to the performance of its obligations pursuant to Section 2.06 and Section 9.15, Oracle Corporation (“Ultimate Parent”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Subsidiary will merge with and into the Company (the “Merger”). Pursuant to the Merger, the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of common stock of the Company (“Company Common Stock”), other than shares held in treasury, shares held by Ultimate Parent or any subsidiary of the Company or Ultimate Parent and shares as to which dissenters’ rights have been perfected, will be converted into the right to receive $29.25 in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock, other than Ultimate Parent or any affiliates of Ultimate Parent (the “Holders”), pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed a draft, dated as of February 3, 2013, of the Merger Agreement (the “Draft Agreement”), certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information prepared by management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Draft Agreement, without any modification or delay. We also have assumed that the final executed Merger Agreement will not differ in any material respect from the Draft Agreement reviewed by us. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities

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(contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services payable upon rendering of this opinion. We will also receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Qatalyst or any of its affiliates and the Company or Ultimate Parent pursuant to which compensation was received by Qatalyst or its affiliates; however, Qatalyst and/or its affiliates may in the future provide investment banking and other financial services to the Company or Ultimate Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Ultimate Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any Holder should vote with respect to the Merger or any other matter and does not in any manner address the price at which Company Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Holders pursuant to the Merger Agreement and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to such consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

QATALYST PARTNERS LP

B-2

Annex C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on March 27, 2013.

Vote by Internet • Go to www.envisionreports.com/APKT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3.

	For	Against	Abstain

1.   A proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2013, among Acme Packet, Inc., a Delaware corporation (“Acme Packet”), OC Acquisition LLC (“Parent”), a Delaware limited liability company and wholly owned subsidiary of Oracle Corporation (“Oracle”), Andes Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent, and Oracle, a Delaware corporation, solely with respect to certain obligations set forth therein, as it may be amended from time to time, pursuant to which Acme Packet will be acquired by Parent and become an indirect wholly owned subsidiary of Oracle.

	☐	☐	☐	+

2. A proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to Acme Packet’s named executive officers in connection with the completion of the merger.	☐	☐	☐

3.   A proposal to approve one or more adjournments or postponements of the special meeting, if necessary, to solicit additional proxies if Acme Packet has not obtained sufficient affirmative stockholder votes to adopt the merger agreement.

	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — ACME PACKET, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 28, 2013

The undersigned hereby appoints Andrew D. Ory and Peter J. Minihane, and each of them, with full power of substitution and power to act alone, as proxies to represent and vote all the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Acme Packet, Inc. to be held on March 28, 2013 at 10:00 a.m., local time, at the offices of Bingham McCutchen LLP, located at One Federal Street, Boston, Massachusetts 02110, and any and all postponements or adjournments thereof.

This proxy will be voted as directed by the undersigned on this proxy.

IF NO PROPER VOTING INSTRUCTIONS ARE GIVEN, THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION THAT MAY BECOME PAYABLE TO ACME PACKET’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE COMPLETION OF THE MERGER AND “FOR” THE PROPOSAL TO APPROVE ONE OR MORE ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF ACME PACKET HAS NOT OBTAINED SUFFICIENT AFFIRMATIVE STOCKHOLDER VOTES TO ADOPT THE MERGER AGREEMENT.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)